--------------------------------------------------------------------------------
                                                                EXHIBIT CC
                                                                ----------





                              AMENDED AND RESTATED
                                 SALE OF ASSETS
                                       AND
                               TRADEMARK AGREEMENT

                                  by and among


                         INTEK DIVERSIFIED CORPORATION,

                            SIMMONDS CAPITAL LIMITED

                                       and

                        MIDLAND INTERNATIONAL CORPORATION












-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

1.   DEFINITIONS..........................................................  2
         1.1  "Acquired Assets"...........................................  2
         1.2  "Additional Purchase Shares"................................  2
         1.3  "Affiliate".................................................  2
         1.4  "Assumed Liabilities".......................................  2
         1.5  "Bankruptcy Exception"......................................  2
         1.6  "Beneficiary"...............................................  2
         1.7  "Business Day"..............................................  2
         1.8  "Claimant"..................................................  2
         1.9  "Closing"...................................................  2
         1.10 "Code"......................................................  2
         1.11 "Collateral"................................................  2
         1.12 "Common Stock"..............................................  3
         1.13 "Computer Services Agreement"...............................  3
         1.14 "Contracts".................................................  3
         1.15 "Damages"...................................................  3
         1.16 "Direct Claim"..............................................  3
         1.17 "Direct Claim Notice".......................................  3
         1.18 "Dollar"....................................................  3
         1.19 "Effective Date"............................................  3
         1.20 "ERISA".....................................................  3
         1.21 "Escrow Agent"..............................................  3
         1.22 "Escrow Agreement"..........................................  3
         1.23 "Exchange Act"..............................................  3
         1.24 "FCC".......................................................  3
         1.25 "Governmental Entity".......................................  3
         1.26 "Hart-Scott-Rodino Act".....................................  3
         1.27 "Indemnitor"................................................  3
         1.28 "Intek Assignment and Assumption Agreement".................  4
         1.29 "Intek Disclosure Schedules"................................  4
         1.30 "Intek Documents"...........................................  4
         1.31 "Intek Representative"......................................  4
         1.32 "Intek Officer's Certificate"...............................  4
         1.33 "Intek Stockholders' Meeting"...............................  4
         1.34 "Intek Subsidiaries"........................................  4
         1.35 "IRS".......................................................  4
         1.36 "Legal Proceeding"..........................................  4
         1.37 "LMR Products"..............................................  4
         1.38 "Material Adverse Change" or "Material Adverse Effect"......  4
         1.39 "MIC Disclosure Schedules"..................................  5
         1.40 "MIC Documents".............................................  5
         1.41 "MIC Materials".............................................  5
         1.42 "MIC Representative"........................................  5
         1.43 "MIC/Simmonds Officers' Certificates".......................  5
         1.44 "Midland Consumer Products".................................  5
         1.45 "MUSA"......................................................  5
         1.46 "Net Operating Losses"......................................  5
         1.47 "Obligations"...............................................  6
         1.48 "Option"....................................................  6
         1.49 "Option Exercise Date"......................................  6
         1.50 "Original Agreement"........................................  6

         1.51 "Performance Guarantees"....................................  6
         1.52 "Person"....................................................  6
         1.53 "Prepaid Expenses"..........................................  6
         1.54 "Product Purchasing Services Agreement".....................  6
         1.55 "Proxy Statement"...........................................  6
         1.56 "Registration Rights Agreement".............................  7
         1.57 "Responsible Party".........................................  7
         1.58 "Securicor Agreement".......................................  7
         1.59 "Securicor Loan Agreement"..................................  7
         1.60 "Securicor Transaction Termination Date"....................  7
         1.61 "Securicor Transaction".....................................  7
         1.62 "Securities Act"............................................  7
         1.63 "SMR".......................................................  7
         1.64 "Subsidiary"................................................  7
         1.65 "Taxes".....................................................  7
         1.66 "Third Party Claim".........................................  8
         1.67 "Third Party Claim Notice"..................................  8
         1.68 "To the Knowledge of the Executive Officers of Intek".......  8
         1.69 "To the Knowledge of the Executive Officers of MIC".........  8
         1.70 "Transferred Employees".....................................  8
         1.71 "U.S."......................................................  8
         1.72 "U.S. LMR Distribution Business"............................  8
         1.73 "U.S. Trademarks"...........................................  8
         1.74 "U.S. Trademarks License"...................................  8
         1.75 "U.S. Trademarks License Agreement".........................  8

2.   SALE OF ASSETS.......................................................  8
         2.1  Sale of Assets and U.S. Trademarks..........................  8
         2.2  Assignability and Consents.................................. 11
         2.3  Assumed Liabilities......................................... 12

3.   CONSIDERATION........................................................ 15
         3.1  Purchase Price.............................................. 15
         3.2  Transfer Taxes.............................................. 17
         3.3  Reimbursement of Operating Expenses Paid After the
              Effective Date.............................................. 17
         3.4  Collections of Accounts Receivable.......................... 18
         3.5  Hitachi Credit Allocation................................... 20

4.   CLOSING.............................................................. 21
         4.1  Closing..................................................... 21
         4.2  Deliveries at Closing by Simmonds and MIC................... 21
         4.3  Deliveries at Closing by Intek.............................. 22

5.   CONDITIONS PRECEDENT................................................. 23
         5.1  Conditions Precedent to Intek's Obligations................. 23
                    (a)    MIC/Simmonds Officers' Certificates............ 23
                    (b)    No Material Adverse Change..................... 23
                    (c)    Board Ratification............................. 23
                    (d)    Deliveries..................................... 24
                    (e)    Consents, Permits and Governmental Approvals... 24
         5.2  Conditions Precedent to MIC's Obligations................... 24
                    (a)    Securicor Loan Agreement....................... 24
                    (b)    Intek Officer's Certificate.................... 24

                    (c)    No Material Adverse Change..................... 25
                    (d)    Capitalization................................. 25
                    (e)    Deliveries..................................... 25
                    (f)    Consents, Permits and Governmental Approvals... 25
                    (g)    Instruments of Assumption...................... 26

6.   REPRESENTATIONS AND WARRANTIES....................................... 26
         6.1  Representations and Warranties of MIC and Simmonds.......... 26
                    (a)    Organization, Standing, Power and Authority.... 26
                    (b)    Business in Ordinary Course.................... 27
                    (c)    Contracts...................................... 28
                    (d)    Consents and Approvals; No Violation........... 29
                    (e)    Acquired Assets................................ 29
                    (f)    Intangible Property............................ 30
                    (g)    Brokers, Finders and Agents.................... 30
                    (h)    Employee Benefit Plans......................... 30
                    (i)    Litigation, Product Liability.................. 31
                    (j)    Suppliers and Customers........................ 32
                    (k)    Information in Disclosure Documents............ 33
                    (l)    Financial Statements........................... 33
                    (m)    Real Property.................................. 33
                    (n)    Tangible Personal Property..................... 34
                    (o)    Compliance with Laws........................... 35
                    (p)    FCC Licenses................................... 35
                    (q)    Disclaimers of MIC............................. 36
         6.2  Representations and Warranties of Intek..................... 36
                    (a)    Organization, Standing, Power and Authority.... 36
                    (b)    Capitalization................................. 37
                    (c)    Shares Issued to MIC........................... 38
                    (d)    Subsidiaries................................... 38
                    (e)    Business in Ordinary Course.................... 39
                    (f)    Consents and Approvals; No Violation........... 39
                    (g)    Brokers, Finders and Agents.................... 40
                    (h)    Employee Relations............................. 40
                    (i)    Employee Plans................................. 41
                    (j)    Material Contracts............................. 42
                    (k)    Intek Corporate Action......................... 42
                    (l)    Information in Disclosure Documents............ 43
                    (m)    Financial Statements........................... 43
                    (n)    Environmental Matters.......................... 44
                    (o)    Labor Relations................................ 47
                    (p)    Real Estate.................................... 47
                    (q)    Litigation..................................... 47
                    (r)    Licenses....................................... 48
                    (s)    Units in Service............................... 49
                    (t)    Contracts, Leases and Site Licenses............ 49
                    (u)    Related Party Transactions..................... 50
                    (v)    Compliance with Laws........................... 50

7.   COVENANTS OF MIC..................................................... 51
         7.1  MIC's Representation Letter................................. 51
         7.2  Satisfaction of MIC Obligations Post-Closing................ 52
                    (a)    Return of Acquired Assets...................... 52

                    (b)    Return of MUSA Property..................... 53

8.   COVENANTS OF INTEK................................................ 53

         8.1  Confidentiality of Information........................... 53

         8.2  Replacement of Performance Bonds......................... 55
         8.3  Rights of Inspection..................................... 55
         8.4  Employee Matters......................................... 55
         8.5  Ownership and Proprietary Rights......................... 56
         8.6  Agreements with Respect to Other Transactions............ 56

9.   MUTUAL ADDITIONAL COVENANTS....................................... 57
         9.1  Expenses................................................. 57
         9.2  Public Announcement...................................... 57
         9.3  Cooperation.............................................. 57
         9.4  Interim Operations....................................... 57
         9.5  Certain Filings, Consents and Arrangements............... 58
         9.6  Proxy Statement.......................................... 58
         9.7  Hitachi Supply Agreement................................. 59
         9.8  Removal of Retained Assets............................... 60

10.  OPTION TO ACQUIRE CAPITAL STOCK OF MUSA........................... 60
         10.1 Grant of Option.......................................... 60
         10.2 Option Exercise Requirements............................. 60
         10.3 Release of Rights and Obligations........................ 61
         10.4 Delivery of MUSA Capital Stock........................... 61
         10.5 Representations Regarding MUSA Capital Stock............. 61
         10.6 Option Period............................................ 61

11.  INDEMNIFICATION................................................... 62
         11.1 MIC's and Simmonds' Indemnification Obligations.......... 62
         11.2 Intek's Indemnification Obligations...................... 62
         11.3 Notice and Opportunity to Defend......................... 62
         11.4 Payment of Damages....................................... 65
         11.5 Exclusive Remedy......................................... 66
         11.6 Subordination to Securicor............................... 66

12.  ASSIGNMENT AND SUBLICENSE......................................... 66

13.  NON-COMPETE....................................................... 67
         13.1 MIC/Simmonds Non-Compete................................. 67
         13.2 Intek Non-Compete........................................ 67

14.  MISCELLANEOUS..................................................... 67
         14.1 Amendments............................................... 67
         14.2 Entire Agreement......................................... 67
         14.3 Governing Law............................................ 67
         14.4 Notices.................................................. 68
         14.5 Counterparts............................................. 68
         14.6 Bulk Sales............................................... 69
         14.7 Waivers.................................................. 69
         14.8 Third Parties............................................ 69
         14.9 Schedules and Exhibits................................... 69

         14.10 Headings............................................... 69
         14.11 Independent Contractor................................. 69
         14.12 Specific Performance................................... 69
         14.13 Arbitration............................................ 69

                             Schedules and Exhibits

                                    EXHIBITS

Exhibit A              Computer Services Agreement
Exhibit B              Escrow Agreement
Exhibit C              Intek Assignment and Assumption Agreement
Exhibit D              Product Purchase Services Agreements
Exhibit E              Registration Rights Agreement
Exhibit F              U.S. Trademarks License Agreement
Exhibit G              Assignment of United States Trademark Rights
Exhibit H              Form of Opinion of MIC's Counsel
Exhibit I              Form of Opinion of Intek's Counsel

                                    SCHEDULES

Schedule 1.68          Executive Officers of Intek
Schedule 1.69          Executive Officers of MIC
Schedule 1.73          U.S. Trademarks
Schedule 2.1(c)        Contracts
Schedule 2.1(e)        Other Assets and Inventory
Schedule 2.1(g)        Real Property Leases
Schedule 2.1(j)        Prepaid Expenses
Schedule 2.3(a)(3)     Accrued Employee Liabilities as of the Effective
                       Date
Schedule 2.3(a)(8)     Intek Purchase Orders
Schedule 2.3(a)(10)    LMR Dealer Co-op Totals
Schedule 3.3           Reimbursement Schedule
Schedule 8.2           Performance Bonds / Letters of Credit /
                       Guaranties
Schedule 8.4           Transferred Employees
Schedule 13.4          MIC Retained Agreements



                            MIC DISCLOSURE SCHEDULES

Schedule 6.1(a)        MIC - Organization and Standing; Power and
                             Authority
Schedule 6.1(b)        MIC - Exceptions to Business in Ordinary Course
Schedule 6.1(c)        MIC - Compliance with Contracts
Schedule 6.1(d)        MIC - Consents and Approvals; No Violation
Schedule 6.1(e)        MIC - Exceptions to Title
Schedule 6.1(f)        MIC - Intellectual Property Matters
Schedule 6.1(h)(3)     MIC - Compliance with Employee Benefits Plans
Schedule 6.1(i)        MIC - Legal Proceedings
Schedule 6.1(j)        MIC - Suppliers and Customers
Schedule 6.1(n)        MIC - Personal Property Leases
Schedule 6.1(p)        MIC - FCC Licenses

                           INTEK DISCLOSURE SCHEDULES

Schedule 6.2(a)     Intek -  Organization and Standing; Power and
                             Authority
Schedule 6.2(b)     Intek - Options, Warrants
Schedule 6.2(d)     Intek - Subsidiaries
Schedule 6.2(e)     Intek - Exceptions to Business in Ordinary Course
Schedule 6.2(f)     Intek - Consents, Approvals; No Violations
Schedule 6.2(h)     Intek - Employee Relations
Schedule 6.2(i)     Intek - Employee Plans
Schedule 6.2(j)     Intek - Material Contracts
Schedule 6.2(n)     Intek - Environmental Matters
Schedule 6.2(o)     Intek - Labor Relations
Schedule 6.2(p)     Intek - Real Property Matters
Schedule 6.2(q)     Intek - Legal Proceedings
Schedule 6.2(r)     Intek - FCC Licenses
Schedule 6.2(s)     Intek - Units In Service
Schedule 6.2(t)     Intek - Contracts, Leases and Site Licenses
Schedule 6.2(u)     Intek - Related Party Transactions
Schedule 6.2(v)     Intek - Compliance with Laws

                              AMENDED AND RESTATED
                     SALE OF ASSETS AND TRADEMARK AGREEMENT
                     --------------------------------------

     THIS AMENDED AND RESTATED SALE OF ASSETS AND TRADEMARK AGREEMENT dated as of September 19, 1996 (this "Agreement") and effective as of June 18, 1996 is made and entered into by and among Intek Diversified Corporation, a Delaware corporation ("Intek"), Simmonds Capital Limited, an Ontario corporation ("Simmonds"), and Midland International Corporation, a Delaware corporation and indirect wholly owned subsidiary of Simmonds ("MIC"), and amends and restates in full that certain Sale of Assets and Trademark License Agreement (the "Original Agreement") dated as of June 18, 1996 among Intek, MIC and Simmonds.

                                    RECITALS
                                    --------

     A. MIC is in the business of developing, distributing and reselling LMR Products (as defined in Section of this Agreement) under the U.S. Trademarks (as defined in Section of this Agreement) and is the owner of the U.S. Trademarks.

     B. Intek, through its subsidiaries, is in the business of developing, constructing and managing specialized mobile radio ("SMR") networks in the United States utilizing licenses granted by the Federal Communications Commission ("FCC") for the 220 to 222 megahertz narrow band spectrum.

     C. Pursuant to the terms of the Original Agreement, MIC agreed to grant to Intek a license to sell LMR Products under the U.S. Trademarks in the U.S. and to sell certain other assets of MIC to Intek, and Intek agreed to acquire such license and assets.

     D. Intek and Securicor Communications Limited., an England and Wales corporation ("Securicor"), entered into a Stock Purchase Agreement (the "Securicor Agreement") dated June 18, 1996, as amended September 20, 1996, pursuant to which Securicor agreed to sell all of the outstanding securities (other than certain preferred shares) of Securicor's wholly-owned subsidiary, Securicor Radiocoms Limited, to Intek in consideration for 25,000,000 shares of common stock, par value $0.01 per share of Intek (the "Securicor Transaction").

     E. The transactions contemplated in the Securicor Agreement and the Original Agreement were originally scheduled to close simultaneously.

         F. Intek, MIC and Simmonds desire to amend the Original Agreement to provide for, among other things, (i) the closing of the transactions contemplated in the Original Agreement, as herein amended, simultaneously with the execution and delivery of this Agreement or as soon thereafter as is practicable, (ii) an outright assignment by MIC of the U.S. Trademarks to MUSA, as Intek's assignee, with a license back of the U.S. Trademarks to

MIC for certain uses, (iii) the sale of certain additional inventory and fixed assets to Intek and the assumption by Intek of certain liabilities of MIC, and
(iv) a revision to the purchase price in the event that the Securicor Transaction is not consummated.

                              A G R E E M E N T

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS
         -----------

         1.1      "Acquired Assets" shall have the meaning set forth in
                  Section 2.1.

         1.2 "Additional Purchase Shares" shall mean the shares of Common Stock to be issued to MIC pursuant to the terms of Section 3.1(b)(2)(A) of this Agreement upon consummation of the Securicor Transaction.

         1.3 "Affiliate" means, with respect to any Person, any other Person that controls such Person, or is controlled by or under common control with such Person. With respect to Intek, the term "Affiliate" shall not include Securicor Group plc, Securicor, MIC, Simmonds nor their respective subsidiaries.

         1.4 "Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

         1.5 "Bankruptcy Exception" shall have the meaning set forth in Section 6.1(a).

         1.6      "Beneficiary" shall have the meaning set forth in
                  Section 11.3(a).

         1.7 "Business Day" shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

         1.8      "Claimant" shall have the meaning set forth in Section
                  11.3(f).

         1.9      "Closing" shall have the meaning set forth in Section
                  4.1.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, in effect as of the date of this Agreement.

         1.11 "Collateral" shall have the meaning set forth in the Securicor Loan Agreement.

         1.12 "Common Stock" shall mean the common stock, par value $0.01 per share, of Intek.

         1.13 "Computer Services Agreement" shall mean the agreement providing for MUSA to acquire certain computer services from Simmonds pursuant to the Computer Services Agreement hereto as Exhibit A.

         1.14     "Contracts" shall have the meaning set forth in Section
                  2.1(c).

         1.15     "Damages" shall have the meaning set forth in Section
                  11.1.

         1.16     "Direct Claim" shall have the meaning set forth in
                  Section 11.3(f).

         1.17 "Direct Claim Notice" shall have the meaning set forth in Section 11.3(f).

         1.18     "Dollar" shall mean United States Dollar.

         1.19     "Effective Date" shall mean August 1, 1996.

         1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "Escrow Agent" shall mean American Stock Transfer & Trust Company, a New York corporation, and its successors as escrow agent pursuant to the terms of the Escrow Agreement.

         1.22 "Escrow Agreement" shall mean the Escrow Agreement entered into among MIC, Intek and Escrow Agent, in substantially the form attached hereto as EXHIBIT B.

         1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.24     "FCC" shall have the meaning set forth in Recital B.

         1.25 "Governmental Entity" shall have the meaning set forth in Section 6.1(d).

         1.26 "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.27     "Indemnitor" shall have the meaning set forth in
                  Section 11.3(a).

         1.28 "Intek Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement entered into between Intek and MUSA as of the Closing and in the form attached hereto as EXHIBIT C.

         1.29 "Intek Disclosure Schedules" shall mean the disclosure schedules prepared by Intek and delivered to MIC and Simmonds simultaneously with the execution and delivery of this Agreement.

         1.30     "Intek Documents" shall have the meaning set forth in
                  Section 6.2(a).

         1.31 "Intek Representative" shall mean the Chairman of Intek or such officer of Intek as the Chairman shall designate in writing.

         1.32 "Intek Officer's Certificate" shall have the meaning set forth in Section 5.2(b).

         1.33 "Intek Stockholders' Meeting" shall have the meaning set forth in Section 9.6.

         1.34 "Intek Subsidiaries" shall have the meaning set forth in Section 6.2(d).

         1.35     "IRS" shall mean the Internal Revenue Service.

         1.36     "Legal Proceeding" shall have the meaning set forth in
                  Section 6.1(i).

         1.37 "LMR Products" means any existing and future land mobile radio products for use in the professional and/or commercial markets, including, without limitation, antennas which are usable with both Midland Consumer Products and LMR Products; PROVIDED, HOWEVER, that notwithstanding Section 13 of this Agreement or any other provision contained herein to the contrary, such antennas may be manufactured, promoted, sold and/or distributed in the U.S. by both MIC and Intek, and their respective Affiliates. The term "LMR Products" is not intended to include and shall not include (a) Midland Consumer Products, or (b) the Midland 70-1336, 70-1526, 70-9020 and 70-9405 products, or (c) and any subsequent upgrades, enhancements, modifications or improvements of the products described in Sections 1.37(a) and 1.37(b) above.

         1.38 "Material Adverse Change" or "Material Adverse Effect" means an event or circumstance which materially adversely affects the business, properties, financial condition or operations (taken as a whole) of the U.S. LMR Distribution Business, in the case of MIC, or of

                  Intek and its subsidiaries (taken as a whole), in the case of Intek.

         1.39 "MIC Disclosure Schedules" shall mean the disclosure schedules prepared by MIC and delivered to Intek simultaneously with the execution and delivery of this Agreement.

         1.40     "MIC Documents" shall have the meaning set forth in
                  Section 6.1(a).

         1.41     "MIC Materials" shall have the meaning set forth in
                  Section 8.1(a).

         1.42 "MIC Representative" shall mean the Chief Executive Officer of MIC or such officer of MIC as the Chief Executive Officer shall designate in writing.

         1.43 "MIC/Simmonds Officers' Certificates" shall have the meaning set forth in Section 5.1(a).

         1.44 "Midland Consumer Products" means consumer wireless products and consumer electronic products consisting of consumer communications equipment, consumer automotive equipment, consumer marine equipment, consumer amateur radio products and consumer audio products and/or video home entertainment equipment, which are being sold at any time in department stores and/or in electronic specialty stores, including, but not limited to, citizen band radios, GMRS radios, marine radios, scanners, intercoms, radio recorders, car radios, itinerant radios, consumer GPS marine products, satellite receivers, video cassette recorders, video cameras, stereophonic and high fidelity components and/or systems, compact disc players, laser disc players, cordless telephones, consumer paging products, telephones with video, and other telephones and antennas and other accessories for the foregoing. "Midland Consumer Products" specifically does not include cellular telephones, personal communications systems (PCS) telephones, commercial and two-way paging products, commercial wireless satellite antennas, LMR antenna products, all other electronic or communications equipment for use in the professional and commercial market, and antennas and other accessories for the foregoing.

         1.45 "MUSA" shall mean Midland USA, Inc., a Delaware corporation and wholly owned subsidiary of Intek.

         1.46 "Net Operating Losses" shall mean the loss, if any, incurred by MUSA in the operation of the U.S. LMR Distribution Business between August 1, 1996 and the date of the closing of the Securicor Transaction, calculated by subtracting the following amounts from the aggregate net revenue of the U.S. LMR Distribution Business during such period:

                  (a) costs of all goods and services sold in the U.S. LMR Distribution Business in generating such net revenue;

                  (b) employment costs, lease and operation expenses of facilities, sales and marketing expenses, general and administrative expenses, service agreements, depreciation and amortization (but expressly excluding any amortization of the purchase price, the Trademarks or the goodwill of MIC acquired pursuant to this Agreement) incurred in the operations of the U.S. LMR Distribution Business; and

                  (c) interest expense and Taxes incurred by MUSA directly related to the conduct of the U.S. LMR Distribution Business.

         1.47 "Obligations" shall have the meaning set forth in the Securicor Loan Agreement.

         1.48     "Option" shall have the meaning set forth in Section
                  10.1.

         1.49 "Option Exercise Date" shall mean the date thirty (30) days following the Securicor Transaction Termination Date.

         1.50 "Original Agreement" shall have the meaning set forth in the preface to this Agreement.

         1.51 "Performance Guarantees" shall have the meaning set forth in Section 8.2.

         1.52 "Person" means an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

         1.53     "Prepaid Expenses" shall have the meaning set forth in
                  Section 2.1(j) of this Agreement.

         1.54 "Product Purchasing Services Agreement" shall mean the Product Purchasing Agreement to be entered into between MIC and Intek in the form attached hereto as EXHIBIT D.

         1.55     "Proxy Statement" shall have the meaning set forth in
                  Section 9.6.

         1.56 "Registration Rights Agreement" means the registration rights agreement to be entered into as of the closing of the Securicor Transaction by and among Intek, Roamer One, Inc., Securicor Communications Limited, Securicor International Limited, Simmonds, MIC, Anglo York Industries, Inc., Choi & Choi, HK Limited, Octagon Investments Limited, Murray Sinclair and certain other holders of the Common Stock of Intek, and in the form attached hereto as EXHIBIT E.

         1.57     "Responsible Party" shall have the meaning set forth in
                  Section 11.3(d).

         1.58 "Securicor Agreement" shall have the meaning set forth in Recital D.

         1.59 "Securicor Loan Agreement" means the $15,000,000 Loan Agreement dated as of September 19, 1996 between MUSA, as Borrower, and Securicor Communications Limited, as Lender.

         1.60 "Securicor Transaction Termination Date" shall mean the effective date of any termination of the Securicor Agreement by Intek or Securicor pursuant to the terms of the Securicor Agreement as in effect on the date hereof.

         1.61 "Securicor Transaction" shall have the meaning set forth in Recital D.

         1.62 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.63     "SMR" shall have the meaning set forth in Recital B.

         1.64 "Subsidiary" means any Person fifty percent (50%) or more of whose issued and outstanding voting securities is owned or controlled, directly or indirectly, by the specified Person.

         1.65 "Taxes" means all federal, state, local or foreign taxes, imposts, levies, or other assessments, including, without limitation, gross receipts, franchise, income, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profit, environmental, customs duties, capital, withholding, payroll, social security, unemployment, disability, real property, personal property, inventory, sales, use, transfer, registration, gains, value added, alternative or add-on minimum, estimated, or other tax of any kind or nature whatsoever, including any interest, penalty or addition thereto and any transferee or successor liability therefor (by contract or otherwise), whether imposed singly or on a consolidated, combined or unitary basis, and whether disputed or not.

         1.66     "Third Party Claim" shall have the meaning set forth in
                  Section 11.3(a).

         1.67 "Third Party Claim Notice" shall have the meaning set forth in Section 11.3(a).

         1.68 "To the Knowledge of the Executive Officers of Intek" means what the corporate officers of Intek and the Intek Subsidiaries, all as listed on Schedule of the Intek Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with Intek.

         1.69 "To the Knowledge of the Executive Officers of MIC" means to what the corporate officers of MIC listed on Schedule of the MIC Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with MIC.

         1.70     "Transferred Employees" means those employees of MIC listed on
                  Schedule 8.4(a) that accept Intek's offer of employment pursuant to Section 8.4(a).

         1.71 "U.S." means the United States and its territories and possessions.

         1.72 "U.S. LMR Distribution Business" means the sale and distribution of LMR Products bearing the U.S.
                  Trademarks within the U.S., as presently conducted by MIC.

         1.73     "U.S. Trademarks" shall mean the trademarks described on
                  Schedule 1.73 of the MIC Disclosure Schedules and the trade name "Midland" in the U.S. and similar variations thereof, and all registrations, applications and renewals thereof, and all logos, whether or not registered, used in connection therewith.

         1.74 "U.S. Trademarks License" shall mean the license to use the U.S. Trademarks granted by MUSA to MIC pursuant to the terms of the U.S. Trademarks License Agreement.

         1.75 "U.S. Trademarks License Agreement" shall mean the U.S. Trademarks License Agreement attached hereto as EXHIBIT F.

2.       SALE OF ASSETS AND U.S. TRADEMARKS

         2.1 SALE OF ASSETS AND U.S. TRADEMARKS. Simultaneously with the execution and delivery of this Agreement by the parties hereto and on the terms and subject to the conditions of this Agreement, but effective as of the Effective Date, MIC hereby grants, sells and assigns to Intek, the following rights, assets and interests of MIC related to the conduct of the U.S. LMR Distribution Business (collectively the "Acquired Assets") and conveys to MUSA the Acquired Assets as Intek shall direct, subject to MUSA and Intek's entering into the Intek Assignment and Assumption
                  Agreement:

                  (a) The U.S. Trademarks and the goodwill of the business associated with U.S. Trademarks;


                  (b) All accounts receivable arising on or after the Effective Date in the conduct of the U.S. LMR Distribution Business; provided, however, that any such accounts receivable which have been collected by MIC prior to the date of the Closing shall not be Acquired Assets hereunder but shall be set off against Intek's obligation to reimburse MIC for certain costs, all as set forth in Section 3.3(a) of this Agreement.

                  (c) Subject to Sections 2.2 and 2.3, an assignment of all of MIC's right, title and interest in or to all of MIC's:

                           (1) written or oral supply agreements under which MIC is the purchaser;

                           (2)      quotations;

                           (3)      dealer and distributor relationships;

                           (4)      customer supply and support obligations;

                           (5)      backlog orders; and

                           (6) other contracts, agreements, commitments or undertakings, including, without limitation, the purchase orders set forth on Schedule 2.3(a)(8) to this Agreement but excluding the Performance Guarantees;

                           which are listed on Schedule 2.1(c) (collectively, the "Contracts") which Contracts constitute all of the material contracts of any nature (other than the Performance Guarantees or contracts relating to the use and acquisition of tooling) entered into by MIC which relate principally to the U.S. LMR Distribution Business or which are assets necessary for the conduct of the U.S. LMR Distribution Business. To the extent that MIC can provide Intek with the benefits of nonassignable items pursuant to the third sentence of Section 2.2 of this Agreement, such benefits shall also constitute "Acquired Assets."

                  (d) To the extent such information relates to the U.S. LMR Distribution Business, all customer lists, the sales history, warranty claims records, manuals, non-proprietary books and records, and credit information with respect to customers of the U.S. LMR Distribution Business (collectively, the "Records").

                  (e) Certain other inventory, fixed assets, rights and property related to the U.S. LMR Distribution Business as listed on Schedule 2.1(e).

                  (f) All of MIC's right, title and interest in and to the invention described in U.S. Patent #4,718,586 (Swivel Fastening Device) which patent has expired for nonpayment of maintenance fees.

                  (g) All of MIC's leasehold and other interests in the real property leases listed on Schedule 2.1(g), including, without limitation, any easements and rights-of-way and any prepaid rent, security deposits and options to renew or purchase under any such leases.

                  (h) All U.S. telephone numbers used by MIC for the U.S. LMR Distribution Business and keys for all Acquired Assets where such exist.

                  (i) All of MIC's rights under or pursuant to all warranties, representations, indemnities and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets listed in Sections 2.1(c) and 2.1(e).

                  (j) All deferred and prepaid charges, sums, and fees of MIC which relate solely to the Acquired Assets and/or the operation of the U.S. LMR Distribution Business as set forth on Schedule 2.1(j) ("Prepaid Expenses").

                  (k) All permits or authorizations issued by Governmental Entities held or used by MIC solely in connection with the operation of the U.S. LMR Distribution Business (to the extent transfer thereof is permitted by applicable law), including without limitation all FCC Title III radio licenses (the "FCC Licenses") and grantee codes, type acceptances, certifications or other equipment authorizations (the "Equipment Authorizations") used by MIC exclusively in connection with the U.S. LMR Distribution Business.

                  (l) As of October 16, 1996, all of MIC's right, title and interest in and to the P. O. Boxes and the Distribution Account (as such terms are defined in Section 3.4(e) of this Agreement).

         2.2 ASSIGNABILITY AND CONSENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any order, contract, agreement, lease, commitment, license, franchise, authorization or concession, to the extent that an attempted assignment thereof, without the consent of another party thereto or of a Governmental
                  Entity would constitute a breach of any such order, contract, agreement, lease, commitment, license, franchise, authorization or concession. MIC shall use its reasonable efforts, and Intek shall cooperate in all reasonable respects with MIC, to obtain consent to any such assignment or a novation of such contract substituting Intek or MUSA for MIC. For any item for which such consent or novation is not obtained, MIC shall, for a period commencing on the Effective Date and ending upon expiration of the current term of such nonassignable item (without giving effect to any extension thereof, whether automatic or otherwise) or, if no expiration date is stated therein, thirteen months after the Effective Date, provide to Intek the benefit of any such nonassignable item, and MIC shall pay to Intek all monies or other property received by MIC under any such nonassignable item within five (5) business days of MIC's receipt thereof, provided that Intek makes all payments required to be made by MIC pursuant to the terms of such nonassignable items and that Intek performs or obtains performance of all obligations required of MIC under such nonassignable items, in advance of or at such time as such payment or performance is required. At the end of period described in the immediately preceding sentence, MIC shall have no further duties or obligations hereunder with respect to such nonassignable items and the failure to obtain any necessary consent or waiver with respect thereto shall not be a breach of any provision of this Agreement. In the event that Intek or MUSA performs its obligations under a nonassignable item, Intek's may bring such action on behalf of MIC and in MIC's name as shall be reasonably necessary to enforce
                  MIC's or Intek's rights under such nonassignable item; PROVIDED, HOWEVER, that Intek shall bear all costs and expenses of any kind whatsoever incurred by MIC in connection with any such actions and PROVIDED FURTHER that, notwithstanding anything to the contrary contained herein, Intek shall indemnify and hold MIC harmless from and against any and all Damages incurred by MIC directly or indirectly in connection with such actions.

         2.3 ASSUMED LIABILITIES. Simultaneously with the execution and delivery of this Agreement by the parties hereto, and on the terms and subject to the conditions of this Agreement, Intek hereby assumes, and agrees to pay, perform and discharge, and promptly reimburse MIC for any payments made by MIC with respect to, the Assumed Liabilities.

                  (a) The "Assumed Liabilities" shall include only the following liabilities and obligations of MIC, whether primary or secondary, direct or indirect, absolute or contingent:

                           (1) except as set forth under Section 2.3(a)(3) below, all liabilities or obligations arising on or after the Effective Date under or with respect to any of the Acquired Assets or in connection with the operation of the U.S. LMR Distribution Business, including, without limitation, all of MIC's liabilities arising after the Effective Date under the Contracts, but excluding (A) any liabilities or obligations with respect to antennas sold by MIC in connection with products other than LMR Products and (B) any liabilities and obligations of MIC for Taxes for taxable periods ended on or before the Effective Date, and (but only to the extent attributable to the period ending at the close of business on the Effective Date) for taxable periods including the Effective
                                   Date;

                           (2) all liabilities or obligations arising or existing under any unfilled customer orders included in the Acquired Assets;

                           (3) all liabilities and obligations with respect to the Transferred Employees incurred or accrued after the Effective Date and the liabilities and obligations with respect to vacation pay and sick leave for Transferred Employees accrued as of the Effective Date with respect to periods prior to the Effective Date (as set forth on Schedule 2.3(a)(3). Except as set forth in the immediately preceding sentence, Intek shall not assume any obligations or liabilities of MIC or Simmonds with respect to any Transferred Employee or any other employee or former employee of MIC or employee benefit plan maintained by MIC, including, but not limited to, any liabilities or obligations with respect to (A) any employee benefit plan under ERISA or the Code (other than with respect to claims incurred after the Effective Date with respect to the health and life insurance plans assumed by Intek under the provisions of Section 7.3(a)), (B) continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA in respect of any MIC employee who does not become a Transferred Employee; (C) any severance plan, program, agreement or arrangement or any other obligations relating to the termination of employment with MIC of any Transferred Employee or other employee of MIC (whether or not arising by reason of the transaction contemplated by this Agreement); (D) any deferred compensation plan, program, agreement, arrangement or the like operated by Simmonds, MIC or any subsidiary of parent thereof in respect to any Transferred Employee attributable to such employee's employment with MIC on or prior to the Effective Date and with respect to any other employee or former employee of MIC whether attributable to such employment before or after the Effective Date; (E) any obligation or liability with respect to workers' compensation in respect of any Transferred Employee attributable to such employee's employment with MIC on or prior to the Effective Date and with respect to any other employee or former employee of MIC whether attributable to such employment before or after the Effective Date; and (F) any obligation or liability with respect to an inactive employee listed on Schedule 7.3(a) prior to the date such employee accepts employment with Intek in accordance with the provisions of Section 7.3(a);

                           (4) all liabilities and obligations (including fines and penalties) for death, personal injury, other injury to persons, property damage or losses or deprivation of rights
                                    (A) resulting from, directly or indirectly, use or exposure to any LMR Products sold in the U.S. or (B) resulting from directly or indirectly, any tort, breach of contract or warranty, violation of any statute, ordinance, regulation or other governmental
                                 requirement in connection with the Acquired
                                 Assets or the conduct of the U.S. LMR
                                 Distribution Business (but excluding any such liabilities or obligations with respect to which, before the date of the Closing,
                                 (x) MIC has received a written notice of a claim, or (y) to the Knowledge of the Executive Officers of MIC, a claim has been asserted);

                        (5) all liabilities and obligations for breach of product warranties for LMR Products distributed by MIC in the conduct of the U.S. LMR Distribution Business;

                        (6) all liabilities and obligations of MIC or any Affiliate of MIC arising after the date of the Closing under the U.S. Trademarks licenses and sublicenses listed on Schedule of this Agreement;

                        (7) all accounts payable arising on or after the Effective Date in connection with the operation of the U.S. LMR Distribution Business;

                        (8) all of MIC's liabilities and obligations existing as of August 1, 1996 or arising thereafter with respect to any inventory ordered by MIC in connection with the U.S. LMR Distribution Business, including, without limitation, MIC's obligation to repay Intek the sum of $1,291,051 advanced by Intek against Intek's purchase of the equipment listed on the purchase orders set forth on
                                 Schedule 2.3(a)(8);

                        (9) all obligations arising after the Effective Date in connection with the U.S. LMR Distribution Business, including payroll, utilities, and Taxes, but excluding income, franchise or gains taxes incurred by MIC or Simmonds in connection with the transactions contemplated hereby; and

                        (10) all of MIC's liabilities and obligations existing as of August 1, 1996 or arising thereafter in connection with MIC's dealer advertising allowance program as set forth on Schedule 2.3(a)(10).

3.       CONSIDERATION
         -------------

         3.1      PURCHASE PRICE.

                  (a) PAYMENT. In consideration of MIC's sale of the Acquired Assets to Intek, at the Closing Intek shall

                           (1) issue to MIC certificate(s) evidencing 150,000 fully paid, nonassessable shares of Common Stock free and clear of all liens and encumbrances; and

                           (2) issue and deliver to the Escrow Agent, as escrow agent, certificate(s) evidencing 2,350,000 shares of Common Stock, pursuant to the terms of the Escrow Agreement; and

                           (3)    assume the Assumed Liabilities as provided in
                                  Section 2.3 of this Agreement; and

                           (4) pay cash to MIC in the amount of $2,301,280 and forgive MIC's obligation to provide Intek with inventory under certain purchase orders prepaid by Intek in the amount of $492,471 in full consideration for the fixed assets and inventory listed on Schedule 2.1(e) to this Agreement and the Prepaid Expenses; and

                           (5) pay cash to MIC in the amount of $323,495 which amount is the estimated amount of post-Effective Date operating expenses of the U.S. LMR Distribution Business from August 1, 1996 through the date of the Closing, to be reimbursed to MIC as provided in Section 3.3;

                           (6) pay cash to MIC in the amount of $300,000 (which amount is to reimburse MIC for $200,000 advanced by MIC after August 1, 1996 against purchase orders being acquired by Intek pursuant to the terms of this Agreement, and $100,000, which amount represents the parties best estimate as of closing of the portion of the Hitachi Credit allocable to MIC pursuant to Section 3.5).

                  (b)      Adjustments to the Purchase Price.

                           (1) Adjustments for Customer Deposits at Closing. At the Closing, the Purchase Price shall be reduced by the amount of any customer deposits for services and equipment not performed prior to the Effective Date by MIC to the extent that Intek, or its assigns, assume the obligations directly related to such customer deposits. This Purchase Price adjustment shall be effected by MIC's delivery, or release from consignment, to Intek of inventory appropriate for application to such customer obligations and having an aggregate value (as determined pursuant to the Consignment Agreement) equal to the aggregate amount of all such customer deposits.

                      (2)      POST CLOSING ADJUSTMENT TO PURCHASE
                               PRICE/CONSUMMATION OF SECURICOR TRANSACTION.
                               If the transactions contemplated in the
                               Securicor Agreement are consummated, or, if the Securicor Agreement is terminated by either party in accordance with its terms and within six months after such termination (the "Standstill Period"), Securicor and Intek, or their respective Affiliates, engage in, or enter into agreements to engage in, one or more transactions which collectively would effectively transfer a controlling interest in Intek to Securicor or any Affiliate of Securicor, then the Purchase Price shall be adjusted as follows:

                               (A)     The Purchase Price shall be
                                       increased by 2,350,000 shares of
                                       Common Stock, payable to MIC
                                       immediately upon closing of such
                                       transactions out of the shares of
                                       Common Stock deposited by Intek into
                                       escrow pursuant to Section of this
                                       Agreement; and

                               (B) The Purchase Price shall be reduced by the Net Operating Losses, if any, of the U.S. LMR Distribution Business as conducted by Intek or its assignee for the period commencing on August 1, 1996 and ending on the date on which the transactions contemplated in the Securicor Agreement are consummated; PROVIDED HOWEVER, that such adjustment shall not exceed $833,125 and PROVIDED FURTHER that such adjustment shall be effectuated solely by MIC's return to Intek of such number of shares of Common Stock as shall be equal to the lesser of
                                       (X) the quotient of Net Operating Losses divided by $5.375 and (Y) 155,000 Common Shares.

                                (C)     In addition to the foregoing, upon
                                        consummation of the Securicor
                                        Transaction, Intek shall cause to be
                                        executed and delivered to MIC and
                                        Simmonds the Registration Rights
                                        Agreement, duly executed and delivered
                                        by each party thereto other than MIC and Simmonds.

     3.2 TRANSFER TAXES. Intek shall pay the cost of all Taxes and expenses, if any, and all other charges of any Governmental Entity applicable to the transactions contemplated by this Agreement, other than income, franchise or gains taxes incurred by MIC or Simmonds in connection with the transactions contemplated hereby.

     3.3 REIMBURSEMENT OF OPERATING EXPENSES PAID AFTER THE EFFECTIVE DATE. Intek shall reimburse MIC for all expenses and costs paid by MIC in the conduct of the U.S. LMR Distribution Business during the period commencing on the Effective Date and continuing through the Closing as follows:

              (a) At the Closing Intek shall pay cash to MIC in an amount equal to $323,495 which amount the parties agree represents is their best estimate of the amounts actually paid by MIC in the conduct of the U.S. LMR Distribution Business during the period commencing on the Effective Date and ending on the date of the Closing, as more fully described on
                       Schedule 3.3 to this Agreement (the "Reimbursement Schedule") after deducting all cash collected by MIC prior to the date of the Closing with respect to accounts receivable generated on or after August 1, 1996 out of the operations of the U.S. LMR Distribution Business.

              (b) Within thirty (30) days after the Closing MIC shall deliver to Intek a revised Reimbursement Schedule setting forth such amounts as shall have actually been paid by MIC in the conduct of the U.S. LMR Distribution Business for the period commencing on August 1, 1996 and ending on the date of the Closing together with such supporting documentation as Intek shall reasonably request and, if the amount set forth on the revised Reimbursement Schedule is less than $323,495, cash in an amount equal to the difference. The revised Reimbursement Schedule shall be deemed to be true and correct for the purpose of determining the amount payable to MIC by Intek under this Section 3.3(b) to the extent that Intek does not provide specific written objections within ten (10)
                           business days after Intek's receipt of the revised Reimbursement Schedule.

                  (c) Within ten (10) business days after Intek's receipt of the revised Reimbursement Schedule, Intek shall pay cash to MIC equal to the amount of expenses set forth on the revised Reimbursement Schedule to the extent such expenses exceed $323,495, to the extent that Intek has not provided specific written objections as set forth above.

                  (d) The MIC Representative and Intek Representative shall meet within five business days of either party's request therefore and use their reasonable best efforts to amicably resolve any disputes raised by Intek or MIC with respect to amounts to be reimbursed under the revised Reimbursement Schedule. Intek, or MIC, as the case may be, shall immediately pay any amount determined to be owing to the other as mutually agreed upon by the MIC Representative and the Intek Representative. In the event that the MIC Representative and the Intek Representative are unable to reach an agreement with respect to any such dispute, then the matter shall be submitted to binding arbitration in accordance with the provisions of
                           Section 14.13 of this Agreement.

         3.4      COLLECTIONS OF ACCOUNTS RECEIVABLE.

                  (a) If all or part of any payment received by Intek or any Affiliate of Intek relates exclusively to an account receivable arising prior to the Effective Date, such payment shall be held in trust for MIC and shall not be commingled with any other assets of Intek or such Affiliate. Intek shall immediately deliver to MIC, or cause its Affiliate to immediately deliver to MIC, such payment in the form received together with such endorsements as shall be necessary for MIC to deposit and collect such payment.

                  (b) If all or part of any payment received by MIC, Simmonds or any Affiliate thereof relates exclusively to an account receivable arising after the Effective Date, such payment shall be held in trust for Intek and shall not be commingled with any other assets of MIC, Simmonds or such Affiliate. MIC and Simmonds shall immediately deliver to Intek, or cause its Affiliate to immediately deliver to Intek, such payment in the form received together with such endorsements as shall be necessary for Intek to deposit and collect such payment.

                  (c) If a payment is received which relates to accounts receivables arising both before and after the Effective Date, the recipient thereof shall immediately pay to the other party cash in an amount equal to that portion of the payment which is specifically identified to a receivable or receivables owned by such other party.

                  (d) If a customer's payment does not specifically identify an invoice, or MUSA is unable to identify the invoice to which such receivable should be applied with reasonable certainty, MUSA shall contact the customer directly and request that the customer identify the invoice to which such receivable should be applied. The recipient shall promptly thereafter pay to the other party cash in an amount equal to that portion of the payment which was so identified to a receivable or receivables owned by such other party.

                  (e) To facilitate the collection of receivables pursuant to this Section 3.4, MIC and Intek shall not, and Intek shall not permit MUSA to, change the payment instructions to customers of the U.S. LMR Distribution Business during the 90 day period commencing on the date of the Closing. On October 16, 1996, MIC shall convey to MUSA all of MUSA's right, title and interest into post office boxes P.O. Box 263, Dept. 505, Kansas City MO 64193-0505, P.O. Box 263, Dept. 979, Kansas City MO 64193-0979 (the "P.O. Boxes") and bank account number 010161070176 titled to MIC at Boatmen's First National Bank of Kansas City (the "Distribution Account"). On each Business Day during the period beginning on the date hereof and continuing until March 31, 1997, each party's representative (designated and granted appropriate powers of attorney as provided in Section 3.5(f) of this Agreement) will review the collections received in the P.O. Boxes or otherwise deposited into the Distribution Account and will allocate such payments in accordance with Sections 3.4(a) through 3.4(d) of this Agreement.

                  (f) Intek hereby appoints Howard Parkinson to act as its designated representative under Section 3.4(e) of this Agreement. MIC hereby appoints Marvin Marstall to act as its designated representative under
                           Section 3.4(e) of this Agreement. Each party will grant its designated representative with the limited power of attorney as shall be necessary to perform the obligations set forth in this Section 3.4 (including, without limitation, the power to endorse and deposit customer checks made payable to such party). A party may replace its designated representative by a writing to the other party appointing a new designated representative. In addition to the representatives designated by MIC and Intek, Simmonds shall have the right to have Carrie Weiler, or such other person as Simmonds shall designate in writing, observe the review process on behalf of Simmonds, and Securicor shall have the right to have John Tostevin, or such other person as Securicor shall designate in writing, observe the review process.

                  (g) Each party shall have thirty (30) days to provide the other with written objections to the allocation of any payments received under this
                           Section 3.4, such thirty (30) day period to commence upon such parties receipt of notice of the allocation and reasonable documentation evidencing such allocation. The MIC Representative and the Intek Representative shall meet within five business days of either party's request therefore and use their reasonable best efforts to amicably resolve any disputes raised by Intek with respect to the revised Reimbursement Schedule. Intek shall pay any amount thus determined to be owing to MIC, and MIC shall pay any amount thus determined to be owing to Intek, as mutually agreed upon by the MIC Representative and the Intek Representative. In the event that the MIC Representative and the Intek Representative are unable to reach an agreement with respect to any such dispute, then the matter shall be submitted to binding arbitration in accordance with the provisions of Section of this Agreement.

         3.5 HITACHI CREDIT ALLOCATION. The parties acknowledge that as of the Effective Date, Hitachi Denshi, Ltd. has provided certain credits (price deductions) of approximately $200,000 (the "Hitachi Credits") allocable among purchase orders and inventory which are Acquired Assets (the "Intek Credits") and purchase orders and inventory which are retained by MIC (the "MIC Credits"). The parties have estimated that approximately $100,000 of the Hitachi Credits are MIC Credits and accordingly have provided for Intek to make an initial payment of $100,000 to MIC at the Closing (as provided in Section 3.1(a)(6)). MIC and Intek shall use their best efforts to accurately allocate the Hitachi Credits between the MIC Credits and Intek

                  Credits. If MIC and Intek are unable to reach agreement on this matter within thirty (30) days after the Closing, than the MIC Representative and the Intek Representative shall meet within five days after the request of either of MIC or Intek to resolve the matter. If it is determined that the amount of the MIC Credits exceed $100,000, then within five (5) days of such determination Intek shall pay cash to MIC in the amount of such excess. If it is determined that the amount of the Intek Credits exceed $100,000, then within five (5) days of such determination MIC shall pay cash to Intek in the amount of such excess.

4.       CLOSING.
         --------

         4.1 CLOSING. On the terms and subject to the conditions set forth in this Agreement, the closing of the transaction contemplated hereby (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at 10:00 a.m., eastern standard time, at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, N.Y. 10022, effective as of the Effective Date when all of the deliveries contemplated in Sections 4.2 and 4.3 have been made or otherwise waived by the parties in writing.

         4.2 DELIVERIES AT CLOSING BY SIMMONDS AND MIC. Simultaneously with the execution and delivery of this Agreement, Simmonds and MIC shall execute and deliver or cause to be executed and delivered by a duly authorized representative of Simmonds or MIC, as the case may be, to Intek, each of the following documents:

                  (a)      this Agreement;

                  (b)      the Escrow Agreement;

                  (c) a duly executed Assignment of United States Trademark Rights, assigning the U.S. Trademarks to Intek or its assignee pursuant to the terms hereof, in the form attached hereto as EXHIBIT G;

                  (d)      the U.S. Trademarks License;

                  (e) such bills of sale, assignments, quit claim deeds and other good and sufficient instruments of transfer conveying to Intek or its assigns MIC's entire right, title and interest in and to the Acquired Assets except as otherwise provided under Section 2.2 of this Agreement;

                  (f)      the Computer Services Agreement;

                  (g)      the Product Purchasing Services Agreement;

                  (h) the opinion of Jones, Day, Reavis & Pogue, counsel to MIC, dated the date of the Closing and in the form attached hereto as EXHIBIT H; and

                  (i)      MIC/Simmonds Officers' Certificates.

         4.3 DELIVERIES AT CLOSING BY INTEK. Simultaneously with the execution and delivery of this Agreement, Intek shall execute and deliver, or cause to be executed and delivered to Simmonds and/or MIC, as the case may be, each of the following documents:

                  (a)      this Agreement;

                  (b) certificates evidencing 150,000 shares of Common Stock in payment of the Purchase Price pursuant to
                           Section 3.1(a)(1) of this Agreement;

                  (c)      the Escrow Agreement;

                  (d) Certificates evidencing 2,350,000 shares of Common Stock, delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement;

                  (e) the U.S. Trademarks License Agreement duly executed and delivered by Intek or Intek's assignee of the U.S. Trademarks;

                  (f) such instruments of assumption of the Assumed Liabilities, duly executed by Intek and or its assignee of the Acquired Assets, as the case may be, all as MIC may reasonably request;

                  (g) the Computer Services Agreement duly executed and delivered by Intek;

                  (h) the Product Purchase Services Agreement duly executed and delivered by Intek;

                  (i) the opinion of Kohrman, Jackson & Krantz L.P.A., counsel to Intek and MUSA, dated the date of the Closing and in the form attached hereto as
                           EXHIBIT I;

                  (j)      the Intek Officer's Certificate; and

                  (k) a copy of the fairness opinion, or opinions, delivered in writing by Fahnestock & Co. Inc. that the consideration to be paid under this Agreement and under the Securicor Agreement is fair to the stockholders of Intek.

5.       CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT TO INTEK'S OBLIGATIONS. The obligations of Intek to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by Intek):

                  (a) MIC/SIMMONDS OFFICERS' CERTIFICATES. (i) Each of the representations and warranties of MIC and Simmonds contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing, and (ii) MIC shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by MIC at or prior to the Closing and (iii) MIC and Simmonds shall have delivered to Intek certificates of MIC's and Simmonds respective Chief Financial Officer or Secretary (collectively the "MIC/Simmonds Officers' Certificates") certifying to the accuracy of items
                           (i) and (ii) above, or if MIC's Chief Financial Officer shall be unable to certify the accuracy of
                           (i) and (ii) above, then he shall set forth in the MIC/Simmonds Officers' Certificates (x) the manner in which any of the representations and warranties of MIC and Simmonds contained herein shall not be true, complete and correct in all material respects, and (y) each failure by MIC and/or Simmonds to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by MIC and/or Simmonds at or prior to the Closing. If Intek elects to consummate the transactions contemplated under this Agreement after delivery of such MIC/Simmonds Officers' Certificates, the items set forth in the MIC/Simmonds Officers' Certificates shall not constitute a breach of this Agreement and Intek shall not be entitled to any indemnity therefor.

                  (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the U.S. LMR Distribution Business.

                  (c) BOARD RATIFICATION. On or prior to the Closing, Intek's Board of Directors shall have ratified and reaffirmed the actions and determinations of the Special Committee of the Board of Directors of Intek referenced in this Agreement, including, without limitation, (i) the determination that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders, (iii) the approval of this Agreement and the Securicor Agreement and, subject to the fulfillment or waiver at or prior to the Closing Date of the conditions set forth in Section 5.1, the transactions contemplated hereby and by the Securicor Agreement and (iii) all other action required to be taken to authorize the issuance of the additional shares of Common Stock and to submit for consideration by the stockholders of Intek an amendment of the certificate of incorporation of Intek to authorize additional shares of Common Stock.

                  (d) DELIVERIES. Each of the Deliveries to be made by MIC or Simmonds to Intek pursuant to Section 4.2 of this Agreement shall have been made.

                  (e) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorizations and approvals (other than approvals to the assignment of Contracts with Governmental Entities) required to be obtained by MIC from any third party or any Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on the U.S. LMR Distribution Business or on MIC's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

         5.2 CONDITIONS PRECEDENT TO MIC'S OBLIGATIONS. The obligations of MIC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by MIC):

                  (a) SECURICOR LOAN AGREEMENT. Securicor and MUSA shall have entered into the Securicor Loan Agreement.

                  (b)      INTEK OFFICER'S CERTIFICATE.   (i) Each of the
                           representations and warranties of Intek contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing; (ii) Intek shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Intek at or prior to the Closing; and (iii) Intek shall have delivered to MIC a certificate of Intek's Chief Financial Officer (the "Intek Officer's Certificate") certifying as to the accuracy of items
                           (i) and (ii) above, or if Intek's Chief Financial Officer shall be unable to certify the accuracy of
                           (i) and (ii) above, then he shall set forth in the Intek Officer's Certificate (x) the manner in which any of the representations and warranties of Intek contained herein shall not be true, complete and correct in all material respects, and (y) each failure by Intek to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by Intek at or prior to the Closing. If MIC elects to consummate the transaction contemplated under this Agreement after delivery of such Intek Officer's Certificate, the items set forth in the Intek Officer's Certificate shall not constitute a breach of this Agreement and MIC shall not be entitled to any indemnity therefor.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the financial condition, results of operation or business of Intek.

                  (d) CAPITALIZATION. Since the date hereof, Intek shall not have issued any interest in its equity securities, except with the consent of Ed Hough, John Simmonds and Nicholas Wilson, except for Intek's issuance of a $2.5 million convertible debentures or any shares of Common Stock relating thereto, the 30,000 shares of Common Stock issued in connection with the extension of the term of the $2.5 million convertible debentures, or up to 1,000,000 shares of Common Stock in an equity offering.

                  (e) DELIVERIES. Each of the Deliveries to be made by Intek to MIC or Simmonds pursuant to Section 4.3 of this Agreement shall have been made.

                  (f) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorization and approvals required to be obtained by Intek from any third party or Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on Intek's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

                  (g) INSTRUMENTS OF ASSUMPTION. Intek shall have delivered to MIC such instruments of assumption of the Assumed Liabilities as MIC may reasonably request.


6.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         6.1 REPRESENTATIONS AND WARRANTIES OF MIC AND SIMMONDS. MIC and Simmonds jointly and severally represent and warrant to Intek that:

                  (a) ORGANIZATION, STANDING, POWER AND AUTHORITY. MIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MIC has all requisite corporate power and authority to operate the U.S. LMR Distribution Business as it is now conducted, and to enter and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by MIC in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "MIC Documents"). MIC is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of the U.S. LMR Distribution Business or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 6.1(a) of the MIC Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business or the Acquired Assets. Except as set forth on
                           Schedule 6.1(a) of the MIC Disclosure Schedules, neither MIC nor any of its Affiliates is subject to any agreement, commitment or understanding which restricts or may restrict the conduct of the U.S. LMR Distribution Business in the U.S. in any material respect. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of the other MIC Documents and the consummation of the transactions contemplated therein will be, duly approved by the Board of Directors of MIC and no other corporate proceedings on the part of MIC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This

                           Agreement has been, and prior to the Closing each of the other MIC Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of MIC, enforceable against MIC in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought (the "Bankruptcy Exception").

                  (b) BUSINESS IN ORDINARY COURSE. Except as set forth in Schedule 6.1(b) of the MIC Disclosure Schedules, since March 7, 1996 MIC has conducted the U.S. LMR Distribution Business only in the ordinary course of business consistent with past practice. Since March 7, 1996, there has been no Material Adverse Change in the U.S. LMR Distribution Business, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to Intek and could, to the Knowledge of the Executive Officers of MIC, reasonably be expected to be have a Material Adverse Effect on the U.S. LMR Distribution Business. Except as set forth on Schedule 6.1(b) of the MIC Disclosure Schedules, since March 7, 1996:

                           (1) MIC has not materially amended, canceled, terminated, relinquished, waived or released any Contract, right, debt, claim or obligation that otherwise would have been included as part of the Acquired Assets except in the ordinary course of business consistent with past practice of MIC;

                           (2) MIC has not received any notice or citation for any violation of, nor, to the Knowledge of the Executive Officers of MIC, has any complaint been filed with the FCC alleging a violation of, any rule, regulation or policy of the FCC, and MIC has not allowed any equipment authorization issued by the FCC to MIC to lapse or be impaired in any manner or, to the Knowledge of the Executive Officers of MIC, operated the U.S. LMR Distribution Business in any manner not in compliance with its FCC equipment authorizations and all applicable FCC rules, regulations and policies; and

                           (3)      MIC has not agreed to do any of the
                                    foregoing.

                  (c) CONTRACTS. MIC and its Affiliates have made available or delivered to Intek true, correct and complete copies of all written Contracts listed on
                           Schedule 2.1(c) of the MIC Disclosure Schedules. The Contracts constitute all of the material contracts of any nature whatsoever entered into by MIC that relate principally to the U.S. LMR Distribution Business. To the Knowledge of the Executive Officers of MIC, each Contract is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception. MIC has not amended or modified, other than in the ordinary course of business, in any material respect or consented to the termination of any Contract other than as contemplated under this Agreement. Except as set forth on Schedule 6.1(c) of the MIC Disclosure Schedules, to the Knowledge of the Executive Officers of MIC, MIC has performed in all material respects all obligations required to be performed by it to date under the Contracts, and neither MIC nor, to the Knowledge of the Executive Officers of MIC, any other party to any Contract has breached or improperly terminated any Contract, or is in material default under any Contract, and, to the Knowledge of the Executive Officers of MIC, there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. To the Knowledge of the Executive Officers of MIC, no previous or current party to any material Contract has given notice of or made a claim with respect to any breach or default thereunder, the consequences of which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business or the Acquired Assets. Except as set forth in Schedule 6.1(d) of the MIC Disclosure Schedules and subject to Section 2.2 hereof, no Contract requires the consent from, or delivery of notice to, any person in connection with the transactions contemplated hereby and the rights of MIC under the Contracts are assignable to Intek (without being subject to any rights of termination or modification as a result of the transactions contemplated by this Agreement) and upon assignment as provided herein Intek shall be entitled to the full right, title and benefit under each Contract.

                  (d) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other MIC Documents nor the performance by MIC of the transactions contemplated hereby or thereby conflicts with or results in any breach of any provision of MIC's certificate of incorporation or by-laws, except as set forth on Schedule 6.1(d) of the MIC Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the Acquired Assets or the properties of the U.S. LMR Distribution Business under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement, or other obligation or instrument to which MIC is a party or by which the Acquired Assets or the U.S. LMR Distribution Business is bound, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business, require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), or other third party except (A) filings required under the Hart-Scott-Rodino Act (B) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business or would materially delay or impair the ability of MIC to consummate the transactions contemplated hereby, or (C) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business, or violates any statute, rule, regulation, order or decree of any Governmental Entity by which MIC or any of its assets is bound.

                  (e)      ACQUIRED ASSETS.  Except as set forth in
                           Schedule 6.1(e) of the MIC Disclosure Schedules,
                           MIC has good and marketable title to and owns the Acquired Assets, free and clear of all liens and claims of any kind or nature whatsoever. Except as disclosed on Schedule 6.1(e) of the MIC Disclosure Schedules, none of such Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of MIC. Except as set forth on Schedule 6.1(e) of the MIC Disclosure Schedules, the delivery by MIC, at the Closing, to MUSA as instructed by Intek pursuant to the terms of the Intek Assignment and Assumption Agreement of the Bill of Sale to be included among the MIC Documents and the other instruments of transfer will vest MUSA, as Intek's assignee, as of the date hereof, with good and marketable title to all of the Acquired Assets, free and clear of all liens and claims whatsoever, except those liens created, imposed or granted by Intek, MUSA or any Affiliate of Intek or MUSA.

                  (f)      INTANGIBLE PROPERTY.  Except as set forth on
                           Schedule 6.1(f) of the MIC Disclosure Schedules, MIC has good and lawful title, free and clear of any liens or other encumbrances, to the U.S. Trademarks and any and all patent, copyrights, and know-how transferred under this Agreement (collectively, "Intangible Property"); to the knowledge of the Executive Officers of MIC, the Intangible Property is valid and subsisting and is enforceable in whole or in part in the U.S.; to the Knowledge of the Executive Officers of MIC there are no actual or threatened claims by third parties regarding the Intangible Property; to the Knowledge of the Executive Officers of MIC the Intangible Property does not infringe or otherwise violate any rights of any third party; no third party has been given the right or license to use the Intangible Property in connection with the sale or distribution of LMR Products in the U.S.; and to the Knowledge of the Executive Officers of MIC, no rights, licenses, or permissions of any Person are used or needed to conduct the U.S. LMR Distribution Business.

                  (g) BROKERS, FINDERS AND AGENTS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for MIC or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.

                  (h)      EMPLOYEE BENEFIT PLANS.

                           (1)  Except for the Midland International
                                Corporation Employees' Profit Sharing Thrift
                                Plan, no "employee pension plan", as defined in Section 3(2) of ERISA (a "Pension Plan"), is maintained by MIC, Simmonds or any subsidiary or parent thereof or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer with MIC, Simmonds or any subsidiary or parent thereof under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or to which MIC, Simmonds, or any subsidiary or parent thereof or any ERISA Affiliate contributed or are obligated to contribute. None of the Pension Plans is a "defined benefit plan" as defined in Section 3(35) of ERISA, is a "multiemployer plan" or is or has been subject to Sections 4063 or 4064 of ERISA; and, since January 1, 1990, none of MIC, Simmonds or any subsidiary or any parent thereof or any ERISA Affiliate has contributed, or been obligated to contribute, to a multiemployer plan.

                           (2) With respect to the Transferred Employees, MIC has complied with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA and the applicable regulations thereunder.

                           (3)  Each "employee benefit plan," as defined in
                                Section 3(3) of ERISA (an "Employee Benefit
                                Plan") maintained by MIC is in material
                                compliance with all applicable laws including ERISA and the Code. Except as set forth on
                                Schedule 6.1(h)(3), No condition exists that is reasonably expected to subject MIC to a material civil penalty under Section 502(i) of ERISA or material liability under Section 4069 of ERISA or Section 4795 of the Code or other material liability with respect to any Employee Benefit Plan. There is no material violation of ERISA with respect to the furnishing of applicable reports, documents and notices regarding the Employee Benefit Plans to the Transferred Employees. Each Employee Benefit Plan that is required to file a Form 5500 with the Internal Revenue Service has timely done so with respect to each of the last three completed plan years.

                  (i) LITIGATION, PRODUCT LIABILITY. As of the date hereof, there is no litigation, suit, proceeding, action, claim or investigation ("Legal Proceeding") pending, or to the Knowledge of the Executive Officers of MIC, threatened, that questions the validity of this Agreement, the MIC Documents or any action taken or to be taken by MIC in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 6.1(i) of the MIC Disclosure Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of MIC, threatened against MIC with respect to the U.S. LMR Distribution Business or the Acquired Assets (including, without limitation, any claims in respect of any warranties of MIC). MIC is not subject to any outstanding judgment, decree or order entered in any Legal Proceeding affecting or naming MIC or affecting the U.S. LMR Distribution Business or the Acquired Assets, and to the Knowledge of the Executive Officers of MIC, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of MIC, there is no basis for any Legal Proceeding against MIC with respect to the U.S. LMR Distribution Business or the Acquired Assets.

                  (j) SUPPLIERS AND CUSTOMERS. Schedule 6.1(j) of the MIC Disclosure Schedules lists the three largest suppliers and ten largest customers of the U.S.
                           LMR Distribution Business in the U.S. during the period commencing on May 1, 1995 and ending on June 30, 1996. Except as set forth on Schedule 6.1(j) of the MIC Disclosure Schedules, no supplier which is material to the U.S. LMR Distribution Business or customer which is material to the U.S. LMR Distribution Business has canceled or otherwise terminated, or, to the Knowledge of the Executive Officers of MIC, threatened to cancel or otherwise terminate, its relationship with MIC or has during the last 12 months decreased materially, or, to the Knowledge of the Executive Officers of MIC, threatened to decrease or limit its services, supplies or materials to MIC or its usage or purchase of services or products of MIC. To the Knowledge of the Executive Officers of MIC, no such supplier or customer intends to cancel or otherwise modify its relationship with MIC or to decrease materially or limit its services, supplies or materials to MIC or its usage or purchase of services or products of the U.S. LMR Distribution Business, and the contemplated transactions will not materially adversely affect the relationship of the U.S. LMR Distribution Business with any such supplier or customer.

                  (k) INFORMATION IN DISCLOSURE DOCUMENTS. To the Knowledge of the Executive Officers of MIC, the information with respect to MIC and its Affiliates provided by MIC for inclusion in the Proxy Statement will not, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Intek Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (l) FINANCIAL STATEMENTS. MIC has delivered to Intek true, correct and complete copies of the (A) audited consolidated balance sheet of MIC as at December 31, 1995 and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of MIC for the period ended December 31, 1995 (including the related notes and schedules thereto and all auditors' reports thereon and (B) unaudited consolidated balance sheet of MIC as at June 30, 1996 (the "Balance Sheet Date") and the related unaudited statements of income and of changes in financial position or of cash flows, whichever is applicable, of MIC for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) (collectively, the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of MIC and its subsidiaries as at the date and for the period indicated.

                  (m) REAL PROPERTY. There does not exist any actual or, to the Knowledge of the Executive Officers of MIC, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject to real property leases set forth on Schedule 2.1(g) (each a "Real Property Lease") or any part thereof, and MIC has not received any notice, oral or written, of the intention of any

                           Governmental Entity or other Person to take or use all or any part thereof. The real property covered by the Real Property Leases constitutes all of the real property located in the U.S. that is necessary for the conduct of the U.S. LMR Distribution Business as presently conducted. MIC has actual and exclusive possession of the leasehold estates in each Real Property Lease, free and clear of any liens. Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception, and there is not under any such Real Property Lease any existing breach, default, event of default or event which, with notice and/or lapse of time, would constitute a breach, default or event of default (A) by MIC, or (B) to the knowledge of the Executive Officers of MIC, by any other party to any such lease, except where such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution Business. Upon consummation of the transactions contemplated hereby, each Real Estate Lease will entitle Intek to the exclusive use, occupancy and possession of the real estate specified therein for the purposes for which MIC now uses such real estate in the conduct of the U.S. LMR Distribution Business. True, correct and complete copies of all Real Property Leases have been delivered or made available to Intek. No previous or current party to any such Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

                  (n)      TANGIBLE PERSONAL PROPERTY.

                           (1)    Schedule  of the MIC Disclosure
                                  Schedules sets forth all leases of personal property relating to personal property used in or necessary to the operation of the U.S. LMR Distribution Business requiring lease payments equal to or exceeding $20,000 per annum ("Personal Property Leases"). MIC has delivered to Intek true, correct and complete copies of the Personal Property Leases, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

                           (2) Except as set forth on Schedule 6.1(n) of the MIC Disclosure Schedules:

                                (A) Each of the Personal Property Leases is
                                    in full force and effect and is valid
                                    and enforceable in accordance with its
                                    terms, subject to the Bankruptcy
                                    Exception, and there is no default under any Personal Property Lease either by MIC or, to the Knowledge of the Executive Officers of MIC, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. Each of the Personal Property Leases is freely transferable by MIC to Intek and no third party consents are required for such transfer; and

                                (B) No previous or current party to any
                                    such Personal Property Lease has
                                    given notice of or made a claim with
                                    respect to any breach or default
                                    thereunder.

                       (3) With respect to those Personal Property Leases that were assigned or subleased to MIC by a third party, all necessary consents to such assignments or subleases have been obtained. On the date hereof, Intek will succeed to all of the right, title and interest of MIC under every Personal Property Lease.

              (o) COMPLIANCE WITH LAWS. To the Knowledge of the Executive Officers of MIC, MIC has complied with all laws applicable to the conduct of the U.S. LMR Distribution Business and the use of the Acquired Assets, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution Business.

              (p)      FCC LICENSES.    Except as set forth in
                       Schedule 6.1(p) of the MIC Disclosure Schedules:

                       (1) each of the FCC Licenses is valid and in good standing;

                       (2) MIC has operated any systems constructed pursuant to the FCC Licenses in accordance with the terms of such FCC Licenses and in compliance with all applicable FCC rules, regulations or policies;

                           (3) there is no investigation pending, or to the Knowledge of the Executive Officers of MIC threatened, concerning any FCC Licenses or Equipment Authorizations; and

                           (4) MIC has no reason to believe that the FCC will not assign to Intek the FCC Licenses or that Intek will be unable to obtain any comparable equipment authorizations to replace the Equipment Authorizations.

                  (q) DISCLAIMERS OF MIC. Except as otherwise expressly provided herein in this Article 6.1, the Acquired Assets that consist of tangible personal property, and each item thereof, are furnished AS IS, WHERE IS AND WITH ALL FAULTS AND WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         6.2 REPRESENTATIONS AND WARRANTIES OF INTEK. Intek hereby represents and warrants to MIC that:

                  (a) ORGANIZATION, STANDING, POWER AND AUTHORITY. Each of Intek and MUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Intek and MUSA has all requisite corporate power and authority to make and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Intek or its assignee of any of the Acquired Assets, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement and by the Intek Assignment Agreement
                           (collectively with this Agreement, the "Intek Documents"). Except as set forth on
                           Schedule 6.2(a), each of Intek and MUSA is duly qualified and authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 6.2(a) of the Intek Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on Intek or MUSA, as the case may be. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of each of the other Intek Documents, and the consummation of the transaction contemplated thereby will be, duly approved by unanimous vote of the Special Committee of the Board of Directors of Intek and by the unanimous vote of the Board of Directors of MUSA, and no other corporate proceedings on the part of Intek or MUSA are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been, and prior to the Closing each of the other Intek Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of, Intek and MUSA, to the extent that either is a party to such Intek Document, enforceable against Intek and MUSA in accordance with its terms, subject to the Bankruptcy Exception.

                  (b) CAPITALIZATION. As of the date hereof, the authorized capital stock of Intek consists of 20,000,000 shares of Common Stock. As of the date hereof, 11,203,904 shares of Common Stock, were issued and outstanding; 465,582 shares of Common Stock were held in treasury; 500,000 shares of Common Stock were reserved for issuance under Intek's 1988 Key Employee Stock Option Plan (the "1988 Option Plan"), and no options representing the right to purchase shares of Common Stock are outstanding under the 1988 Option Plan; 600,000 shares of Common Stock were reserved for issuance under Intek's 1994 Stock Option Plan (the "1994 Option Plan"), and options representing the right to purchase 250,000 shares of Common Stock are outstanding under the 1994 Option Plan; and 300,000 shares of Common Stock were reserved for issuance under Intek's 1994 Directors' Stock
                           Option Plan (the "Directors' Option Plan"), and options representing the right to purchase 65,000 shares of Common Stock are outstanding under the Directors' Option Plan. All shares of Common
                           Stock outstanding or held in treasury are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 6.2(b) or in Schedule 6.2(b) of the Intek Disclosure Schedules or as may be issued pursuant to the Securicor Agreement or for issuance of securities permitted by Section 5.2(d), as of the date hereof, there are no shares of capital stock of Intek authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Intek obligating Intek to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Intek or obligating Intek to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which Intek or its subsidiaries is a party with respect to the voting of the capital stock of Intek.

                  (c) SHARES ISSUED TO MIC. All of the shares of Common Stock issuable to MIC, or to the Escrow Agent pursuant to the Escrow Agreement, in accordance with this Agreement shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable, not be subject to any preemptive rights, and be free and clear of any liens, encumbrances or restrictions. The shares issued by Intek to MIC hereunder shall equal approximately 6% of the outstanding shares of Common Stock of Intek on a fully diluted basis as of the date of the Closing, assuming issuance of all shares of Common Stock Intek has a commitment to issue, the additional shares of Common Stock Intek to be delivered to MIC out of escrow pursuant to this Agreement upon consummation of the Securicor Transaction and the issuance by Intek of 25,000,000 shares of Common Stock to Securicor pursuant to the Securicor Agreement upon consummation of the Securicor Transaction, and the shares of Common Stock Intek is permitted to issue pursuant to Section 6.2(b)(ii)(A) of the Securicor Agreement. As of the date hereof, all 11,203,904 shares of Common Stock which are issued and outstanding are listed and traded on the National Association of Securities Dealers Automatic Quotation System Small Cap Market (the "NASDAQ Small Cap Market") under the symbol "IDCC", and Intek is in full compliance with its listing agreement. The shares issued to MIC pursuant to this Agreement shall be listed on the NASDAQ Small Cap Market.

                  (d) SUBSIDIARIES. Schedule 6.2(d) of the Intek Disclosure Schedules sets forth the name and state of incorporation of each subsidiary (as defined herein) of Intek (collectively, the "Intek Subsidiaries") existing as of the date hereof.
                           Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, each of the Intek Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on Intek. Each of the Intek Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, all outstanding shares of capital stock of each Intek Subsidiary are owned by Intek or another Intek Subsidiary and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. Except as set forth on Schedule 6.2(d) of the Intek Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Intek Subsidiary obligating any Intek Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating any Intek Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.
                           As of the date of this Agreement, MUSA has no subsidiaries.

                  (e) BUSINESS IN ORDINARY COURSE. Except as set forth on Schedule 6.2(e) of the Intek Disclosure Schedules, since December 31, 1995, Intek and each Intek Subsidiary have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has been no Material Adverse Change with respect to Intek, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to MIC and could, to the Knowledge of the Executive Officers of Intek, reasonably be expected to have a Material Adverse Effect on Intek.

                  (f) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other Intek Documents by Intek or MUSA, as the case may be, nor the consummation by Intek or MUSA of the transactions contemplated hereby or thereby conflicts with or results in any breach of any provision of Intek's or MUSA's respective certificates of incorporation or by-laws, except as set forth on Schedule 6.2(f) of the Intek Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the properties or assets of Intek, MUSA or any of the Intek Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Intek is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, would not have a Material Adverse Effect on Intek or any Intek Affiliate, requires any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, or other third party except (A) filings under the Hart-Scott-Rodino Act in connection with the issuance of the Additional Shares to MIC pursuant to Section 3.1(b)(2)(A) of this Agreement,
                           (B) pursuant to the Exchange Act, (C) filings with, and approvals by, the FCC or any successor thereto, or (D) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Intek or MUSA, or violates any statute, rule, regulation, order or decree of any Governmental Entity by which Intek, MUSA, the Intek Subsidiaries, or any of their respective assets, is bound.

                  (g) BROKERS, FINDERS AND AGENTS. Except for Fahnestock & Co. Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Intek or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof. Intek shall be solely responsible for, and shall hold MIC and Simmonds harmless from and against, all expenses and fees payable to

                           Fahnestock & Co. Inc. in connection with the transactions contemplated hereunder.

                  (h) EMPLOYEE RELATIONS. Except as set forth in Schedule 6.2(h) of the Intek Disclosure Schedules, there are no material controversies pending, or, to the Knowledge of the Executive Officers of Intek and MUSA, threatened that involve any employees employed by Intek, MUSA or of any Intek Subsidiary.

                  (i)      EMPLOYEE PLANS.  Except as set forth on
                           Schedule 6.2(i) of the Intek Disclosure Schedules, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any
                           present or former directors, officers or employees
                           of Intek or any Intek Subsidiary (collectively, "Intek Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply,
                           and have at all relevant times complied, in all material respects with ERISA and the Code, to the extent applicable, and any other applicable laws. With respect to each Intek Employee Plan which is a pension plan (as defined in Section 3(2) of
                           ERISA), except as set forth in Schedule 6.2(i) of
                           the Intek Disclosure Schedules:   each pension
                           plan as amended (and any trust relating thereto) intended to be a qualified plan under Section
                           401(a) of the Code either has been determined by the Internal Revenue Service ("IRS") to be so qualified or is the subject of a pending application for such determination that was timely filed, there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section
                           412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, no reportable event described in Section 4043 of ERISA has occurred, no defined benefit plan has been terminated, nor has the Pension Benefit
                           Guaranty Corporation instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation to institute any such proceedings, no pension plan is a "multiemployer plan" and as of the last day of the most recent plan year which ended prior to the date hereof and for which an actuarial valuation has been issued by the plan's actuary, with respect to each defined benefit plan which is a "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) the actuarially determined present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA), as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation, did not exceed the then current value of the assets of the plan and there has been no material change in the financial condition of the plan since the last day of the most recent plan year. No liability under subtitle C or D of Title IV of ERISA has been incurred by Intek or any Intek Subsidiary with respect to any "single-employer plan", formerly maintained by any of them or by any entity which is considered one employer with Intek under Section 4001 of ERISA or Section 414 of the Code.

                  (j)      MATERIAL CONTRACTS.  Except as set forth in
                           Schedule 6.2(j) of the Intek Disclosure Schedules, the Securicor Agreement, this Agreement and the Securicor Loan Agreement, neither Intek, MUSA nor any other Intek Subsidiary is a party to, or is bound by any agreement, indenture or other instrument relating to the borrowing of money by Intek, MUSA or any such Intek Subsidiary or the guarantee by Intek, MUSA or any such Intek Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Report on Form 10-K filed by Intek with the Commission, any contract relating to the disposition of any assets or any business interests of Intek, other than in the ordinary course of business, under which the buyer has any continuing obligations or indemnity arrangements, any warranty or other agreement relating to any products manufactured or distributed by Intek or any Intek Subsidiary, any other contract or agreement or amendment thereto that places any restrictions on the ability of Intek, MUSA or any other Intek Subsidiary to engage in any business activity which restrictions would have a Material Adverse Effect on Intek or MUSA (collectively, the "Intek Contracts"). Neither Intek, MUSA nor any Intek Subsidiary is in default under any Intek Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on

                           Intek, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                  (k) INTEK CORPORATE ACTION. The Special Committee of the Board of Directors of Intek has, by unanimous vote, determined that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders, and approved this Agreement and the Securicor Agreement and the transactions contemplated hereby and by the Securicor Agreement.

                  (l) INFORMATION IN DISCLOSURE DOCUMENTS. The information with respect to Intek or any subsidiary of Intek provided by Intek for inclusion in the Intek Proxy Statement to be mailed to Intek's shareholders in connection with the transactions contemplated by this Agreement, will not, at the time of the mailing of the Intek Proxy Statement and any amendments or supplements thereto, and at the time of the Intek Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that Intek makes no representation or warranty with respect to information provided by MIC for inclusion in the Intek Proxy Statement. The Intek Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act, and the respective rules and regulations promulgated thereunder.

                  (m) FINANCIAL STATEMENTS. Intek has delivered to MIC true, correct and complete copies of the
                           (A) audited consolidated balance sheet of Intek as at December 31, 1995 and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Intek for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) , and (B) unaudited consolidated balance sheet of Intek as at June 30, 1996 (the "Intek Balance Sheet Date") and the related unaudited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Intek for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon) (collectively, the "Intek Financial

                           Statements"). Each of the Intek Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with GAAP and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of Intek and its subsidiaries as at the date and for the period indicated.

                  (n)      ENVIRONMENTAL MATTERS.    For purposes of this
                           Section 6.2(n), the following terms shall have the indicated meaning:

                           (1) "Real Property" means all real property presently or formerly owned or operated by Intek or any Intek Subsidiary on which facilities are or were located and all real property (including property held as trustee or in any other fiduciary capacity) over which Intek or any Intek Subsidiary currently or formerly has exercised dominion, management or control. To the extent that Real Property includes site leases, the representations contained in the Section 6.2(n) shall be limited to the Knowledge of the Executive Officers of Intek.

                           (2) "Environmental Law" means any applicable federal, state or local statute, law ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any Governmental Entity, now existing, relating to: (aa) the protection, preservation or restoration of the environment (including, without limitation, air water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (bb) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended. The term Environmental Law includes, without limitation,

                                    (A) the following statutes, each as amended:
                                         (i)      the Federal Clean Air Act;
                                         (ii)     the Federal Clean Water Act;

                                   (iii)    the Federal Resource Conservation
                                            and Recovery Act of 1976
                                            ("RCRA");
                                   (iv)     the Federal Comprehensive
                                            Environmental Response Compensation
                                            and Liability Act of 1980
                                            ("CERCLA");
                                   (v)      the Federal Toxic Substances
                                            Control Act;
                                   (vi)     the Federal Occupational Safety and
                                            Health Act of 1970;
                                   (vii)    the Federal Safe Drinking Water
                                            Act;
                                   (viii)   the Federal Insecticide,
                                            Fungicide and Rodenticide Act;
                                   (ix)     the California Hazardous Waste
                                            Control Law;
                                   (x)      the California Hazardous Substance
                                            Account Act;
                                   (xi)     the Porter-Cologne Water Quality
                                            Control Act; and
                                   (xii)    the California Air Pollution
                                            Control Law; and

                    (B) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

               (3) "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation,
                    (aa) any "hazardous substance" as defined in CERCLA, (bb) any "hazardous waste" as defined in RCRA, and (cc) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, friable asbestos, asbestos containing material releasing friable asbestos, urea formaldehyde foam insulation, lead and polychlorinated biphenyls ("PCBs").

               (4) Except as set forth on Schedule 6.2(n) of the Intek Disclosure Schedules or as would not individually or in the aggregate have a
                        Material Adverse Effect on Intek,

                        (A) Intek and each Intek Subsidiary is and has been in compliance with all applicable Environmental Laws,

                        (B) the Real Property does not contain any Hazardous Substance in violation of any applicable Environmental Law,

                        (C) neither Intek nor any Intek Subsidiary has received any written notices, demand letters or written requests for information from any Governmental Entity or any third party indicating that Intek or such Intek Subsidiary may be in violation of, or liable under, any Environmental Law,

                        (D)     to the Knowledge of the Executive
                                Officers of Intek, there are no civil,
                                criminal or administrative actions,
                                suits, demands, claims, hearings,
                                investigations or proceedings pending or to the Knowledge of the Executive Officers of Intek threatened against Intek or any Intek Subsidiary with respect to Intek or any Intek Subsidiary or the Real Property relating to any violation, or alleged violation, of any Environmental Law,

                        (E) no reports have been filed, or, to the Knowledge of the Executive Officers of Intek, are required to be filed, by Intek or any Intek Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Real Property,

                        (F)     to the Knowledge of the Executive
                                Officers of Intek, there are no
                                underground storage tanks on, in or
                                under any of the Real Property and no
                                underground storage tanks have been
                                closed or removed from any Real Property while such Real Property was owned or operated by Intek or any Intek Subsidiary, and

                        (G)     to the Knowledge of the Executive
                                Officers of Intek, neither Intek nor any

                    Intek Subsidiary has incurred, and none of the Real Property is presently subject to, any liabilities fixed (or, to the knowledge of Intek, contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

          (5) To the Knowledge of the Executive Officers of Intek, there are no permits or licenses required under any Environmental Law in respect of the Real Property presently operated by Intek or any Intek Subsidiary.

          (6) Neither Intek nor any Intek Subsidiary has received written notice that any part of the Real Property has been or is listed as a site containing Hazardous Substances pursuant to any Environmental Law.

     (o) LABOR RELATIONS. Except as set forth in Schedule 6.2(o) of the Intek Disclosure Schedules, neither Intek nor any Intek Subsidiary is a party to or bound by any collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Executive Officers of Intek threatened, any strike, walkout or other work stoppage or labor organizational effort, and neither Intek nor any Intek Subsidiary has received any union grievances, complaints, or claims, the liability for which would have a Material Adverse Effect on Intek.

     (p) REAL ESTATE. Except as set forth on Schedule 6.2(p) of the Intek Disclosure Schedules, no real property is owned by Intek or any Intek Subsidiary. Schedule 6.2(p) sets forth the description of all real property leases to which Intek is a party. There does not exist any actual or, to the Knowledge of the Executive Officers of Intek, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject to real property leases set forth on Schedule 6.2(p), or otherwise operated or utilized by Intek, or any part thereof, and Intek has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

     (q) LITIGATION. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of the Executive Officers of Intek, threatened, that questions the validity of this Agreement, the

                           Intek Documents or any action taken or to be taken by Intek in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 6.2(q) of the Intek Disclosure Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of Intek, threatened against Intek or any Intek Subsidiary (including, without limitation, any claims in respect of any warranties of Intek) which, insofar as the Executive Officers of Intek can reasonably foresee, would have a Material Adverse Effect on Intek. Neither Intek nor any Intek Subsidiary is subject to any outstanding judgment, decree or order entered in any Legal Proceeding affecting or naming Intek or any Intek Subsidiary or having a Material Adverse Effect on Intek, and to the Knowledge of the Executive Officers of Intek, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of Intek, there is no basis for any Legal Proceeding against Intek or any Intek Subsidiary which could reasonably be expected to have a Material Adverse Effect on Intek.

                  (r) LICENSES. Schedule 6.2(r) of the Intek Disclosure Schedules sets forth a complete list of all FCC licenses in which Intek has an interest or under which Intek operates any part of its business.
                           Intek is not, as of the date hereof, the record and beneficial licensee and owner of any FCC licenses. Intek is entitled to act and is acting as of the date hereof as manager, pursuant to valid and subsisting management agreements, of each of the FCC licenses identified as managed FCC Licenses on Schedule 6.2(r) of the Intek
                           Disclosure Schedules (the "Licenses") and, to the knowledge of the Executive Officers of Intek, the persons identified on Schedule 6.2(r) of the Intek Disclosure Schedules as the holders of the Licenses are the sole record and beneficial licensees and owners of such Licenses). Except as set forth on Schedule 6.2(r) of the Intek
                           Disclosure Schedules, neither Intek nor any of its Affiliates currently owns, of record or beneficially, or manages any other FCC licenses. Except as set forth on Schedule 6.2(r) of the Intek Disclosure Schedules, to the knowledge of the Executive Officers of Intek, there is no pending or threatened action by the FCC or any other Governmental Entity or third party to suspend, revoke, terminate or challenge any of the Licenses or otherwise investigate the operation of Intek's SMR business or the accuracy of the loading of the system or systems of Intek's SMR business. Except as set forth in Schedule 6.2(r) of the Intek Disclosure Schedules, Intek is as of the date hereof in compliance in all material respects with all regulations concerning construction and spacing of the Licenses or the facilities associated therewith, and all other federal statutes, and rules, regulations and policies of the FCC applicable to Intek, the Licenses, or Intek's SMR business. To the Knowledge of the Executive Officers of Intek, none of the Licenses is currently subject to or operating under any short-space agreement or any FCC waiver of otherwise applicable rules and regulations, except as disclosed in Schedule 6.2(r) of the Intek Disclosure Schedules. Except as disclosed in Schedule 6.2(r), there are no payments due and payable by Intek, nor any dispute regarding any payments due from Intek between Intek and the licensee of any of the Licenses and, to the knowledge of the Executive Officers of Intek, there are no payments due and payable by any third party (including any predecessor in interest with respect to the Licenses), nor any dispute regarding any payments by any third party between such third party or Intek and the licensees of any License relating to the Licenses, including without limitation any payments to the licensees of the Licenses.

                  (s) UNITS IN SERVICE. Schedule 6.2(s) of the Intek Disclosure Schedules sets forth a true and complete list, by customer, of the units in service in connection with the Licenses (the "Units in Service"). The Units in Service are, to the knowledge of the Executive of Officers of Intek, in the possession of the indicated customers, which customers are billed for their use of such Units in Service at the actual customer rates shown in Schedule 6.2(s) of the Intek Disclosure Schedules and which customers are required to pay such billed amounts in full (subject to Intek's normal prompt payment, volume and similar discounts, all of which have been disclosed in writing to MIC) on or before the relevant due date reflected in the relevant billing.

                  (t)      CONTRACTS, LEASES AND SITE LICENSES.
                           Schedule 6.2(t) of the Intek Disclosure Schedules sets forth a true and complete index and current copies (or written summaries, including all material terms, in the case of oral agreements) of all material contracts (excluding customer contracts), leases and site licenses related to the assets, Intek's business and the Licenses, including without limitation, site licenses, equipment leases or installment sale contracts, partnership, joint-venture or joint-use agreements, management agreements, dealer agreements, short-space agreements or the like. Except as set forth on Schedule 2.1(c) of the Intek Disclosure Schedules, all of the contracts, leases and site licenses relating to the Licenses have been entered into by Intek on arm's length terms with non-Affiliates are in full force and effect and are valid and enforceable in accordance with their terms. Intek has received no notice from any Person of termination of any such contract, lease, or site license, and the consummation of the transaction herein contemplated shall not affect a termination of or give any Person the right to terminate or modify any such contract, lease or site lease. Except as set forth on Schedule 2.1(c) of the Intek Disclosure Schedules, to the Knowledge of the Executive Officers of Intek, none of the contracting parties is in default in any material respect or has acted or failed to act in a manner which, with notice or the passage of time or both, will result in a material default under any of the contracts, leases, and site licenses and no penalties have been incurred nor are any material amendments pending with respect to any of the contracts, leases and site licenses.

                  (u) RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 6.2(u) of the Intek Disclosure Schedules, no current shareholder, director, or officer of Intek or any of its Subsidiaries is presently a party to, or since January 1, 1996, has entered into, directly or indirectly through his, her or its Affiliates, any arrangement or transaction with Intek or any of its Subsidiaries providing for the furnishing of services (except as director or officer) by or to, or the rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person (except as a director or officer), other than those that do not involve payments, or the furnishing of goods or services having a fair market value by, from or to Intek or any of its Subsidiaries of more than $25,000 in any calendar year.

                  (v)      COMPLIANCE WITH LAWS.  Except as set forth on
                           Schedule 6.2(v) of the Intek Disclosure Schedules, to the Knowledge of the Executive Officers of

                           Intek, each of Intek, its subsidiaries and its Affiliates has complied with all laws applicable to the conduct of its business, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Intek.

7.       COVENANTS OF MIC.
         -----------------

         7.1 MIC'S REPRESENTATION LETTER. MIC and Intek shall execute and deliver a written representation letter (a "Shareholder Representation Letter") with respect to the Common Stock to be delivered to MIC pursuant to this Agreement providing that:

                  (a) MIC agrees that it shall not sell, transfer, assign, pledge or otherwise dispose of the Common Stock unless such sale, transfer, assignment, pledge or other disposition has been registered or is exempt under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws and MIC provides to Intek an opinion of counsel satisfactory to Intek that a sale, transfer, assignment, pledge or other disposition of such Common Stock may be made without registration.

                  (b)      MIC represents as follows:

                           (1) The Common Stock to be acquired by MIC will be acquired for MIC's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

                           (2) MIC is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock;

                           (3)   The Executive Officers of MIC had an
                                 opportunity to ask questions and receive answers concerning Intek and the terms and conditions of the acquisition of the Common Stock and have had full access to such other information concerning Intek as MIC has requested; and

                           (4) MIC acknowledges that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless
                                    subsequently registered under the Securities
                                    Act or an exemption from such registration is available, and MIC is able to bear the economic risk of any investment in the Common Stock for an indefinite period of time.

                  (c) MIC acknowledges that until such time as the Common Stock has been registered for resale pursuant to the Securities Act, each certificate representing the Common Stock shall be endorsed with the following legend:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

                  (d) MIC acknowledges that Intek may place stop transfer orders against the registration or transfer of any Common Stock until such time as the requirements of the foregoing legend are satisfied.

                  (e)      Intek acknowledges that the legend described in
                           Section 7.1(c) hereof and any stop transfer instructions issued pursuant to
                           Section 7.1(d) hereof shall be removed promptly and Intek shall issue promptly a new certificate to MIC of such Common Stock if the sale of such Common Stock has been registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if MIC provides to Intek an opinion of counsel reasonably satisfactory to Intek that a public sale, transfer or assignment of such Common Stock may be made without registration.

         7.2      SATISFACTION OF MIC OBLIGATIONS POST-CLOSING.

                  (a)      RETURN OF ACQUIRED ASSETS.  If Intek, MUSA
                           Securicor Communications is compelled to return any Acquired Assets to MIC to be applied against the satisfaction of any obligation of MIC which arises within one year after the Closing, then Simmonds shall, promptly upon receipt of a written request therefor, accompanied by an assignment to Simmonds of all of the requesting entity's right, title and interest in any claim against MIC with respect to such Acquired Asset, pay cash to such entity in an amount equal to the value of such Acquired Asset as of the date of this Agreement. Each of MIC and Simmonds hereby agrees that Securicor Communications Limited shall be an intended third-party beneficiary of the provisions of this Section 7.2.

                  (b) RETURN OF MUSA PROPERTY. If a customer of the U.S. LMR Distribution Business returns merchandise to MIC which merchandise was supplied by MUSA pursuant to MUSA's obligations to such customer under the Contracts (whether or not such Contract was assignable), or if MIC receives from a customer any other cash or other proceeds arising from MUSA's performance of its obligations to a customer, then MIC shall, at MUSA expense, deliver such inventory, cash or proceeds to MUSA in the form received. Simmonds shall promptly pay to MUSA the amount of such proceeds or the cost of such inventory upon MUSA's written request therefor if MIC fails to comply with its obligations under this Section 7.2(b).

8.       COVENANTS OF INTEK
         ------------------
         8.1      CONFIDENTIALITY OF INFORMATION.

                  (a) The materials made available to Intek, MUSA or Securicor by MIC or MIC's Affiliates, whether in verbal, written or any other form (collectively, the "MIC Materials"), are deemed to be confidential and proprietary information of MIC to the extent such MIC Materials are not purchased as part of the Acquired Assets. No such MIC Materials shall be copied, photographed, or in any way duplicated without the express prior written consent of MIC except to the extent such MIC Materials have previously been made available to the general public other than by Intek, MUSA, Securicor or their respective Affiliates. MIC will provide copies of the MIC Materials, or any part of them, to Intek, MUSA or Securicor upon their respective requests therefore. At the election of MIC, Securicor may be required to execute a confidentiality agreement containing provisions no less burdensome than those set forth in this Section 8.1 with respect to Intek prior to having the MIC Materials made available to it hereunder.

                  (b) Intek shall notify, and shall cause any Affiliate of Intek, including MUSA, to notify all employees, agents or representatives of Intek or any Affiliate of Intek receiving or otherwise learning of the MIC Materials, that the contents thereof must be kept confidential pursuant to this Agreement, and that any disclosure to a third party or use of MIC Materials not purchased as part of the Acquired Assets without MIC's written permission will constitute a breach of this Agreement.

                  (c) Intek agrees, and agrees to obtain for the benefit of MIC from any third party provided the MIC Materials in accordance with the provisions hereof, that upon any repudiation of this Agreement or if there is no Closing for any reason whatsoever, neither Intek nor any such third party will implement, use or disclose the MIC Materials not purchased as part of the Acquired Assets for a period of three (3) years beginning on the date of any repudiation regardless of whether MIC surrenders, assigns or otherwise disposes of its rights and duties under the Agreement unless the MIC Materials are or become known to the general public, except if such public knowledge is the result of Intek's or such third party's own actions and/or breach of this Agreement; or such disclosure is required under applicable law or an order of a Governmental Entity. In the event that any repudiation shall occur, Intek shall return, and cause all other Persons who received such MIC Materials through Intek to return, to MIC all tangible MIC Materials, notes, records and recordings, except to the extent that such MIC Materials have been purchased as Acquired Assets hereunder.

                  (d) Unless purchased by Intek pursuant to the terms of this Agreement, the MIC Materials shall, without limitation, remain the property of MIC, and upon the termination of this Agreement shall be returned promptly to MIC at its request, together with all copies, notes, extracts, summaries and
                                ---
                           analyses thereof, whether or not such copies have been provided by MIC.

                  (e)      Intek acknowledges that any violation of this Section
                           8.1 will cause immediate and irreparable harm to MIC and that the damages which MIC will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Section 8.1, MIC will be entitled to the issuance of a restraining order and/or a preliminary and permanent injunction, without bond, restraining and/or enjoining such violation by Intek or any entity or Person acting in concert with Intek. This remedy will be in addition to any other remedy which may otherwise be available to MIC.

         8.2 REPLACEMENT OF PERFORMANCE BONDS. On or before September 30, 1996, Intek or its assigns shall provide all letters of credit, guaranties and performance bonds as shall be necessary for Intek to obtain the release of MIC and its Affiliates from the guaranties, letters of credit, or performance bonds set forth on Schedule 8.2 (collectively, the "Performance Guarantees").

         8.3 RIGHTS OF INSPECTION. From and after the Closing, Intek shall, whenever reasonably requested by MIC, permit MIC to have access to all business records turned over to Intek and/or MUSA pursuant to this Agreement. Intek shall preserve and maintain, or shall cause MUSA to preserve and maintain, the records relating to the U.S. LMR Distribution Business which are part of the Acquired Assets for at least six years after the Closing.

         8.4      EMPLOYEE MATTERS.

                  (a) On or prior to the date of the Closing, Intek or its Affiliates will offer employment on an "at-will basis" to the employees of MIC listed on
                           Schedule 8.4(a); provided that (i) the acceptance by an employee of an offer of employment made pursuant to this Section 8.4 shall become effective as of the Effective Date subject to the condition subsequent that the transactions contemplated by this Agreement closes, and (ii) an employee who is absent from active service on the Effective Date shall not be offered employment by Intek unless and until such inactive employee is capable of returning to active service in the same capacity and position that such employee occupied immediately prior to his absence, provided such return to active service occurs prior to the second anniversary of the Effective Date. Nothing herein shall obligate MIC to continue the employment of any employee. Employees receiving and accepting Intek's offer of employment pursuant to the terms hereof shall hereinafter be referred to as "Transferred Employees." Intek's offer of employment to such Transferred Employees shall provide for the same base salary payable to such Transferred Employee by MIC immediately prior to such offer of employment by Intek, but on such other terms and conditions of employment, if any, as Intek may offer to the Transferred Employee's in its sole discretion; PROVIDED, HOWEVER, that Transferred Employees will be offered a health and life insurance program which shall not exclude coverage for conditions existing prior to Closing (except to the extent excluded prior to the Closing) and which, taken as a whole, will be comparable to the health and life insurance program now offered to such Transferred Employees by MIC, provided that the insurance company which currently provides MIC with health and life insurance coverage is willing to provide such coverage to Intek on and after the date of the Closing at a cost comparable to that paid by MIC immediately before the Closing. Intek shall grant all Transferred Employees credit for purposes of eligibility and vesting under Intek's employee benefit plans, programs, agreements or arrangements for such Transferred Employees' years of service as employees of MIC to the same extent a similarly situated Intek employee's service with Intek is taken into account for purposes of eligibility and vesting under such employee benefit plans, programs, agreements or arrangements.

                  (b) No provision of this Section shall create any right in any Transferred Employee or in his or her beneficiaries.

                  (c) On and after the date of Closing, MIC shall not be liable for any expense or liability that may arise from employment with or termination of any Transferred Employee by Intek, provided that nothing in this Section 8.4(c) shall limit MIC's indemnification obligations under Section 11.1.

         8.5 OWNERSHIP AND PROPRIETARY RIGHTS. Intek agrees that it will maintain all patent, copyright, trade secret and other similar notices of the proprietary rights of MIC or third parties in and on all copies of the MIC Materials not purchased as Acquired Assets under this Agreement. Ownership of all MIC Materials and of all intellectual property rights of MIC not purchased by Intek as Acquired Assets under this Agreement is and shall remain in MIC. All intellectual property rights purchased by Intek as Acquired Assets under this Agreement shall vest with Intek subject to MIC's rights under the U.S. Trademarks License Agreement.

         8.6 AGREEMENTS WITH RESPECT TO OTHER TRANSACTIONS. From and after the execution and delivery of this Agreement, Intek will not amend, modify, supplement, waive any rights or remedies under or grant any consent under the Securicor Agreement (including any schedule and exhibit thereto), or agree to do any of the foregoing, without the prior written consent of Simmonds (which consent shall not be unreasonably withheld).

9.       MUTUAL ADDITIONAL COVENANTS
         ---------------------------
         9.1 EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own legal, accounting and other expenses incurred by it in connection with this Agreement, and the other agreements and transactions contemplated by this Agreement.

         9.2 PUBLIC ANNOUNCEMENT. The parties agree that no party shall issue or cause publication of any press release or other announcement, disclosure or public communication with respect to this Agreement or the transactions contemplated by this Agreement without the consent of the others. Nothing in this Agreement shall prohibit any party, after reasonable efforts to consult with the others, from issuing or causing publication of any press release, announcement or other public communication to the extent that such party reasonably believes that the action is required by law in connection with obtaining necessary approvals and consents and complying with applicable law (e.g. any requirement that a party hereto make any filings with the Securities and Exchange Commission relating to this Agreement and the transactions contemplated in this Agreement).

         9.3 COOPERATION. Neither MIC nor Intek shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to it under this Agreement. Intek, MIC and Simmonds shall each promptly take all actions as may be appropriate to enable them to perform their obligations under this Agreement.

         9.4 INTERIM OPERATIONS. During the period from the date of this Agreement through the Option Exercise Date, except as expressly provided in this Agreement, as required by law, or as otherwise unanimously approved in advance by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld):

                  (a) Intek shall operate, or cause MUSA to operate, the U.S. LMR Distribution Business.

                  (b) Intek shall not permit or cause MUSA to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

                  (c) Intek shall cause MUSA to maintain or cause to be maintained, or Intek, if it owns the U.S. Trademarks, shall maintain or cause to be maintained, the U.S. Trademarks in full force and effect.

                  (d) Neither Intek nor MUSA shall amend or otherwise agree to or take any action effectively amending or terminating the Securicor Loan Agreement or the Securicor Agreement.

                  (e) Neither Intek nor MUSA shall use the advances under or other proceeds of the Securicor Loan Agreement other than for the benefit of MUSA.

         9.5 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Intek and MIC shall, so long as all related fees are reasonable or such actions are expressly approved by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld):

                  (a) prepare and file all necessary forms and responses as shall be required to obtain governmental approval under Hart-Scott-Rodino for all of the transactions contemplated herein and in the Securicor Agreement as promptly as possible after the Closing, with filing fees for such filings under Hart-Scott-Rodino to be paid by INTEK;

                  (b) cooperate with one another in promptly determining whether any other filings are required to be made or consents, waivers, approvals, permits or authorizations are required to be obtained under any other applicable federal, state or foreign law or regulation or any Contracts and in promptly making any such filings, furnishing information required in connection therewith and seeking in a timely fashion to obtain any such consents, waivers, approvals, permits or authorizations; and

                  (c) deliver to the other parties of this Agreement copies of all such reports and filings promptly after they are filed. Intek shall be responsible for all fees required to be paid in connection with any such consents, approvals, permits or authorizations.

         9.6 PROXY STATEMENT. As soon as practicable after the Closing, Intek shall prepare and file with the Securities and Exchange Commission a proxy statement and related solicitation materials relating to a special meeting of the holders of the Intek's common stock, $.01 par value (the "Intek Stockholders' Meeting") concerning the Securicor Agreement and the transactions contemplated thereby (such proxy statement, as amended or supplemented from time to time, being herein referred to as the "Proxy Statement"), and shall use its best efforts to cause the Proxy Statement to be mailed to its stockholders at such time and in such manner as permits the Intek Stockholders' Meeting to be held as promptly as practicable. MIC and Simmonds shall each use its best efforts to furnish all information as may be reasonably requested by Intek and, in any case, as required with respect to Intek by Regulation 14A under the Exchange Act for inclusion in the Proxy Statement. The information provided by Intek and MIC, respectively, for use in the Proxy Statement shall, on the date when the Proxy Statement is first mailed to Intek's stockholders, and on the date of the Intek Stockholders' Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and Intek, MIC and Simmonds each agree promptly to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Intek shall duly call, give notice of, convene and hold the Intek Stockholders' Meeting, for the purpose of approving, among other matters, the transactions contemplated under the Securicor Agreement. Intek, through its Board of Directors, shall recommend to its stockholders approval of the foregoing. The Proxy Statement will comply as to form in all material respects with all applicable requirements of the Exchange Act, and no amendment or supplement to the Proxy Statement shall be made by Intek without the prior written approval of MIC (which approval shall not be unreasonably withheld), except as otherwise required by applicable laws.

         9.7      HITACHI SUPPLY AGREEMENT.

                  (a) After the Closing, neither MIC nor Simmonds will take any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, or take any action that would result in MUSA's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that nothing herein shall obligate MIC to satisfy any minimum purchase requirements under the Hitachi Supply Agreement.

                  (b) After the Closing, Intek will not take, nor will it permit MUSA to take, any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, and Intek will not take, nor will it permit MUSA to take, any action that would result in MUSA's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that MIC and Simmonds acknowledge that Intek intends to continue to purchase 220 MHZ products from Securicor and that Intek shall have no obligation to satisfy any minimum purchase requirements under the Hitachi Supply Agreement. Intek shall, however, use its best efforts in a commercially reasonable manner to market and sell MIC and Hitachi products at a volume comparable to historical levels achieved by MIC in its conduct of the U.S. LMR Distribution Business.

         9.8 REMOVAL OF RETAINED ASSETS. Within ten (10) Business days after the Closing, MIC shall remove from the leased facility located at 1690 Topping Avenue, Kansas City, Missouri 64120 (the "Facility") all inventory and other assets which are not Acquired Assets. Intek shall cause MUSA to provide MIC such access to the Facility as MIC shall reasonably require to remove such assets as promptly as practicable.

10.      OPTION TO ACQUIRE CAPITAL STOCK OF MUSA.
         ----------------------------------------

         10.1 GRANT OF OPTION. Intek hereby grants to MIC an option (the "Option") to acquire all of the outstanding and issued capital stock of MUSA upon satisfaction of the requirements and payment of the amounts set forth in
                  Section 10.2 of this Agreement on or before the Option Exercise Date and provided, in any event, that all of the Obligations under the Securicor Loan Agreement shall have been repaid in full on or before MIC's exercise of the Option. Notwithstanding anything to the contrary in this Agreement, MIC may assign the option to an Affiliate of MIC. Upon the satisfaction of the requirements set forth in Section 10.2 Intek shall, on the Option Exercise Date, deliver to MIC, or to such Person as MIC shall assign the Option, as the case may be, all of the outstanding and issued capital stock of MUSA, free and clear of all liens and encumbrances.

         10.2 OPTION EXERCISE REQUIREMENTS. For MIC to exercise the Option, MIC or an Affiliate of MIC, must satisfy the following on or before the Option Exercise Date:

                  (a) All of the Obligations then existing under the Securicor Loan Agreement shall have been paid in full as of the Option Exercise Date.

                  (b) MIC or an MIC Affiliate shall assume all of the outstanding liabilities of MUSA incurred in connection with its conduct of the U.S. LMR Distribution Business; and

                  (c) MIC shall pay to Intek such number of shares of the Common Stock of Intek as shall be equal to the Purchase Price of this Agreement and shall deliver to Intek all certificates evidencing such shares of Common Stock, with stock powers duly executed in blank for transfer.

         10.3 RELEASE OF RIGHTS AND OBLIGATIONS. Except with respect to any claim MIC may have against Intek for a breach of Intek's obligations under Section 9.4(e) of this Agreement (Intek's obligation not to, and not to permit MUSA to, use any proceeds of the Securicor Loan Agreement other than for the benefit of MUSA), all representations, warranties and covenants under this Agreement shall cease and terminate immediately upon the transfer of the MUSA shares to MIC in connection with MIC's exercise of the Option.

         10.4 DELIVERY OF MUSA CAPITAL STOCK. Upon MIC's or an MIC Affiliate payment of the Exercise Price and the payment in full to Securicor Communications Limited by MIC or Intek, as the case may be, of all of the Obligations then outstanding under the Securicor Loan Agreement as provided in Section 10.2, Intek shall deliver to MIC or such MIC Affiliate one or more certificates evidencing all of the outstanding capital stock of MUSA, free and clear of all liens and encumbrances.

         10.5 REPRESENTATIONS REGARDING MUSA CAPITAL STOCK. Intek hereby represents and warrants to MIC that all of the shares of capital stock of MUSA to be delivered to MIC or its Affiliate upon exercise of the Option will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights, and shall be free and clear of any liens, encumbrances or restrictions as of the exercise of the Option.

         10.6 OPTION PERIOD. The Option shall be exercisable by MIC or its assigns during the period commencing upon Intek's written notice to MIC and Simmonds that the

                  Securicor Agreement has been terminated and continuing through the Option Exercise Date.

11.      INDEMNIFICATION
         ---------------

         11.1 MIC'S AND SIMMONDS' INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations of this Agreement or any other MIC Document, MIC and Simmonds shall defend, indemnify and save Intek and its directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all loss, cost, damage or expense (including attorneys' fees), net of any tax benefits (collectively "Damages") whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty or obligation of MIC contained in this Agreement, (b) any liability or obligation of MIC other than the Assumed Liabilities, whether arising prior to, on or after the Effective Date, (c) any claims by any employee or former employee of MIC (whether or not a Transferred Employee) arising out of the employment or termination of employment of the employee on or prior to the Closing Date or as a result of transactions contemplated by this Agreement, including any claim pursuant to the Worker Adjustment and Retraining Notification Act, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of MIC for or on account of this Agreement or the transactions contemplated hereby.

         11.2 INTEK'S INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations this Agreement, Intek shall defend, indemnify and save MIC, Simmonds and their respective directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all Damages whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty of Intek contained in this Agreement or any other Intek Document, (b) the conduct of the U.S. LMR Distribution Business after the Closing, (c) the Assumed Liabilities, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of Intek for or on account of this Agreement or the transactions contemplated hereby.

         11.3     NOTICE AND OPPORTUNITY TO DEFEND.

                  (a) In the event that any action, suit, proceeding, investigation, claim or demand is asserted against or sought to be collected from an indemnified party (a "Third Party Claim") for which such indemnified party (each a "Beneficiary") intends to assert a right of indemnity under Section 11.1 or 11.2, the Beneficiary shall notify the other party (the "Indemnitor") with reasonable promptness of such Third Party Claim, specifying, to the extent known, the nature, circumstances and amount of the Third Party Claim (a "Third Party Claim Notice"). The Indemnitor shall have 14 days from its receipt of a Third Party Claim Notice to notify the Beneficiary whether the Indemnitor disputes the Beneficiary's right of indemnity with respect to such Third Party Claim and if the Indemnitor does not dispute such right, whether or not the Indemnitor desires to defend the Beneficiary against such Third Party Claim.

                  (b) If the Indemnitor notifies the Beneficiary within the 14-day period that the Indemnitor does not dispute the Beneficiary's right of indemnity and the Indemnitor desires to defend against such Third Party Claim, then the Indemnitor shall have the right to assume and control, at its sole cost and expense, the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to the Beneficiary. Beneficiary may participate in, but not control, any such defense or settlement, at its sole cost and expense.

                  (c) If the Indemnitor disputes the Beneficiary's right of indemnity with respect to a Third Party Claim, or does not dispute such right of indemnity but fails to promptly assume and prosecute the defense of such Third Party Claim, then the Beneficiary shall be entitled to assume and control the defense of such Third Party Claim, and the Beneficiary shall be entitled to indemnification for the cost of such defense.

                  (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers.

                  (e) Neither MIC or Simmonds, on the one hand, nor Intek, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement with respect a Third Party Claim). Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If the party other than the Responsible Party fails to consent to any settlement offer of a Third Party Claim that only involves the payment of a sum of money and has no other consequence, such other party may continue to contest or defend such Third Party Claim and, in such event, the maximum total indemnity with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the party other than the Responsible Party fails to consent to such settlement offer) shall not exceed the amount of such settlement offer.

                  (f) In the event that a Beneficiary has a claim for indemnity that does not involve a Third Party Claim (a "Direct Claim"), Intek, MIC or Simmonds, as the case may be, (a "Claimant") shall notify the Indemnitor of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"). If the Indemnitor notifies the Claimant that it disputes the claim for indemnity with respect to a Direct Claim set forth in a Direct Claim Notice, the resolution of such Direct Claim shall be determined in accordance with Section 14.13.

                  (g) All claims for indemnification under this Article 10 must be asserted by Intek or MIC or Simmonds, as the case may be, prior to twelve (12) months after the Closing or with respect to any covenant, twelve (12) months after the later of the Closing or the breach of such covenant.

                  (h) For purposes of this Agreement, the amount of damages of Intek or MIC or Simmonds with respect to Third Party Claims and Direct Claims shall be reduced to the extent of any applicable insurance proceeds or other third party recovery received by it. Intek or MIC or Simmonds, as applicable, shall timely file claims for insurance proceeds and/or defense and pursue all other third party reimbursement rights with respect to any Damages sustained by them.

                  (i) Notwithstanding Sections 11.1 and 11.2 of this Agreement, neither Intek nor MIC shall be entitled to indemnification under this Article 11 with respect to any breach of any representation or warranty contained in this Agreement or any other MIC Document or Intek Document unless and until its aggregate claims exceeds Fifty Thousand Dollars ($50,000) calculated on a cumulative basis and not on a per claim basis. Once indemnifiable claims for breaches of representations and warranties by MIC or Intek exceed $50,000 in the aggregate, such party shall be entitled to payment for all amounts indemnifiable under this Section 11 for such claims to the extent they exceed $50,000.

                  (j) Notwithstanding anything to the contrary contained in this Agreement:

                           (1) If the Securicor Transaction does not Close and MIC does not receive the upward price adjustment set forth in Section 3.1(b)(2)(A) of this Agreement, then (A) the aggregate liability of MIC and Simmonds under Section 11.1(a) shall not exceed $30,000, and (B) the aggregate liability of Intek under Section 11.2(a), other than for Damages incurred by MIC or Simmonds as a direct result of (x) Intek's breach of its covenants set forth in Sections 3.2, 8.1, or 10 of this Agreement
                                 (y) or any breach or inaccuracy of Intek's representations and warranties contained in
                                 Section 6.2(c), shall not exceed $30,000.

                           (2) If the Securicor Transaction does Close and MIC does receive the upward price adjustment set forth in Section 3.1(b)(2)(A) of this Agreement, then (A) the aggregate liability of MIC and Simmonds under Section 11.1(a), other than for Damages incurred by Intek as a direct result of MIC's breach of its representations and warranties set forth in
                                 Section 6.1 of this Agreement and/or its covenants set forth in Sections 2.2 and 13 of this Agreement, shall not exceed $600,000 and
                                 (B) the aggregate liability of Intek under
                                 Section 11.2(a), other than for Damages
                                 incurred by MIC or Simmonds as a direct
                                 result of Intek's breach of its covenants set forth in Sections 3.2 and 8.1 of this Agreement, shall not exceed $600,000.

         11.4     PAYMENT OF DAMAGES. Claims to an indemnified party under this
                  Section 11 shall be paid in shares of Intek's Common Stock, an the number of shares of Intek's Common Stock to be transferred in satisfaction of such Claims and the terms of such transfer shall be determined by dividing the amount of such Claims by the Applicable Average Share Value. For purposes hereof, the "Applicable Average Share Value" shall be equal to the average of the Daily Closing Prices for each of the ten Business Days immediately preceding the date on which the amount of such Claims are determined.

         11.5 EXCLUSIVE REMEDY. From and after the Closing, the indemnification rights set forth in this Section 11 and the right to specific performance under Section 14.12 of this Agreement shall be the sole and exclusive remedy for claims or Damages resulting from any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement of Intek or MIC contained in this Agreement, and none of MIC or Intek shall assert any such claim except as provided in this Section 11; PROVIDED, HOWEVER, that the foregoing shall not apply to any claims or Damages based on fraud or a breach by any party hereto of its obligations under Section 13 of this Agreement.

         11.6 SUBORDINATION TO SECURICOR. MIC's rights to indemnification hereunder shall be subordinate to Securicor's rights under the Securicor Loan Agreement. MIC shall take no action to interfere with Securicor's ability to exercise its rights under the Securicor Loan Agreement with respect to the Collateral.

12. ASSIGNMENT AND SUBLICENSE. Neither party hereto may transfer its rights or obligations hereunder, except that MIC may assign in part or in whole its rights and obligations hereunder to SCL, Inc., a Delaware corporation and the sole shareholder of MIC ("SCL, Inc.") or to Simmonds, and SCL, Inc. or Simmonds in turn, may assign in part or in whole its rights and obligations hereunder to any Affiliate of SCL, Inc. or Simmonds, MIC, SCL, Inc.,
         Simmonds or any Affiliate of MIC or SCL, Inc. or Simmonds may appoint distributors and sublicensees in accordance with the U.S. Trademarks License Agreement, and Intek may assign its rights and obligations hereunder to MUSA pursuant to the terms and the Intek Assignment and Assumption Agreement;
         PROVIDED, HOWEVER, that no such assignment by Intek, MIC, SCL, Inc. or Simmonds shall relieve the assignor thereof of any of its obligations under this Agreement without the prior written consent of MIC and Simmonds. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto. No assignment of this Agreement, nor any sale, assignment or transfer pursuant to this Section 12, shall release the assignor from any of its duties, obligations or liabilities under this Agreement unless the other party shall consent to such release in writing. Each of MIC and Simmonds acknowledges the Assignment and Assumption Agreement and consent to such assignment pursuant to the terms and conditions of the letter agreement among MIC, Simmonds, Intek and MUSA dated September 20, 1996.

13.      NON-COMPETE.
         -----------

         13.1 MIC/SIMMONDS NON-COMPETE. Each of Simmonds and MIC agrees that, for a period of three (3) years following the Closing, neither MIC, Simmonds, nor their respective subsidiaries will sell, distribute or otherwise transfer LMR Products in the U.S., integrate LMR products from any source into LMR systems within the U.S., or solicit or encourage any dealer of LMR Products to modify or terminate its arrangements with Intek regarding the distribution of any LMR Products; PROVIDED, HOWEVER, that this covenant shall not apply
                  (a) with respect to the performance by MIC or Simmonds or their respective subsidiaries of their obligations under any agreement which is not included in the Acquired Assets and which is in existence on the date hereof, as set forth on Schedule 13.1 to this Agreement, and (b) to the extent that any law, regulation or order of a Governmental Authority would be violated thereby.

         13.2 INTEK NON-COMPETE. Intek agrees that Intek will not, and Intek will not permit MUSA or any other subsidiary of Affiliate of Intek to, directly or indirectly sell, distribute or otherwise transfer, or to use the MIC name to sell, distribute or transfer:

                  (a) any products bearing the U.S. Trademarks to end-users outside of the U.S.; or

                  (b) Midland Consumer Products bearing the U.S. Trademarks in the U.S.

14.      MISCELLANEOUS
         -------------

         14.1 AMENDMENTS. This Agreement may be amended only by a writing executed by the parties.

         14.2 ENTIRE AGREEMENT. This Agreement amends, supersedes and replaces in its entirety the Other Agreement. This Agreement and the other agreements expressly provided for in this Agreement set forth the entire understanding of the parties to this Agreement and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

         14.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of

                  New York without giving effect to its principles of conflict of laws.

         14.4 NOTICES. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or after being sent by telecopy, with confirmed answer back, or within 1 business day of being sent by established overnight courier, to the parties at their respective addresses set forth below:

                  To Simmonds:      c/o Simmonds Capital Limited
                                    5255 Yonge Street, Suite 1050
                                    Willowdale, Ontario
                                    Canada, M2N 6P4
                                    Attn:  Mr. David O'Kell

                  With a copy to:   Jones, Day, Reavis & Pogue
                                    901 Lakeside Avenue
                                    North Point
                                    Cleveland, Ohio  44114
                                    Attn:  Mary Lynn Durham, Esq.
                                    Fax:  (216) 579-0212

                  To MIC: Midland International Corporation c/o Simmonds Capital Limited
                                    5255 Yonge Street, Suite 1050
                                    Willowdale, Ontario
                                    Canada, M2N 6P4
                                    Attn:  Mr. David O'Kell

                  With a copy to:   Jones, Day, Reavis & Pogue
                                    901 Lakeside Avenue
                                    North Point
                                    Cleveland, Ohio  44114
                                    Attn:  Mary Lynn Durham, Esq.
                                    Fax:  (216) 579-0212

                  To Intek:         Intek Diversified Corporation
                                    970 West 190th Street, Suite 720
                                    Torrance, California 90502
                                    Attn: Mr. Nicholas Wilson

                  With a copy to:   Manatt, Phelps & Phillips PLL
                                    11355 West Olympic Boulevard
                                    Los Angeles, CA 90064
                                    Attn:  Nancy H. Wojtas, Esq.

                  Any party by written notice to the other may change the address or the persons to whom notices or copies shall be directed.

          14.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

          14.6 BULK SALES Intek waives compliance by MIC with the provisions of the so-called "bulk sales" laws of any state.

          14.7 WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for in this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for in this Agreement.

          14.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Intek, MIC, Simmonds and their Affiliates any rights or remedies under or by reason of this Agreement.

          14.9 SCHEDULES AND EXHIBITS. The Intek Disclosure Schedules, the MIC Disclosure Schedules and the other Schedules and Exhibits attached to this Agreement are incorporated in this Agreement and shall be part of this Agreement for all purposes as modified by the Intek Officer's Certificate or the MIC/Simmonds Officers' Certificates, as the case may be.

         14.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         14.11 INDEPENDENT CONTRACTOR. Each party is and shall remain an independent contractor. Nothing in this Agreement shall be deemed to establish a partnership, joint venture, or agency relationship between the parties. Neither party may obligate or bind the other party in any manner to a third party.

         14.12 SPECIFIC PERFORMANCE. Intek and MIC acknowledge and agree that any breach by the other party of the foregoing provisions, including, without limitation, any covenant of each party, may cause the injured party irreparable injury for which there is no adequate remedy of law. Therefore, Intek and MIC expressly agree that MIC or Intek shall be entitled, as the case may be, in addition to any remedy available, injunctive or other equitable relief to require specific performance or prevent a breach of the foregoing provisions.

         14.13 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      {Signature Page for Amended and Restated Sale of Assets and Trademark
                   Agreement dated as of September 19, 1996}

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                           INTEK DIVERSIFIED CORPORATION


                                           By:__________________________
                                           Name:
                                           Title:


                                           SIMMONDS CAPITAL LIMITED


                                           By:__________________________
                                           Name:
                                           Title:

                                           MIDLAND INTERNATIONAL CORPORATION


                                           By:__________________________
                                           Name:
                                           Title:

                                                                      EXHIBIT A
                                                                      ---------
                           COMPUTER SERVICES AGREEMENT

         THIS AGREEMENT made the 19th day of September, 1996,

BETWEEN:

                  SIMMONDS CAPITAL LIMITED, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "SCL"),

                                                              OF THE FIRST PART,

                                     - and -


                  MIDLAND U.S.A., INC., a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as "MUSA"),

                                                             OF THE SECOND PART.



         WHEREAS pursuant to an Amended and Restated Sale of Assets and Trademark Agreement (the "Asset Agreement") dated as of September 19, 1996, made between SCL, Intek Diversified Corporation ("Intek") and Midland International Corporation ("MIC"), a wholly-owned subsidiary of SCL, MIC has conveyed to MUSA, inter alia, certain U.S. Trademarks (as defined in the Asset Agreement) thereby permitting MUSA to distribute certain Midland land mobile radio products in the United States;

         AND WHEREAS to assist MUSA in carrying on its business, MUSA requires access to the IBM AS400 computer system, including hardware and software, currently owned by SCL and located at SCL's premises at 975 Dillingham Road, Pickering, Ontario (the "Computer") and SCL has agreed to provide such access on the terms and conditions provided for herein;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:

                           ARTICLE I - INTERPRETATION

1.1      Currency

         Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.

1.2      Number, Gender and Persons

         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.3      Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.4      Time of Essence

         Time shall be of the essence of this Agreement.

1.5      Applicable Law

         This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.6      Severability

         If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.7      Successors and Assigns

         This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their successors and permitted assigns.

1.8      Amendment and Waivers

         No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

                         ARTICLE II - COMPUTER SERVICES

2.1      Computer Services

         During the term of this Agreement, SCL agrees to allow MUSA to have remote access via telephone line to the Computer for data processing purposes solely in connection with the land mobile radio business of MUSA using the U.S. Trademarks (as defined in the Asset Agreement). SCL shall also provide the services of one MIS support person on a full-time basis and one MIS support person on a half-time basis to provide operating support to MUSA and will provide such other administrative support personnel as requested from time to time by MUSA.

2.2      Obligations of MUSA

         MUSA shall have the following obligations in respect of the use of the Computer and the additional support services provided by SCL pursuant to section
2.1 above:

          (a) MUSA shall pay all fees provided for hereunder on a timely basis in accordance with the payment schedule set forth in section 2.4 hereof;

          (b) MUSA shall pay in advance for any software or programming modifications required in connection with the use of the Computer by MUSA;

          (c) MUSA shall be responsible for acquiring and maintaining, at its expense and at its premises, all computer terminals, equipment and telephone line connections necessary for MUSA to have remote access via telephone line to the Computer. MUSA shall ensure that all such terminals, equipment and telephone connections are compatible with the Computer;

          (d) MUSA shall only enter into the Computer data which is compatible with the Computer; and

          (e) MUSA shall be responsible for maintaining, under its care, adequate backup materials that will enable the regeneration of tape files, disk files, printer output and other data in the event of loss, damage or destruction thereof.

2.3      Obligations of SCL

         SCL shall use all reasonable efforts to maintain the Computer in working order and any personnel provided by SCL for support to MUSA pursuant to this Agreement shall be acceptable to MUSA, acting reasonably. Notwithstanding the foregoing, SCL shall have no responsibility for the accuracy of any information resulting from the use of the Computer by MUSA or any interruption in access to or use of the Computer by MUSA as a result of interruption in telephone line connections or any other reasons beyond the control of SCL, including, without limitation, malfunction or breakdown. MUSA is solely responsible for verifying the accuracy and completeness of any output generated by the use of the Computer. MUSA acknowledges that SCL does not warrant the accuracy of any data generated by the use of the Computer by MUSA and has no liability for loss to MUSA as a result of any accuracies in such output. Except as specifically provided in this Agreement, there are no warranties or conditions, express or implied, including, but not limited to, any implied warranties or conditions of merchantable quality or fitness for a particular purpose, made by SCL with respect to the use of the Computer by MUSA or any other items provided hereunder or any transaction contemplated hereby.

2.4      Charges for use of Computer

         MUSA shall pay to SCL monthly, in advance, the sum of $20,500 for access to the Computer, which charges shall include insurance and routine maintenance. In addition, MUSA shall pay to SCL, as incurred, 65% of any extraordinary hardware or software maintenance charges incurred in connection with the Computer. Charges for any software or programming modifications requested by MUSA will be estimated and paid in advance by MUSA and shall be the sole responsibility of MUSA. MUSA shall also pay to SCL monthly, in advance, the sum of $6,000 in respect of the persons providing MIS support pursuant to section 2.1 hereof and shall pay for the services of any other administrative support personnel requested by MUSA and provided by SCL at their loaded hourly rate as established from time to time by SCL forthwith upon receipt of a bill from SCL in respect of such services, plus all reasonable out-of-pocket expenses incurred by SCL in respect of providing the services of such personnel.

                          ARTICLE III - INDEMNIFICATION

3.1      Indemnification

         MUSA shall indemnify and save harmless SCL and its directors, officers, employees and agents from any claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interests, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of SCL providing the services contemplated hereby, except to the extent that such losses may be a consequence of the gross negligence or wilful misconduct of such person.

                          ARTICLE IV - CONFIDENTIALITY

4.1      Confidentiality by SCL

         All data input by MUSA into the Computer, the output of the Computer arising from its use by MUSA and any documentation related thereto, together with any information relating to MUSA's business, shall be kept confidential by SCL. SCL shall not disclose, divulge or use the contents of same to any third party without the prior written consent of MUSA, unless compelled to so do by process of law. However, if such data is publicly available or is rightfully obtained by third parties, SCL shall bear no responsibility for its disclosure, inadvertent or otherwise.

4.2      Confidentiality by MUSA

         MUSA shall keep confidential all information relating to the Computer and all data stored thereon relating to SCL or any other person (other than MUSA and its affiliates) and shall not disclose or divulge same to any third party without the prior written consent of SCL, unless compelled to do so by process of law, and further agrees not to make copies of any software forming part thereof or any data relating to SCL or any other person without the prior written approval of SCL.

                                ARTICLE V - TERM

5.1      Term

         This Agreement shall have an initial term of one year from the date of execution and shall automatically be renewed for subsequent one year terms unless terminated by either party on written notice to the other given not less than thirty days prior to any anniversary date of the execution hereof.

5.2      Early Termination

         Notwithstanding section 5.1, this Agreement may be terminated by either party:

         (a) if the other party is in default of any of its obligations hereunder and the default continues for a period of ten days or such further time as may be reasonable, given the nature of the default, after notice of the default has been provided to the defaulting party, provided that if such default is incapable of being remedied, termination may be immediate;

         (b) if the other party becomes insolvent, or makes an assignment for the general benefit of creditors; or any proceedings are commenced by or against the other party under any bankruptcy or insolvency laws or proceedings for the appointment of a custodian, receiver or receiver-manager or any other official with similar powers for the other party are commenced and are not dismissed or withdrawn within sixty days; or if the other party ceases to carry on business.

                           ARTICLE VI - MISCELLANEOUS

6.1      Arbitration

         Any controversy or claim arising out of or in relation to this Agreement, or the breach thereof, shall be referred to the arbitration of a single arbitrator, if the parties agree upon one, otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two named before they enter upon the business of arbitration. Such arbitration shall be conducted under the Arbitrations Act (Ontario). The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties and their respective successors and assigns.

6.2      Additional Charges

         The charges provided for in Article II hereof are exclusive of federal, provincial or local municipal taxes, including, but not limited to, retail sales, use, excise, goods and services or similar taxes or any duties. MUSA shall pay or reimburse to SCL all amounts, if any, paid or payable on account of any taxes, excluding taxes based on the net income of SCL, which are levied on the charges to be paid by MUSA pursuant to this Agreement.

6.3      Notices

         Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

         (a) delivered personally to such party or to an officer or director of such party;

         (b) mailed to the party entitled to receive it by registered mail, postage prepaid; or

         (c)      sent by facsimile.

         Notices shall be sent to the following addresses or facsimile numbers:

         (i)      in the case of MIC:

                  Suite 1050
                  5255 Yonge Street,
                  Willowdale, Ontario
                  M2N 6P4

                  Attention:        David O'Kell
                  Facsimile:        (416) 221-3800

                  (ii)     in the case of MUSA:

                  1690 N. Topping
                  Kansas City, Missouri 64120

                  Attention:        Marvin Marstall
                  Facsimile:        (816) 920-1144
         with copies to:

                  Intek Diversified Corporation
                  970 West 190th Street
                  Suite 720
                  Torrance, California 90502

                  Attention:        Nicholas Wilson
                  Facsimile:        (310) 366-7712

                  Kohrman Jackson & Krantz P.L.L.
                  One Cleveland Center
                  20th Floor
                  Cleveland, Ohio 44114

                  Attention:        Stephen L. Wasserman, Esq.
                  Facsimile:        (216) 621-6536

or to such other address or facsimile number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

         Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

          (a) if delivered personally as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

          (b) if mailed by registered mail, postage prepaid, as aforesaid, be deemed to have been given, sent, delivered and received on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

         (c) if sent by facsimile machine, be deemed to have been given, sent, delivered and received on the date the sender receives the facsimile answer back confirming receipt by the recipient.

6.4      Assignment

         Except for the assignment by SCL of its rights, benefits and obligations hereunder to one of its affiliates, which may be done without the consent of MUSA, neither party may assign its rights, benefits or obligations under this Agreement without the prior written consent of the other.

6.5      Counterparts

         This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute as one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties.

                                              SIMMONDS CAPITAL LIMITED

                                           By:  /s/ David O'Kell
                                              ---------------------------------
                                               David O'Kell
                                               Executive Vice-President

                                              MIDLAND U.S.A., INC.


                                           By: /s/ David Neibert
                                              ---------------------------------
                                                Name:   David Neibert
                                                Title:  President

                                                                      EXHIBIT B
                                                                      ---------

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated as of September 19, 1996 (the "Closing Date"), among INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Intek"), MIDLAND INTERNATIONAL CORPORATION, a Delaware corporation ("Midland"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as escrow agent ("Escrow Agent"). The Escrow Agent is the transfer agent for issuance of Common Stock. This Escrow Agreement shall also constitute written instruction by Intek to Escrow Agent as Intek's transfer agent.

         This is the Escrow Agreement referred to in Section 3.1(a)(2) of the Amended and Restated Sale of Assets and Trademark Agreement dated as of the date hereof (the "Amended Assets and Trademark Agreement") among Intek, Midland and Simmonds Capital Limited, an Ontario corporation which indirectly owns all of the capital stock of Midland.

         Pursuant to the terms of a certain Stock Purchase Agreement dated as of June 18, 1996, as amended by the Amendment No. 1 to Stock Purchase Agreement dated as of the date hereof, between Intek and Securicor Communications Limited, a corporation formed under the laws of England and Wales ("Securicor"), Intek agreed to acquire all of the outstanding capital stock, other than certain shares of preferred stock, of Securicor Radiocoms Limited, a corporation formed under the laws of England and Wales and a wholly owned subsidiary of Securicor, in exchange for 25,000,000 shares of Common Stock (the "Securicor Transaction"). It is currently contemplated that the Securicor Transaction will close in the fourth quarter of 1996. Intek, Simmonds and Midland acknowledge that if the Securicor Transaction closes, Intek will be able to obtain additional efficiencies and synergies in the operations of the combined businesses being acquired by Intek, and further that the early consummation of the transaction among Intek, Midland and Simmonds will be a material benefit to Intek, and that, therefore, if the Securicor Transaction does close the purchase price of the U.S. LMR Distribution Business (the "Purchase Price") should be increased by an amount of up to 2,350,000 shares of Common Stock, subject to certain downward adjustment to reflect Net Operating Losses (as defined in the Amended Assets and Trademark Agreement) incurred by Midland USA, a Delaware corporation and wholly owned subsidiary of Intek ("MUSA"), in its conduct of the U.S. LMR Distribution Business.

         Pursuant to the terms of the Amended Assets and Trademark Agreement, Midland agreed to sell to Intek, or to otherwise provide Intek the benefit of, certain Acquired Assets (as defined in the Amended Assets and Trademark Agreement) including that certain Agreement (the "Hitachi Supply Agreement") dated May 12, 1994, between Midland and Hitachi Denshi, Ltd., a Japanese corporation ("Hitachi"), whereby Hitachi agreed to manufacture and sell to Midland certain mobile radios ("Hitachi

Products") and granted Midland an exclusive right to sell Hitachi Products in a certain territory, as such Hitachi Supply Agreement related to the sale of Hitachi Products in the United States and its territories and possessions. The terms of the Hitachi Supply Agreement provide, among other things, that Hitachi may terminate the Hitachi Supply Agreement if Midland transfers "an important part of [Midland's] . . . stock, assets or business to a third party . . . ."
Pursuant to the terms of the Amended Assets and Trademark Agreement, if the Securicor Transaction is consummated but the Hitachi Supply Agreement is terminated under certain circumstances prior to May 31, 1997, the Purchase Price shall be subject to a reduction of up to 500,000 shares of Common Stock.

         The parties, intending to be legally bound, hereby agree as follows:

         1.  DEFINED TERMS.

                  (a) Defined terms used in the Amended Assets and Trademark Agreement and not expressly defined herein shall have the meanings set forth in the Amended Assets and Trademark Agreement.

                  (b) "Certified Court Order" shall mean a final non-appealable order of a court of competent jurisdiction accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable. Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any Certified Court Order.

         2.  ESTABLISHMENT OF ESCROW.

                  (a) Intek hereby irrevocably instructs the Escrow Agent as Intek's transfer agent to issue to and deposit with Escrow Agent stock certificate(s) representing 2,350,000 shares of the common stock, par value $.01 per share, of Intek (the "Initial Common Stock") pursuant to Section 3.1(a)(2) of the Amended Assets and Trademark Agreement (as increased from time to time by any and all stock splits, dividends and other distributions paid in respect of the Escrow Fund (as defined herein), including future stock dividends, and as reduced from time to time by any disbursements, or losses on investments, the "Common Stock") (the "Escrow Fund"). Such stock certificates are issued in the name of Escrow Agent and are accompanied by duly executed assignments, with signature(s) guaranteed, as shall be necessary to enable the Escrow Agent to deliver the Escrow Fund in whole or in part to Midland as provided in this Escrow Agreement. Escrow Agent acknowledges receipt thereof.

                  (b) Midland hereby agrees to deposit with Escrow Agent such other duly executed documents, as shall be necessary to enable Escrow Agent to return the Escrow Fund in whole or in part to Intek as provided in this Escrow Agreement.

                  (c) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, invest and disburse the Escrow Fund pursuant to the terms and conditions hereof.

         3.  TITLE TO ESCROW FUND.

                  (a) Until the earlier of the date of the occurrence of a Price Adjustment Event (as defined in Section ) or the disbursement to Midland of all or part of the Escrow Fund as provided herein, Intek shall hold title thereto and shall retain beneficial ownership and voting control of the Escrow Fund and neither Midland nor its assignees shall have the right to:

                    (i) sell, transfer, assign, mortgage, pledge, subject to any lien, charge or encumbrance, hypothecate or otherwise transfer any right, title or interest, or

                    (ii) exercise any voting or other consensual rights with
                         respect to the Escrow Fund.

Prior to the occurrence of a Price Adjustment Event, Escrow Agent shall not vote the shares of Common Stock contained in the Escrow Fund except as expressly instructed by Intek; PROVIDED, HOWEVER, that with respect to the vote of Intek's Stockholders necessary to amend Intek's Certificate of Incorporation and approve the Stock Purchase Agreement and the transactions contemplated thereby as necessary to consummate the Securicor Transaction (the "Proposed Transactions"), Escrow Agent shall vote the shares of Common Stock contained in the Escrow Fund, and Intek shall conduct the count of the vote of stockholders in a two-tier voting process, as follows:

                    (x) Intek shall first count the vote of the Common Stock held and actually voted at the Stockholders' Meeting by the stockholders of Intek who are not parties to the Voting Agreement (the "Independent Stockholders"); and

                    (y) Intek will then notify the Escrow Agent of the results of such votes by the Independent Stockholders for, or against, such Proposed Transactions. The Escrow Agent will cast the votes of the Common Stock in the Escrow Fund for and against the Proposed Transactions in proportion to the votes of such Independent Stockholders. For illustration purposes only: Should the Independent Stockholders vote 55% in favor of and 45% against the Proposed Transactions, the Escrow Agent will cast 55% of the votes of the Escrow Fund in favor of and 45% of the votes of the Escrow Fund against the Proposed Transactions. Absent such notification, Escrow Agent will not vote the Escrow Fund.

                  (b) Upon the occurrence of a Price Adjustment Event, Intek shall assign and transfer to Midland, and Midland shall be vested with, title in, and voting control of, the Escrow Fund, free and clear of all liens and encumbrances, other than those that arise through Midland, and Midland will thereafter have:

                    (i) the right to receive and retain any and all dividends and other nonstock distributions paid in respect of the Escrow Fund in the name of and for the benefit of Midland or its assigns, and

                    (ii) the exclusive right to exercise any voting or other
                         consensual rights with respect to shares of Common Stock remaining in the Escrow Fund from time to time.

Escrow Agent, upon such assignment, will execute and deliver such stock powers and assignments as shall be necessary to convey title to the Escrow Fund to MIC and Intek will duly endorse and deliver to the Escrow Agent stock certificates in the name of MIC and evidencing all of the Common Stock in the Escrow Fund.

         4. INVESTMENT OF ESCROW FUND. The Escrow Agent shall not sell, encumber or otherwise dispose of the Common Stock held as a part of the Escrow Fund, other than a distribution of the Escrow Fund as provided herein, except that the Escrow Agent shall,

                (a) upon the joint written direction of Midland and Intek, if a Price Adjustment Event has not occurred; or

                (b) upon the written direction of Midland if a Price Adjustment Event has occurred,

effect a sale or other disposition of Common Stock in a transaction involving
(i) the receipt by the shareholders of Intek of cash in any merger or reorganization in exchange or partly in exchange for shares of common stock of Intek; (ii) the sale of all or substantially all of the assets of Intek for cash and the distribution to shareholders of Intek of the proceeds of such sale as a liquidating distribution; or (iii) a cash tender offer for all or a part of the shares of common stock of Intek. In the event of any receipt of cash by the Escrow Agent as a result of any of such transactions, such cash shall be invested by the Escrow Agent, from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and resale obligations secured by such United States Treasury Bills or in money market mutual funds invested solely in such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the Escrow Fund pursuant to the terms and conditions set forth herein. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

         5.  PURPOSE OF ESCROW.  The purpose of the Escrow Fund is:

                  (a) to set aside 2,350,000 shares of Common Stock of the Purchase Price to provide a mechanism for an upward adjustment to the Purchase Price (as defined in the Amended Assets and Trademark Agreement) of up to 2,350,000 shares of Common Stock if one of the following events occur (each a "Price Adjustment Event"):

                           (i)      the closing of the Securicor Transaction; or

                           (ii) Securicor and Intek, or their respective affiliates, enter into one or more transactions within six months of the termination of the Securicor Agreement which transaction(s) collectively convey(s) majority control of Intek to Securicor and/or Securicor's Affiliates (collectively) upon the closing of such transaction(s);

and

                  (b) if a Price Adjustment Event occurs, to set aside 500,000 shares of the Escrow Fund (the "Hitachi Portion of the Escrow Fund"), after conveyance to Midland of title to the Escrow Fund, to provide a mechanism for indemnifying Intek against any actual out-of-pocket loss, cost, liability or expense incurred by Intek ("Losses") resulting from the termination by Hitachi of the Hitachi Supply Agreement without the consent of Intek prior to May 12, 1997 (an "Hitachi Related Indemnity Event"); provided, however, that for purposes of this Agreement an Hitachi Related Indemnity Event shall not be deemed to have occurred and Intek shall not be entitled to any portion of the Hitachi Escrow Fund, if (i) Intek takes an action which results in termination of the Hitachi Supply Agreement (excluding the transactions contemplated by the Amended Assets and Trademark Agreement); provided, however, that, for the purposes of the foregoing, Intek shall not be deemed to have taken any such action if Intek fails to satisfy any minimum purchase requirements under the Hitachi Supply Agreement or continues to purchase 220 MHz products from Securicor or (ii) Hitachi's action to terminate the Hitachi Supply Agreement notwithstanding, Hitachi continues to be willing to sell Hitachi Products to Intek after May 12, 1997, upon substantially the terms set forth in the Hitachi Supply Agreement or on such other terms as are agreed to by Intek or (iii) Intek has not ordered any Hitachi Products pursuant to the Hitachi Supply Agreement during the sixty (60) days immediately preceding Hitachi's termination of the Hitachi Supply Agreement.

         6. INITIAL RELEASE OF ESCROW FUNDS. Upon Escrow Agent's receipt of either joint written directions by Midland and Intek certifying as to the occurrence of a Price Adjustment Event, or a Certified Court Order determining that a Price Adjustment Event has occurred and directing the Escrow Agent to disburse all or a portion of the Escrow Fund accordingly, accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable, the Escrow Agent will release, or allocate, without further investigation, all of the Escrow Fund, as follows:

                  (a) Such number of shares of Common Stock as shall be equal to the purchase price adjustment for Net Operating Losses, as determined pursuant to Section 3.1(b)(2)(B) of the Amended Asset and Trademark Agreement, but in any event not more than 155,000 shares of Common Stock (the "Net Operating Loss Shares"), shall be returned by the Escrow Agent to Intek and the Escrow Agent shall promptly thereafter deliver to Intek a certificate or certificates evidencing all such shares of Common Stock; and

                  (b) the Hitachi Portion of the Escrow Fund shall be set aside by the Escrow Agent to indemnify Intek pursuant to paragraph of this Agreement, although title to and voting rights arising from such shares of Common Stock shall immediately vest with Midland; PROVIDED, HOWEVER, that neither Midland nor its assignees shall have the right to sell, transfer, assign, mortgage, pledge, subject to any lien, charge or encumbrance, hypothecate or otherwise transfer any right, title or interest in the Hitachi Portion of the Escrow Fund; and

                  (c) the balance of Escrow Fund, other than the Hitachi Portion of the Escrow Fund and the Net Operating Loss Shares, will be conveyed to Midland and the Escrow Agent shall promptly thereafter deliver to Midland (i) a certificate or certificates evidencing all such shares of Common Stock and (ii) all other assets that are part of the Escrow Fund.

         7.  PAYMENT OF CLAIMS AGAINST THE HITACHI PORTION OF THE ESCROW FUND.

                  (a) INDEMNITY CLAIM. Within thirty (30) days after the occurrence of an Hitachi Related Indemnity Event, but in any event prior to the Hitachi Escrow Termination Date (as hereinafter defined), Intek shall give notice (the "Indemnity Notice") to Midland and Escrow Agent specifying in reasonable detail the occurrence of such Hitachi Related Indemnity Event and the nature and dollar amount of Losses incurred by Intek resulting from the occurrence of such Hitachi Related Indemnity Event (a "Claim"); provided, HOWEVER, that Intek shall not be entitled to reimbursement or indemnity for Claims hereunder except to the extent that such Claims, in the aggregate:

                           (i)      exceed $50,000; and

                           (ii) are less than or equal to the Hitachi Portion of the Escrow Fund (after deducting all amounts expended or disbursed by Escrow Agent pursuant to the terms of this Escrow Agreement with respect to the Hitachi Portion of the Escrow Fund).

Escrow Agent shall not independently inquire into or consider the merits of any Claim but shall be entitled to rely upon and shall perform its duties hereunder in strict accordance with the provisions of this Escrow Agreement.

                  (b) SATISFACTION OF DISPUTED INDEMNITY CLAIM. If Midland gives notice (a "Counter Notice") to Intek and Escrow Agent disputing a Claim which Counter Notice shall specify in reasonable detail the reason for the dispute and the dollar amount in dispute (each a "Disputed Claim") within thirty (30) days following receipt by Escrow Agent of the Indemnity Notice asserting such Claim (the "Counter Notice Period"), Escrow Agent shall not make any payment to Intek with respect to any such Disputed Claim except upon Escrow Agent's receipt of, and then only in accordance with the terms of, (i) a joint written instruction of Intek and Midland instructing Escrow Agent to disburse or retain all or a portion of the Escrow Fund in resolution of such Disputed Claims, or (ii) a Certified Court Order directing the Escrow Agent to disburse or retain a portion of the Escrow Fund in satisfaction of such Disputed Claims and accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable. Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any such joint written instruction or Certified Court Order.

                  (c) SATISFACTION OF AN UNDISPUTED CLAIM. If the Escrow Agent does not receive a Counter Notice with respect to a Claim before expiration of the Counter Notice Period (an "Undisputed Claim"), the amount of such Undisputed Claim shall be deemed to be the amount set forth in the Indemnity Notice asserting such Undisputed Claim and its shall be satisfied in the manner set forth in Section of this Escrow Agreement.

                  (d) PAYMENT OF CLAIMS. The Escrow Agent shall make any payment to Intek required pursuant to Section or Section of this Agreement by withdrawing from the Hitachi Portion of the Escrow Fund and transferring to Intek, first, a number of shares from the Hitachi Portion of the Escrow Fund determined by dividing the amount of the Claim by the average of then applicable Average Share Price. For purposes of this Agreement, "Average Share Price" shall mean the average of the last reported sale price of Common Stock on the NASDAQ System for the ten (10) trading days immediately preceding, as applicable, (i) the end of the Counter Notice Period (counting the last day of such Counter Notice Period) with respect to any Undisputed Claim, or (ii) the date upon which Escrow Agent receives written joint written instructions from Midland and Intek or a Certified Court Order, with respect to any Disputed Claim. If such transfer of shares from the Hitachi Portion of the Escrow Fund is insufficient to satisfy such Claim, then, to the extent that there are cash or other proceeds remaining in the Escrow Account which are derived from or identified to the Hitachi Portion of the Escrow Fund, Escrow Agent shall liquidate such balance and apply it to satisfy the unpaid amount of such Claim remaining after application of Hitachi Portion of the Escrow Fund thereto.

         8. TERMINATION OF ESCROW. This Escrow Agreement shall terminate as to all or a portion of the Escrow Fund as follows:

                  (a) TERMINATION OF ESCROW WITHOUT PRICE ADJUSTMENT EVENT. If a Price Adjustment Event has not occurred within Six (6) months and one (1) day following the termination of the Securicor Agreement in accordance within its terms, this Escrow Agreement shall terminate with respect to all of the Escrow Fund (a "Full Termination"). Upon Escrow Agent's receipt of either joint certification by Midland and Intek certifying as to the Full Termination of this Escrow Agreement; or a Certified Court Order certifying as to the Full Termination of this Escrow Agreement and directing the Escrow Agent to disburse the Escrow Fund accordingly, accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable, the Escrow Agent will release all of the Escrow Fund to Intek and the Escrow Agent shall promptly thereafter deliver to Intek a certificate or certificates evidencing all such shares of Common Stock.

                  (b) PARTIAL TERMINATION UPON DISBURSEMENT FOR PRICE ADJUSTMENT EVENT. This Escrow Agreement shall terminate with respect to the Escrow Fund, other than the Hitachi Portion of the Escrow Fund, upon the disbursement by the Escrow Agent of all of the Escrow Fund other than the Hitachi Portion of the Escrow Fund pursuant to Section of this Escrow Agreement.

                  (c) TERMINATION WITH RESPECT TO HITACHI PORTION OF THE ESCROW FUND. This Escrow Agreement shall terminate with respect to the Hitachi Portion of the Escrow Fund on the earlier of (the "Hitachi Escrow Termination Date"):

                    (i) Any transaction after the occurrence of a Price Adjustment Event resulting in Securicor holding less 51% of the voting securities of Intek;

                    (ii) Disbursement by the Escrow Agent of the Hitachi Portion
                         of the Escrow Fund pursuant to the Section of this Escrow Agreement; and

                    (iii) May 31, 1997;

except that this Escrow Agreement shall thereafter continue in effect with respect to the Hitachi Portion of the Escrow Fund with respect, and then only to the extent of, any amounts reserved against Claims pending as of the Hitachi Escrow Termination Date. Intek shall notify Escrow Agent in writing of the occurrence of the events described in sections or above within five business days after consummation of such events. On the Hitachi Escrow Termination Date, Escrow Agent shall pay and distribute the then remaining balance of the Hitachi Portion of the Escrow Fund to Midland; except that Escrow Agent shall retain an amount equal to the aggregate dollar amount of any Claims asserted by Intek in a Claim Notice which are then pending until such Claims have been resolved pursuant to Section of this Agreement, and will immediately after the resolution of such Claims distribute to Midland the balance of such reserves which are not applied to satisfy such Claims.

         9.  DUTIES OF ESCROW AGENT.

                  (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

                  (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

                  (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                  (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 9(e) and Section 9(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

                  (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                  (i) Intek shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $500.00 at the time of execution of this Agreement and agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

                  (j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                  (k) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

         10. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

         11. OWNERSHIP FOR TAX PURPOSES. For purposes of federal and other taxes based on income, the owner of the Escrow Fund, and the party to report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto will be the party holding title to the Escrow Fund during such period during the term of this Agreement.

         12. NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Midland:          c/o Simmonds Capital Limited
                           5255 Yonge Street, Suite 1050
                           Willowdale, Ontario, Canada, M2N 6P4
                           Attention:  David O'Kell
                           Facsimile No.: 416-221-3800

   with a copy to:         Jones, Day Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attention:  Mary Lynn Durham, Esq.
                           Facsimile No.: 216-579-0212

         Intek:            970 West 190th Street, Suite 720
                           Torrance, California  90502
                           Attention:  David Neibert
                           Facsimile No.: 310-366-7712

   with  copies to:        Securicor Communications Limited
                           Sutton Park House
                           15 Carshalton Road
                           Sutton, Surrey, SM1 4LD  England
                           Attention:  Dr. Ed Hough
                           Facsimile No.:  011-44-181-661-0205

                           Weil, Gotshal & Manges LLP
                           767 Park Avenue
                           New York, NY  10153

                           Attention:  Howard Chatzinoff, Esq.
                           Facsimile No.:  212-310-8007

                           Kohrman Jackson & Krantz P.L.L.
                           One Cleveland Center, 20th Floor
                           Cleveland, Ohio  44114
                           Attention:  Steven L. Wasserman, Esq.
                           Facsimile No.: 216-621-6536

      Escrow Agent:        American Stock Transfer & Trust Company
                           6201 Fifteenth Street
                           Brooklyn, NY  11219
                           Attention:  Executive Vice President
                           Facsimile No.  718-331-1852

   with a copy to:         Herbert Lemmer, Esq.
                           American Stock Transfer & Trust Company
                           6201 Fifteenth Street
                           Brooklyn, NY  11219
                           Facsimile No.:  718-921-8331

         13. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

         15. SECTION HEADINGS. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         16. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         17. EXCLUSIVE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Intek, Midland and the Escrow Agent.

         18. EXCLUSIVE REMEDY. Notwithstanding anything to the contrary contained herein, in the Amended Assets and Trademark Agreement or otherwise:

                  (a) Intek's rights to receive the shares of Common Stock identified to the Hitachi Escrow Fund hereunder shall constitute Intek's sole and exclusive remedy for any Losses or other injury incurred by Intek resulting if Midland is unable to assign the Hitachi Supply Agreement to Intek or to otherwise provide Intek with the benefit of the Hitachi Supply Agreement as required pursuant to the Amended Assets and Trademark Agreement; and

                  (b) Intek right to receive the shares of Common Stock identified to the Price Adjustment Escrow Fund hereunder shall constitute Intek's sole and exclusive remedy for payment in the event of an adjustment to the Purchase Price pursuant to the terms of the Amended Assets and Trademark Agreement.

         19. ASSIGNMENT. This Escrow Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

         20. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                       [Signatures commence on next page.]

                                           [Signature Page for Escrow Agreement]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION           MIDLAND INTERNATIONAL
                                           CORPORATION


By: /s/ Steven L. Wasserman             By: /s/ David O'Kell
   --------------------------------        ------------------------------------
Name:  Steven L. Wasserman              Name:  David O'Kell
Title: Secretary                        Title: Secretary


AMERICAN STOCK TRANSFER
      & TRUST COMPANY


By: /s/ Herbert J. Lemmer
   --------------------------------
Name:  Herbert J. Lemmer
Title: Vice President

                                                                       EXHIBIT C
                                                                       ---------
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  This Assignment and Assumption Agreement ("Assignment") is entered into and effective as of September 1, 1996 by and between INTEK Diversified Corporation ("INTEK") and Midland USA, Inc. ("MUSA"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Sale of Assets and Trademark Agreement (the "Agreement") dated as of September 19, 1996 among INTEK, Simmonds Capital Limited and Midland International Corporation. For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, INTEK and MUSA hereby agree as follows:

                  1. ASSIGNMENT. INTEK hereby assigns and transfers to MUSA all of its right, title and interest in and to the Acquired Assets, all of its rights and obligations under the Agreement and all deposits, payments or advance payments (collectively, the "Deposits") for product purchase orders identified on Schedule A hereto, but with respect to the Deposits, such assignment shall be effective only at such time as MUSA shall pay to INTEK the Second Payment (as defined below).

                  2. ASSUMPTION. MUSA hereby accepts such assignment, expressly assumes the Assumed Liabilities and shall be bound by all of the terms, covenants and conditions thereof and shall perform all obligations thereunder.

                  3. PAYMENTS. On the date hereof, MUSA shall pay to INTEK, by wire transfer, the sum of $1,350,000 (the "First Payment") as partial consideration for certain deposits for product purchases made by INTEK and as described in more detail on Schedule 2.3(b)(8) to the Agreement, which deposits constitute part of the Acquired Assets. INTEK acknowledges receipt of the First Payment. MUSA shall pay to INTEK the sum of Four Hundred Fifty Thousand Dollars ($450,000), by wire transfer, on October 20, 1996 for the Deposits and upon receipt thereof, such Deposits shall be deemed assigned to MUSA.

                  4. INDEMNIFICATION. From and after the Closing, but subject to the conditions and limitations set forth in this Assignment, MUSA shall defend, indemnify and save INTEK and its directors, officers, employees, affiliates, agents, successors and assigns harmless from and against any and all loss, cost, damage or expense (including attorneys' fees) whatsoever (the "Damages") resulting from or arising out of the Assumed Liabilities, whether arising prior to, on or after the Effective Date.

                  5. SUBORDINATION. The payment of any Damages by or on behalf of MUSA will be subordinated in right of payment to the prior payment in full of all Obligations under the Loan Agreement (the "Loan Agreement") dated September 19, 1996 between MUSA and Securicor Communications Limited ("Securicor Communications"), as the same may be amended from time to time. MUSA shall not make any payment for the Damages until such time as the Obligations (as defined in the Loan Agreement) have been paid to Securicor Communications. Upon any distribution to creditors of MUSA in any insolvency or liquidation proceeding relating to MUSA or its respective properties, an assignment for the benefit of creditors or any marshaling of MUSA's assets and liabilities, Securicor Communications will be entitled to receive payment in full of all Obligations before payment is made on account of the Damages by or on behalf of MUSA, and until all Obligations are paid in full, any distribution to which INTEK would be entitled shall be made to Securicor Communications.

                  6. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to INTEK at:


                           INTEK Diversified Corporation
                           970 West 190th Street, Suite 720
                           Torrance, California 90502
                           Attention:  David Neibert
                           Telecopy No.:  (310) 366-7712

with a copy to:

                           Manatt, Phelps & Phillips, LLP
                           11355 West Olympic Boulevard
                           Los Angeles, California 90064
                           Attention:  Nancy H. Wojtas, Esq.
                           Telecopy No.:  (310) 312-4224

to MUSA at:

                           Midland USA, Inc.
                           970 West 190th Street, Suite 720
                           Torrance, California 90502
                           Attention:  David Neibert
                           Telecopy No.:  (310) 366-7712

with a copy to:

                           Kohrman, Jackson & Krantz, P.L.L.
                           One Cleveland Center
                           1375 East 9th Street
                           Cleveland, Ohio 44114
                           Attention:  Steven Wasserman, Esq.
                           Telecopy No.:  (216) 621-6536
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective seven days after being deposited in the mail in the United States, or when delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

                  7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing, approved and signed by the parties hereto and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

                  8. NO WAIVER; REMEDIES.

                           (a) No failure on the part of either party to
exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law.

                           (b) Failure by any party at any time or times
hereafter to require strict performance by any other person of any of the provisions, warranties, terms or conditions contained herein shall not waive, affect or diminish any right of any party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any party, or any agent, officer or employee of such party.

                  9. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the parties hereunder shall be binding upon the successors and assigns of such parties.

                  10. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of California. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                  11. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.


                  IN WITNESS WHEREOF, the parties have entered into this Assignment as of the date first written above.


                                          INTEK DIVERSIFIED CORPORATION


                                          By: /s/ Steven Wasserman
                                             ----------------------------
                                             Its: Sec'y
                                                 ------------------------

                                          MIDLAND USA, INC.


                                          By: /s/David Neibert
                                             ----------------------------
                                             Its: President
                                                 ------------------------

ACKNOWLEDGED BY:


MIDLAND INTERNATIONAL
  CORPORATION


By: /s/ David O'Kell
   -----------------------
  Its: Secretary
      --------------------

                                   Schedule A

                    (To Assignment and Assumption Agreement)


Purchase Orders
---------------

3058
3081
3082
3084
3085
3087
3074
3102
3105
3108
3107
3071
3078
3079
3088
3090
3092
3022
3023
3024
3028
3029
3031
3032
3033
3037
3038
3039
3041
3042
3043
3046
3047
3048
3050
3052
3054
3056

                                                                      EXHIBIT D
                                                                      ---------


                      PRODUCT PURCHASING SERVICES AGREEMENT

         THIS AGREEMENT made the 19th day of September, 1996,

BETWEEN:

                  MIDLAND INTERNATIONAL CORPORATION, a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as "MIC"),

                                                              OF THE FIRST PART,

                                     - and -


                  MIDLAND U.S.A., INC., a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as "MUSA"),

                                                             OF THE SECOND PART.



         WHEREAS pursuant to an Amended and Restated Sale of Assets and Trademark Agreement (the "Asset Agreement") dated as of September 19, 1996, made between SCL, Intek Diversified Corporation ("Intek") and MIC, a wholly-owned subsidiary of SCL, MIC has conveyed to MUSA, inter alia, certain U.S. Trademarks (as defined in the Asset Agreement) thereby permitting MUSA to distribute certain Midland land mobile radio products in the United States;

         AND WHEREAS to assist MUSA in carrying on its business, MIC has agreed to permit MUSA to make use of the services of the supplier liaison office maintained by MIC in Japan and MIC's purchasing representative in Korea on the terms and conditions provided for herein;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:

                           ARTICLE I - INTERPRETATION

1.1      Currency

         Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States funds.

1.2      Number, Gender and Persons

         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.3      Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.4      Time of Essence

         Time shall be of the essence of this Agreement.

1.5      Applicable Law

         This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such State and all courts competent to hear appeals therefrom.

1.6      Severability

         If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.7      Successors and Assigns

         This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their successors and permitted assigns.

1.8      Amendment and Waivers

         No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

                    ARTICLE II - PRODUCT PURCHASING SERVICES

2.1      Product Purchasing Services

         During the term of this Agreement, MIC agrees to provide MUSA with the services of the supplier liaison office maintained by MIC in Japan and MIC's purchasing representative in Korea.

2.2      Charges for Product Purchasing Services

         MUSA shall pay to MIC in respect of the services provided to MUSA by MIC pursuant to section 2.1 hereof an amount equal to the amount obtained by multiplying the costs actually incurred by MIC in maintaining its supplier liaison office in Japan and retaining the services of a purchasing representative in Korea by a fraction, the numerator of which is the dollar volume of products manufactured in Japan and Korea and purchased by MUSA and the denominator of which is the dollar volume of products manufactured in Japan and Korea and purchased by MUSA, MIC and SCL. Such charges shall be estimated annually in advance by MIC and paid by MUSA to MIC monthly in advance in equal monthly instalments. The charges payable by MUSA to MIC in respect of the first year of this Agreement are estimated to be $10,900 per month in respect of the supplier liaison office in Japan and $3,000 per month in respect of the purchasing representative in Korea. Within ninety days following each anniversary of this Agreement, the charges to MUSA for the services provided hereunder for the preceding year shall be adjusted based on actual volumes purchased and the appropriate adjusting payment shall be made by MUSA to MIC or vice versa, as the case may be, forthwith upon the actual charges being determined. Notwithstanding the foregoing, MUSA shall not be required to pay in excess of 75% of the actual costs incurred by MIC in respect of maintaining its supplier liaison office in Japan and retaining the services of a purchasing representative in Korea.

2.3      Customs Bonds

         MIC agrees to keep in place for ninety days following the closing of the transactions contemplated by the Asset Agreement all customs bonds in existence as at the date of this Agreement.

2.4      Charges for Customs Bonds

         MUSA shall pay to MIC in respect of the customs bonds referred to in section 2.3 hereof an amount equal to the amount obtained by multiplying the actual costs incurred by MIC in obtaining and maintaining the customs bonds referred to in section 2.3 by a fraction, the numerator of which is the dollar volume of products imported by MUSA under such customs bonds and the denominator of which is the dollar volume of all products imported under such customs bonds by MUSA, MIC and SCL. Such charges shall be paid within thirty days of receipt by MUSA of an invoice from MIC setting forth such charges together with supporting documentation therefor.

                          ARTICLE III - INDEMNIFICATION

3.1      Indemnification

         MUSA agrees to indemnify and save harmless MIC and its directors, officers, employees and agents from any claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all reasonable legal and other professional fees and disbursements, interests, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of providing the services contemplated hereby except to the extent that such losses may be a consequence of the gross negligence or wilful misconduct of such person.

                          ARTICLE IV - CONFIDENTIALITY

4.1      Confidentiality

         Each of the parties hereto agrees to keep confidential any information provided to it by the other party in connection with the provision by services by it hereunder and not to disclose or divulge same to any third party without the prior written consent of the other, unless compelled to do so by process of law. However, if such information is publicly available or is rightfully obtained by third parties, no party hereto shall bear responsibility for its disclosure, inadvertent or otherwise.

                                ARTICLE V - TERM

5.1      Term

         This Agreement shall have an initial term of one year from the date of execution and shall automatically be renewed for subsequent one year terms unless terminated by either party on written notice to the other given not less than thirty days prior to any anniversary date of the execution hereof.

5.2      Early Termination

         Notwithstanding section 6.1, this Agreement may be terminated by either party:

         (a) if the other party is in default of any of its obligations hereunder and the default continues for a period of ten days or such further time as may be reasonable, given the nature of the default, after notice of the default has been provided to the defaulting party, provided that if such default is incapable of being remedied, termination may be immediate;

         (b) if the other party becomes insolvent, or makes an assignment for the general benefit of creditors; or any proceedings are commenced by or against the other party under any bankruptcy or insolvency laws or proceedings for the appointment of a custodian, receiver or receiver-manager or any other official with similar powers for the other party are commenced and are not dismissed or withdrawn within sixty days; or if the other party ceases to carry on business.

                           ARTICLE VI - MISCELLANEOUS

6.1      Arbitration

         Any controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

6.2      Additional Charges

         The charges provided for in Article II hereof are exclusive of federal, provincial, state or local municipal taxes, including, but not limited to, retail sales, use, excise, goods and services or similar taxes or any duties. MUSA shall pay or reimburse to MIC all amounts, if any, paid or payable on account of any taxes, excluding taxes based on the net income of MIC, which are levied on the charges to be paid by MUSA pursuant to this Agreement.

6.3      Notices

         Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

          (a) delivered personally to such party or to an officer or director of such party;

          (b) mailed to the party entitled to receive it by registered mail, postage prepaid; or

          (c)  sent by facsimile.

         Notices shall be sent to the following addresses or facsimile numbers:

          (i)     in the case of MIC:

                  Suite 1050
                  5255 Yonge Street,
                  Willowdale, Ontario
                  M2N 6P4

                  Attention:        David O'Kell
                  Facsimile:        (416) 221-3800

         (ii)     in the case of MUSA:

                  1690 N. Topping
                  Kansas City, Missouri 64120

                  Attention:        Marvin Marstall
                  Facsimile:        (816) 920-1144
         with copies to:

                  Intek Diversified Corporation
                  970 West 190th Street
                  Suite 720
                  Torrance, California 90502

                  Attention:        Nicholas Wilson
                  Facsimile:        (310) 366-7712

                  Kohrman Jackson & Krantz P.L.L.
                  One Cleveland Center
                  20th Floor
                  Cleveland, Ohio 44114

                  Attention:        Stephen L. Wasserman, Esq.
                  Facsimile:        (216) 621-6536

or to such other address or facsimile number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

         Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

          (a) if delivered personally as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

          (b) if mailed by registered mail, postage prepaid, as aforesaid, be deemed to have been given, sent, delivered and received on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

         (c) if sent by facsimile machine, be deemed to have been given, sent, delivered and received on the date the sender receives the facsimile answer back confirming receipt by the recipient.

6.4      Assignment

         Except for the assignment by MIC of its rights, benefits and obligations hereunder to one of its affiliates, which may be done without the consent of MUSA, neither party may assign its rights, benefits or obligations under this Agreement without the prior written consent of the other.

6.5      Counterparts

         This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute as one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties.


                                     MIDLAND INTERNATIONAL CORPORATION



                                  By: /s/ David O'Kell
                                     ----------------------------------------
                                     David O'Kell
                                     Secretary

                                     MIDLAND U.S.A., INC.



                                  By: /s/ David Neibert
                                     ----------------------------------------
                                     Name:  David Neibert
                                     Title: President

                                                                       EXHIBIT E
                                                                       ---------





                          REGISTRATION RIGHTS AGREEMENT

                                      among

                          INTEK DIVERSIFIED CORPORATION

                                       and

                           ROAMER ONE HOLDINGS, INC.,

                        SECURICOR COMMUNICATIONS LIMITED,

                         SECURICOR INTERNATIONAL LIMITED

                            SIMMONDS CAPITAL LIMITED,

                       MIDLAND INTERNATIONAL CORPORATION,

                          ANGLO YORK INDUSTRIES, INC.,

                            CHOI & CHOI, HK LIMITED,

                          OCTAGON INVESTMENTS LIMITED,

                                       and

                                 MURRAY SINCLAIR






                        Dated as of __________ __, 199__

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----


         1.       Definitions.............................................  4

         2.       Demand Registration.....................................  6
                  a.       Demand for Registration........................  6
                  b.       Number of Demand Registrations.................  6
                  c.       Expenses.......................................  7
                  d.       Effective Registration Statement...............  8
                  e.       Priority in Requested Registrations............  8
                  f.       Selection of Underwriters......................  9

         3.       Incidental Registration.................................  9
                  a.       Participation in Incidental Registrations......  9
                  b.       Priority in Incidental Registrations........... 10

         4.       Limitations............................................. 11

         5.       Registration Procedures................................. 12

         6.       Expenses................................................ 14

         7.       Indemnification......................................... 14
                  a.       By the Company................................. 14
                  b.       By Holders of Registrable Securities........... 15
                  c.       Notice......................................... 15
                  d.       Contribution................................... 16

         8.       Holder to Provide Information........................... 17

         9.       Rule 144 Reporting...................................... 17

         10.  Granting of Registration Rights............................. 18

         11.  Remedies.................................................... 18

         12.  MISCELLANEOUS............................................... 18
                  a.       Waivers and Amendments......................... 18
                  b.       Entire Agreement............................... 19
                  c.       Governing Law.................................. 19
                  d.       Notices........................................ 19
                  e.       Counterparts................................... 19
                  f.       Successors and Assigns......................... 19
                  g.       Third Parties.................................. 20
                  h.       Termination of Prior Agreement................. 20

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of _________ __, 199__, by and among INTEK DIVERSIFIED CORPORATION, a California corporation (the "Company"), ROAMER ONE HOLDINGS, INC. ("Roamer"), a Delaware corporation, SECURICOR COMMUNICATIONS LIMITED ("Securicor Communications"), a corporation organized under the laws of England and Wales, SECURICOR INTERNATIONAL LIMITED ("Securicor International" and, together with Securicor Communications, "Securicor"), a corporation organized under the laws of England and Wales, SIMMONDS CAPITAL LIMITED ("Simmonds"), a corporation organized under the laws of Ontario, Canada, MIDLAND INTERNATIONAL CORPORATION ("Midland"), a Delaware corporation, ANGLO YORK INDUSTRIES, INC. ("Anglo York"), a Delaware corporation, CHOI & CHOI, HK LIMITED ("Choi & Choi"), a limited liability company organized under the laws of Hong Kong, OCTAGON INVESTMENTS LIMITED ("Octagon"), a corporation organized under the laws of Guernsey, MURRAY SINCLAIR ("Sinclair") and such other holders of Registrable Securities (as defined herein) as may execute and deliver a counterpart of this Agreement to the Company.

                                    Recitals
                                    --------

A. On September 23, 1994, the Company entered into a Registration Rights Agreement (the "1994 Registration Rights Agreement") granting certain registration rights to Simmonds, Roamer, Anglo York and Howard Davis.

B. On June 18, 1996, the Company entered into a Stock Purchase Agreement with Securicor Communications (the "SECURICOR AGREEMENT"), pursuant to which the Company has agreed to acquire all of the stock (other than certain preferred stock) of Securicor Radiocoms Limited, a wholly-owned subsidiary of Securicor.

C. On September 19, 1996, the Company entered into an Amended and Restated Sale of Assets and Trademark Agreement (the "SIMMONDS AGREEMENT;" and collectively with the SECURICOR AGREEMENT, the "INVESTOR AGREEMENTS") with Simmonds and Midland, pursuant to which SIMMONDS AGREEMENT the Company acquired certain assets of Midland.

D. Pursuant to the terms of the SECURICOR AGREEMENT, upon consummation of the transactions contemplated in the SECURICOR AGREEMENT Securicor Communications is to acquire 25,000,000 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), increasing Securicor's holdings of Common Stock to _____________ shares (____% of the currently outstanding shares of Common Stock).

E. Pursuant to the terms of the SIMMONDS AGREEMENT, Midland acquired 150,000 shares of Common Stock as of September 19, 1996, and upon consummation of the transactions contemplated in the SECURICOR AGREEMENT, Midland is to acquire up to an additional 2,350,000 shares of the Common Stock, thereby increasing Midland and Simmonds's collective holdings (net of put and call options not exercised as of the date of this Agreement) of Common Stock to ______________ shares (_____% of the currently outstanding shares of Common Stock).

F. The termination of the 1994 Registration Rights Agreement, the grant of the registration rights and other shareholder rights contained herein and the execution and delivery of this Agreement by the parties hereto is a condition precedent to Securicor Communications' and Simmonds' and Midland's obligations under the INVESTOR AGREEMENTS.

                                   Agreements
                                   ----------

                  NOW THEREFORE, the parties to this Agreement hereby agree as follows:

1.       DEFINITIONS.

         For purposes of this Agreement, unless the context otherwise requires, the following terms have the meanings set forth below:

                  "COMMISSION" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

                  "COMMON STOCK" has the meaning provided in the recitals.

                  "DEMAND REGISTRATION" means a registration of Registrable Securities by the Company pursuant to a Demand Registration Request of a then Eligible Demand Holder pursuant to Section 2 of this Agreement

                  "DEMAND REGISTRATION REQUEST" means a written request by a then Eligible Demand Holder for the registration of Registrable Securities.

                  "ELIGIBLE DEMAND HOLDER" means (a) each of Securicor, Simmonds, Midland and Roamer, and (b) Anglo York to the extent that Anglo York holds, and only with respect to, Registrable Securities which are eligible to be registered by the Company under the Securities Act on a Form S-3 Registration Statement (as determined by agreement between the Company and the Holder of such Registrable Securities).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

                  "HOLDER" means, so long as such Person owns a beneficial interest in Common Stock, Roamer, Securicor, Simmonds, Anglo York, Choi & Choi, Octagon, Sinclair and such other holders of Registrable Securities who are parties hereto, and their respective successors and permitted assigns.

                  "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity (including any department or agency thereof).

                  "REGISTRATION EXPENSES" means, except as otherwise set forth in this Agreement, all expenses incident to the Company's performance of or compliance with its obligations to register Registrable Securities under this Agreement, including, without limitation, (a) all registration, filing and NASD fees, (b) all fees and expenses of complying with applicable United States federal and state securities laws, (c) all word processing, duplicating and printing expenses, (d) messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (f) if shares of Midland, Securicor or Roamer are being registered pursuant to a Demand Registration under this Agreement, the reasonable fees and disbursements of counsel retained by the Eligible Demand Holder initiating such registration, up to an aggregate maximum amount of $25,000 for such registration (it being understood that, if more than one of Midland, Securicor and Roamer is participating in any such registration, they shall all be entitled to use such counsel as shall have been selected by the Eligible Demand Holder initiating such registration and that such counsel shall be reasonably acceptable to the other Eligible Demand Holders desiring to have one counsel represent the Eligible Demand Holders), (g) premiums and other costs of policies of insurance against liabilities arising out of the public offering of Registrable Securities (if the Company elects to obtain any such insurance), and (h) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding fees, discounts and commissions of underwriters, selling brokers or dealers and transfer taxes, if any, related to the sale of a Holder's Registrable Securities pursuant to such registration.

                  "REGISTRABLE SECURITIES" means (a) any share of Common Stock now or hereafter held by a Holder, (b) any option or other right to acquire Common Stock, and (c) any securities issued or issuable with respect to Registrable Securities, whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be such when (i) such Registrable Securities have been disposed of in accordance with a registration statement which shall have become effective under the Securities Act, or (ii) such Registrable Securities shall have been sold in a manner complying with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) such Registrable Securities shall have been transferred, new certificates evidencing such Registrable Securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distributions of such Registrable Securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) such Registrable Securities shall have ceased to be issued and outstanding.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

2.       DEMAND REGISTRATION.

         a. DEMAND FOR REGISTRATION. Upon the receipt from a then Eligible Demand Holder of a Demand Registration Request for the registration of some or all of the Registrable Securities owned by such Eligible Demand Holder at the time of such Demand Registration Request, the Company shall, as soon as reasonably practicable, but in any event within 30 calendar days after receipt of a Demand Registration Request: (i) file a registration statement the form of which is, under the rules and regulations of the Commission, suitable for effecting a public offering in which the Eligible Demand Holders shall be entitled to offer for sale and to sell, pursuant to such registration statement and in the manner requested by such Eligible Demand Holder in the Demand Registration Request, the amount of Registrable Securities as specified in such Demand Registration Request; and (ii) use its best efforts to cause such registration statement to become effective within 90 days after the filing of the registration statement. The Company shall use its best efforts to cause such registration statement to remain effective for the lesser of 150 days after the date such registration statement is declared effective or the period required to effect such sale of Registrable Securities; PROVIDED, HOWEVER, that if all shares registered pursuant to such registration statement are to be sold in a firm commitment underwriting and the underwriter or underwriters determine, in its or their sole discretion, that a period greater than 150 days is necessary in order to consummate such offering, the Company shall use commercially reasonable efforts to cause such registration statement to remain in effect for the period requested by the underwriter or underwriters.

         b. NUMBER OF DEMAND REGISTRATIONS. Each of the Eligible Demand Holders shall be entitled to the number of demand registrations under this Section 2(a) as set forth below opposite their names, PROVIDED, that (i) the minimum number of Registrable Securities offered for registration pursuant to a Demand Registration shall be as set forth below opposite the name of the Holder demanding such registration, and (ii) the reasonably anticipated aggregate offering price of such Registrable Securities offered pursuant to such Demand Registration exceeds Three Million Dollars ($3,000,000):


                                     NO. OF DEMAND            MINIMUM SHARES
ELIGIBLE DEMAND HOLDER              REGISTRATIONS            To be Registered
----------------------              -------------            ----------------

Securicor                                   5                      2,500,000

Simmonds and Midland,                       3                      1,250,000
   collectively

Roamer                                      2                      1,250,000

Anglo York                                  1                      NO MINIMUM

; PROVIDED, HOWEVER, that the minimum number of shares to be registered by each Eligible Demand Holder shall be adjusted as appropriate to reflect any stock dividends, stock splits, combinations, exchanges, reorganizations, recapitalizations or reclassifications of the Registrable Securities or in connection with any merger, consolidation or other similar business combination transaction involving the Company. In the event that an Eligible Demand Holder delivering a Demand Registration Request determines for any reason (other than at the request or recommendation of the Company or the managing underwriters) not to proceed with a registration of Registrable Securities requested pursuant to this Section 2 at any time before the registration statement has been declared effective by the Commission and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and such Eligible Demand Holder reimburses the Company for the Registration Expenses incurred by it in connection therewith, then the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights. If the Eligible Demand Holder determines not to proceed with such a Demand Registration upon the request or recommendation of the Company or the managing underwriters, the Eligible Demand Holder shall not be required to reimburse the Company for its Registration Expenses and the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights.

         The Company shall not, without the prior written consent of Securicor, Midland, Simmonds and Roamer, effect any registration of its securities (other than on Form S-4 or Form S-8) from the date the Company receives a Demand Registration Request until the earlier of (a) 90 days after the date on which all securities covered by such Demand Registration Request have been sold or (b) 150 days after the effective date of the registration statement covering such Registrable Securities. If the Company does not effect a registration statement requested pursuant to a Demand Registration Request under this Section 2 for the reasons set forth in the immediately preceding sentence, the Eligible Demand Holders shall not be deemed to have exercised one of their Demand Registration rights.

         c. EXPENSES. Except as otherwise provided herein, the Company shall bear all Registration Expenses associated with any Demand Registration undertaken pursuant to a Demand Registration

Request initiated by Securicor, Midland or Roamer. The Company shall, in the aggregate on a one-time basis, bear only $25,000 in Registration Expenses incurred by Anglo York for registrations undertaken pursuant to this Section 2 which were initiated by a Demand Registration Request of Anglo York, with the balance as reasonably estimated by the Company, or adequate security therefor as determined in the sole discretion of the Company, to be provided or paid to the Company by Anglo York at the time the Company agrees to undertake a Demand Registration at its request. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees, discounts or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable Securities being sold by such Holder pursuant to such registration and, except as set forth in the definition of Registration Expenses, all fees and disbursements of counsel and accountants for such Holder.

         d. EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any Person, and the result of such interference is to prevent the Eligible Demand Holder(s) of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, or (iii) if the conditions to closing (other than those to be performed by the Eligible Demand Holder(s)) specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Eligible Demand Holder(s) of Registrable Securities that were to have been sold thereunder.

         e. PRIORITY IN REQUESTED REGISTRATIONS. If a Demand Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration for each Eligible Demand Holder exercising its right to demand registration pursuant to this Section 2 in an amount determined pursuant to the following formula: (x) the number of Registrable Securities which such Eligible Demand Holder's Demand Registration Request demands be included in such registration, divided by, (y) the aggregate number of Registrable Securities for which Demand Registration Requests are made with respect to the subject registration; and (ii) second, securities of the Company proposed by the Company to be sold for its own account.

If two or more Eligible Demand Holders made demand and pursuant to the foregoing managing underwriters opinion the aggregate number of Registrable Securities stated in such Eligible Demand Holders' Demand Requests exceeds the number of securities which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, then any such Eligible Demand Holders may withdraw its entire Demand Request without being deemed to have exercised a Demand and without being liable to the Company for any Registration Expenses. If this Section 2 is applicable in connection with any such registration, (i) no securities other than Registrable Securities or securities of the Company proposed by the Company to be sold for its own account shall be covered by such registration, (ii) the Company will not grant any registration rights inconsistent with the provisions of this Section 2, and
(iii) each Eligible Demand Holder selling Registrable Securities pursuant to such registration shall be deemed to have exercised a Demand Right.

         f. ELECTION OF UNDERWRITERS. In the case of any public offering pursuant to the exercise of a right for Demand Registration by an Eligible Demand Holder, the underwriter or underwriters for such offering shall be selected by the Company.

3.       INCIDENTAL REGISTRATION.

         a. PARTICIPATION IN INCIDENTAL REGISTRATIONS. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its equity securities, whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to the Holders as soon as practical, but in no event, less than 30 days prior to the filing of such registration statement with the Commission. Upon the written request of a Holder given to the Company within 15 days after the mailing of any such notice by the Company, the Company shall, subject to Section 5 hereof, cause all Registrable Securities which such Holder has requested to be registered to be included in such registration statement; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Holders and, upon the giving of such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but shall pay all Registration Expenses incurred by Holders of Registrable Securities in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration under Section 2, except as contemplated by
Section 4. A Holder's participation in any such incidental registration shall not require that it pay any portion of the Registration Expenses incurred by the Company, except transfer taxes, and any fees, discounts and commissions of underwriters, selling brokers or dealers applicable to shares sold by such Holder.

         b. PRIORITY IN INCIDENTAL REGISTRATIONS. If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders (if any Registrable Securities held by the Holders have been requested to be included in such underwritten offering) by letter of its belief that the distribution of all or a specified number of the Registrable Securities requested to be included concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the appropriate number of the Registrable Securities requested to be included which may be distributed without such effect), then the Company may, upon written notice to all the Holders, reduce (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of the Registrable Securities requested to be included so that the resultant aggregate number of the Registrable Securities requested to be included that will be included in such registration shall be equal to the maximum number of shares stated by such managing underwriter letter as would not so interfere; PROVIDED, HOWEVER, that the priority in such registration shall be as follows, (i) first, securities offered for the account of the Company or, if such registration is for a security holder exercising a Demand Registration, then securities offered for the account of such security holder, and (ii) second, the Registrable Securities of each Holder pro rata in proportion to their share of the then outstanding Registrable Securities; PROVIDED, that Registrable Securities of Securicor or any of its Affiliates shall not be included in the first such registration by the Company after the date of this Agreement unless, and only to the extent that, the aggregate number of Registrable Securities being offered for the account of the Company, Simmonds, Midland and Roamer, collectively, do not equal the maximum number of shares stated by such managing underwriter letter; and PROVIDED, FURTHER, that during the two-year period following the date hereof Securicor and its Affiliates shall not, collectively or individually, be entitled, in any particular registration, to offer for registration pursuant to the foregoing clause (ii) more than 25% of the number of shares stated in such managing underwriter's letter. Notwithstanding anything in this Section 3.b. to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of securities by the Company, which is a result of a (1) merger, (2) consolidation,
(3) acquisition, (4) exchange offer, (5) recapitalization, (6) other reorganization, (7) dividend reinvestment plan, (8) stock option plan or other employee benefit plan, or (9) any similar transaction having the same effect.

4. LIMITATIONS. Notwithstanding the provisions of Sections 2, and 3 hereof:

         a. the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable and good faith judgment of a majority of the Directors on the Board of Directors of the Company such preparation or filing would impede, delay or interfere in any material fashion with any bona fide material financing or bona fide material business transaction by the Company at time of receipt of the request for such registration or with the ability of the Company to conduct its affairs or would have a material adverse effect on the business, properties or financial condition of the Company; PROVIDED, HOWEVER, that the Company shall use its best efforts to cause any such registration statement to become effective within 150 days of receipt of the request therefor and shall only be entitled to utilize this clause once in any 12 month period;

         b. if, prior to receiving a request for registration, the Company is working on an underwritten public offering of Common Stock (a "Company Initiated Public Offering") and is advised by the managing underwriter(s) in writing that such offering would in its or their opinion be adversely affected by such filing, then the Company shall have the right, upon notice to the Holder requesting registration within 14 days after receipt of such request, to delay or suspend the filing of the registration statement requested by such Holder; PROVIDED that the Company shall use its best efforts to cause any such registration statement requested by the Holders to become effective within 180 days (or, if required by the underwriters for the Company Initiated Public Offering, within 270 days) after the date on which all securities covered by the Company Initiated Public Offering have been sold, and that the Company shall use its best efforts to include any Registrable Securities that are the subject of a notice delivered by Holders under Section 3 in the registration statement for such Company Initiated Public Offering; and

         c. the Company shall not be required to prepare or file a registration statement with respect to any Demand Request under Section 2 if the reasonably anticipated aggregate offering price of such Registrable Securities does not exceed Three Million Dollars ($3,000,000) or if the Holders making the Demand Registration Requests would be able to sell all the Registrable Securities they have requested to sell pursuant to Rule 144 under the Securities Act.

5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 2 or 3 to effect the registration of any Registrable Securities under the Securities Act, the Company will:

         a. prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective as provided herein;

         b. prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by such registration statement have been sold and (ii) 150 days after the effective date of such registration statement;

         c. use its best efforts to register or qualify the Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions as the Holders may reasonably request (such reasonableness being determined on the basis of factors such as the cost to the Company) and do any and all other acts and things which may be reasonably necessary or desirable to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 5, be obligated to be so qualified;

         d. furnish to the Holders and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

         e. prepare and file with the Commission, promptly upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holders;

         f. prepare and promptly file with the Commission, and promptly notify the Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading;

         g. notify each seller of any Registrable Securities covered by such registration statement and the managing underwriter (as such term is defined in Rule 12b-2 under the Exchange Act), if any, promptly and, if requested by any such person, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (iii) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such order at the earliest possible moment),
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such suspension at the earliest possible moment),
(v) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to such seller and managing underwriter a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (vi) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each Holder shall be deemed to have agreed by acquisition of Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (v) of this Section 5(g), such Holder shall forthwith discontinue such Holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (v) of this Section 5(g), and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such Holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 150-day period mentioned in

Section 5.b(ii) shall be extended by the number of days from and including the date such notice is provided, to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received copies of the corrected prospectus contemplated by clause (v) of this
Section 5(g), plus an additional seven days;

         h. at least three days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Holders and refrain from filing any such amendment or supplement to which the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         i. at the request of the Holders, obtain an opinion from counsel to the Company, and a "cold comfort" letter from an independent certified public accounting firm of national recognition and standing who have certified the Company's financial statements included in the registration statement or any amendment thereto, in each case in form and substance satisfactory to the majority in interest of the Holders participating in the registration ("Majority Holders"), and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Majority Holders shall reasonably request.

6. EXPENSES. Except as otherwise provided herein, the Company shall bear all reasonable Registration Expenses. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees, discounts or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable Securities being sold by such Holder pursuant to such registration, as well as any fees of counsel to such Holder that are not specifically designated as Registration Expenses in
Section 1 hereof and any fees and disbursements of any accountants retained by such Holder.

7. INDEMNIFICATION.

         a. BY THE COMPANY. The Company shall indemnify and hold harmless each Holder, its officers, directors and employees, and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability or claims, to which such Holder, or any officer, director or employee of such Holder, or any such underwriter or controlling person becomes subject under the Securities Act or otherwise, and subject to the provisions of Section 7(c) hereof to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided herein), insofar as such losses, damages, liabilities, claims, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon
(i) an untrue statement or alleged untrue statement or omission or alleged omission (other than a statement or omission about the Company) made in conformity with information furnished by the Holder seeking indemnification in writing specifically for use in the preparation of a registration statement or
(ii) a Holder's failure to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto.

         b. BY HOLDERS OF REGISTRABLE SECURITIES. Each Holder of Registrable Securities included in a registration pursuant to this Agreement shall indemnify and hold harmless the Company, its officers, directors and agents, each other Holder, any underwriter and each person, if any, who controls the Company, such other Holder or such underwriter, from and against any and all loss, damage, liability or claim, to which the Company or its officers, directors or agents, or such other Holder or any controlling person and/or any underwriter becomes subject under the Securities Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such indemnifying Holder specifically for use in the preparation of such registration statement, PROVIDED THAT the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder from the sale of such Holder's Registrable Securities as contemplated hereunder.

         c. NOTICE. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (ii) or (iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

         d. CONTRIBUTION. If the indemnification from the indemnifying party as provided in this Section 7 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation other than as described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If, however, indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in this Section 7 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

8. HOLDER TO PROVIDE INFORMATION. In the event a Holder requests a registration of Registrable Securities, such Holder shall provide all such information and materials and shall take all such actions as may be reasonably and customarily required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require a Holder to furnish the Company with such information regarding such Holder and the distribution of its securities as is customarily required in such registrations as the Company may from time to time reasonably request in writing and as shall be required by law or the Commission.

9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

         a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities
Act;

         b. Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         c. So long as a Holder owns any Registrable Securities, furnish to a Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10. GRANTING OF REGISTRATION RIGHTS. The Company shall not, without the prior written consent of Holders holding at least 65% of the Registrable Securities then held by all the Holders, grant to any Person registration rights of any kind or nature with respect to Registrable Securities or other capital shares or the Company if such rights would have priority over the rights granted to the Holders pursuant to this Agreement, whether in terms of the number of shares which holders may include in any registration, the timing of any registration of shares, the rights of holders to demand registration of shares held by them at the time requested by them, or in any other material respect.

11. REMEDIES. The Company recognizes and agrees that if the Company fails to comply with its obligations under this Agreement, the Holders may not have an adequate remedy at law. Such failure will cause the Holders irreparable harm for which there may be no adequate remedy at law, and the Company hereby consents to the issuance of an injunction in favor of the Holders by any court of competent jurisdiction. The right of such Holders to obtain an injunction hereunder shall not be considered a waiver of any right on the part of the Holders to recover damages and to assert any other claims for remedies which the Holders may have at law or in equity. The Company agrees to bear any expenses incurred by the Holders, including reasonable attorneys fees, in enforcing their rights under this Agreement except in cases in which it is determined that the Company was not in breach of its obligation to provide such rights.

12.  MISCELLANEOUS.

         a. WAIVERS AND AMENDMENTS. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Company and Holders holding at least 65% of the Registrable Securities then held by all the Holders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; PROVIDED, HOWEVER, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

     b. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

     c. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     d. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given if personally delivered or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

                If to the Company: INTEK DIVERSIFIED CORPORATION
                                   970 West 190th Street, Suite 720
                                   Torrence, California 90502
                                   Attn: President

                with a copy to:   Kohrman, Jackson & Krantz P.L.L.
                                  One Cleveland Center, 20th Floor
                                  Cleveland, Ohio 44114
                                  Attn:  Steven L. Wasserman, Esq.

                If to a Holder:   To the Person and Address
                                  specified on the signature page for such Holder.

Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

     e. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     f. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. A Holder that transfers not less than 100% of the Registrable Securities it then holds to an entity in a transaction that is not registered under the Securities Act shall be entitled to assign its rights to demand registration hereunder to such entity, which entity shall become a "Holder" for purposes of this Agreement PROVIDED THAT the assignee thereof assumes and agrees to perform all the obligations of a Holder under this Agreement. A permitted assignee who acquires from a Holder such number of Registrable Securities as shall be equal to or greater than 10% of such Holder's holdings of Registrable Securities as of the date of this Agreement shall be entitled to exercise incidental registration rights pursuant to the terms and provisions of Section 3 of this Agreement, PROVIDED THAT such permitted assignee assumes and agrees to perform all of the obligations of a Holder under this Agreement.

     g. THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

     h. TERMINATION OF PRIOR AGREEMENT. This Registration Rights Agreement supersedes and replaces that certain Registration Rights Agreement entered into between the Company, Roamer, Simmonds, Anglo York and Howard Davis as of September 23, 1994.

                  [Remainder of Page Intentionally Left Blank.]

                       [Signatures commence on next page.]

                IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION


By:
   --------------------------------
Name:
Title:

SECURICOR COMMUNICATIONS LIMITED     SECURICOR INTERNATIONAL LIMITED


By:                                  By:
   --------------------------------     --------------------------------------
Name:                                Name:
Title:                               Title:

Address:__________________________ Address:_________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

With copies to:                                    With copies to:
        __________________________         _________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________






SIMMONDS CAPITAL LIMITED             MIDLAND INTERNATIONAL CORPORATION



By:                                  By:
   --------------------------------     --------------------------------------
Name:                                Name:
Title:                               Title:

Address:__________________________ Address:_________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

With copies to:                                    With copies to:
        __________________________         _________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

CHOI & CHOI, HK LIMITED              OCTAGON INVESTMENTS LIMITED



By:                                  By:
   --------------------------------     --------------------------------------
Name:                                Name:
Title:                               Title:

Address:__________________________ Address:_________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

With copies to:                                    With copies to:
        __________________________         _________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________



ROAMER ONE HOLDINGS, INC.            ANGLO YORK INDUSTRIES, INC.


By:                                  By:
   --------------------------------     --------------------------------------
Name:                                Name:
Title:                               Title:

Address:__________________________ Address:_________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

With copies to:                                    With copies to:
        __________________________         _________________________
        __________________________         _________________________
        __________________________         _________________________
Tel:    __________________________ Tel:    _________________________
Fax:    __________________________ Fax:    _________________________

MURRAY SINCLAIR

Address:__________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

With copies to:
        __________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

                          REGISTRATION RIGHTS AGREEMENT

                           SHAREHOLDER SIGNATURE PAGE

                IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

(If a corporation)                _________________________________


                                  By:________________________________
                                  Name:
                                  Title:



(If an Individual)                ___________________________________
                                  Name:



                                  Address:  __________________________
                                            __________________________
                                            __________________________
                                  Telephone:__________________________
                                  Facsimile:__________________________

                             With copies to:__________________________
                                            __________________________
                                            __________________________
                                            __________________________
                                  Telephone:__________________________
                                  Facsimile:__________________________

                                                                       EXHIBIT F
                                                                       ---------

                                LICENSE AGREEMENT
                                -----------------

                  This License Agreement (this "Agreement") is entered into as of September 19, 1996 by and between Midland USA, Inc. a Delaware corporation ("Midland USA") and wholly owned subsidiary of INTEK Diversified Corporation, a Delaware corporation ("Intek"), and Midland International Corporation, a Delaware corporation ("Midland") and wholly owned indirect subsidiary of Simmonds Capital Limited, an Ontario corporation ("Simmonds").

                                    RECITALS
                                    --------

                  In connection with related transactions, Midland is assigning ownership of the Trademark (as defined in Section 1.(h) of this Agreement) to Midland USA and Midland USA is granting back to Midland a long term exclusive license to use the Trademark on Licensed Products (as defined in Section 1.(d), subject to other preexisting license rights licensed to Midland Consumer International, Ltd., a British Virgin Islands corporation (See Attachment A), to American Digital Communication (See Attachment), and to LETT Electronic's Inc. (See Attachment C) (collectively, the "Grandfathered Licensees").

                                A G R E E M E N T
                                -----------------

                  NOW, THEREFORE, in consideration of the mutual covenants and the provisions hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

                  (a) "Affiliate" shall mean, with respect to any Person, any other Person or entity that controls such Person, or any Person controlled by it or under common control with it.

                  (b) "Asset and Trademark Agreement" shall mean the Amended and Restated Sale of Assets and Trademark Agreement entered into as of the date hereof by and among Intek, Midland and Simmonds.

                  (c) "Consumer Products" shall mean all consumer wireless products and consumer electronic products consisting of consumer communications equipment, consumer automotive equipment, consumer marine equipment, consumer amateur radio products and consumer audio products and/or video home entertainment equipment, which are being sold at any time in department stores and/or electronic specialty stores, including, but not limited to, citizen band radios, GMRS radios, marine radios, scanners, intercoms, radio recorders, car radios, itinerant radios, consumer GPS marine products, satellite receivers, video cassette recorders, video cameras, stereophonic and high fidelity components and/or systems, compact disc players, laser disc players, cordless telephones, consumer paging products, telephones with video, and other telephones and antennas and other accessories for the foregoing. "Consumer Products" specifically does not include cellular telephones, personal communications systems (PCS) telephones, commercial and two-way paging products, commercial wireless satellite antennas, LMR antenna products, all other electronic or communications equipment for use in the professional and commercial market and antennas and other accessories for the foregoing.

          (d) "Licensed Products" shall mean (i) Consumer Products, (ii) Midland model products No. 70-1336, 70-1526, 70-9020 and 70-9405, (iii) any subsequent upgrades, enhancements, modifications or improvements of the products described in subsections (i) and (ii) above, and (iv) any other products that are not LMR Products.

          (e) "LMR Products" shall mean any existing and future land mobile radio products for use in the professional and commercial markets.

          (f) "Person" shall mean an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

          (g) "Territory" shall mean the United States of America, including all of its territories and possessions.

          (h) "Trademark" shall mean the United States trademarks set forth in the trademark registrations listed in EXHIBIT A and the trade name "Midland" in the Territory and similar variations thereof, all United States registrations, applications and renewals thereof now existing or hereinafter obtained by Midland USA, all federal, state and common law rights therein within the Territory and all logos used in connection therewith, whether or not registered.

          (i) "Trademark Product" shall mean any Licensed Product bearing a Trademark licensed under this agreement.

     2. GRANT OF LICENSE. Subject to and in consideration of the terms and condition of this Agreement and the trademark assignment, Midland USA grants to Midland (i) a paid-up perpetual exclusive license to use the Trademark in the Territory and to sublicense its use to others, in connection with the promotion, manufacture, sale, servicing and/or distribution of Licensed Products.

     Midland agrees that, without the prior written consent of Midland USA, (i) neither Midland nor any of Midland's Affiliates or sublicensees will store, sell, manufacture, distribute or otherwise transfer or permit to store, sell, manufacture, distribute or transfer LMR Products using the Trademark to end-users in the Territory (and will take reasonable precautions to prevent its distributees or agents from selling, distributing or transferring LMR Products bearing the Trademarks to end users in the Territory). The parties acknowledge that certain limited marketing and promotional activities may be conducted by Midland or its sublicensees from outside the Territory which crosses-over into the Territory and, also, that certain limited marketing and promotional activities may occur by Midland USA or its sublicensees from within the Territory which crosses-over into areas outside the Territory. The parties shall not target the cross border market, shall minimize such marketing and promotional activities that occur across the Territory's border, and agree that such minimal activity shall not give rise to a breach of contract, trademark infringement, or other claim.

         3. PROTECTION OF TRADEMARK. Midland shall provide reasonable cooperation with Midland USA to protect the Trademark and shall refrain from any and all acts of commission or omission that may in any way endanger Midland USA's property rights or affect the validity of or impair Midland USA's rights with respect to the Trademark. In furtherance of such purposes, Midland shall:

                  (a) Use the Trademark only in the manner reasonably approved by Midland USA and follow Midland USA's reasonable instructions in connection therewith;

                  (b) Exercise such rights, if any, as Midland may have, including any rights of inspection, under the agreements between Midland and the Grandfathered Licensees to regulate and approve all uses of the Trademark by such Grandfathered Licensees on the Licensed Products or in any promotional materials. Midland's exercise of such rights of approval shall be subject to Midland USA's rights under this Agreement (including this Section 3, Section 5 and Section 7) to regulate and approve Midland's use of the Trademark and shall otherwise be governed by the standards of usage of the Trademark set forth in this Agreement.

                  (c) Affix appropriate notations, when legally required, as to the ownership and registration of the Trademark on Licensed Products and/or the promotional and advertising materials;

                  (d) With the exception of trademarks or trade names listed on EXHIBIT B which are currently owned or used by Midland and which use is hereby approved, refrain from using any name, mark, device, symbol, insignia, designation, labeling or packaging linked with the Trademark or to form a composite mark with the Trademark without the prior written approval of Midland USA, which approval shall not be unreasonably withheld. In the event Midland adopts a mark which is approved by Midland USA and is used in a manner that is linked with the Trademark (but does not form a composite mark), Midland may, with Midland USA's prior written consent, which consent shall not be unreasonably withheld, apply to register any such linked trademark (exclusive of the Trademark), in Midland's name and use such linked trademark subject to the terms and conditions of this Agreement;

and, further, provided that Midland pays the full costs for any applications, registrations and maintenance in connection therewith. In the event Midland adopts a mark which is approved by Midland USA and is used in a manner that forms a composite mark with the Trademark, all rights, title and interest in such composite mark shall be owned by Midland USA and shall accrue to the sole benefit of Midland USA; and

                  (e) Comply with all applicable laws and regulations, including, but not limited to, customs laws and regulations, in connection with the manufacture, promotion, sale, servicing, distribution and importation of Trademark Products.

         4. APPROVAL OR CONSENT. Unless otherwise expressly set forth herein, all requests for approval or consent required to be given hereunder shall be responded to within thirty (30) days of the receipt of such request. Any request not responded to within such period of time shall be deemed automatically approved or consented to, as the case may be.

         5. PROMOTIONAL AND ADVERTISING MATERIALS. In recognition of the value of the Trademark to Midland USA and the loss and damage that Midland USA would incur from any improper or inappropriate use of the Trademark, Midland shall:

                  (a) Submit to Midland USA within one month after publication one copy of any promotional and advertising materials that use the Trademark or that refer to Midland USA or its Affiliates, except that Midland need not submit to Midland USA promotional and advertising materials that use the Trademark or which refer to Midland USA or its Affiliates in a manner substantially similar to promotional and advertising materials previously used by Midland or previously submitted and approved by Midland USA;

                  (b) Utilize its best efforts so that the Trademark is not used in any manner that is reasonably likely to be considered offensive or to tarnish the Trademark;

                  (c) Affix appropriate notations, when legally required, on any promotional or advertising materials that in any way relate or refer to the Trademark Products so as to confirm Midland USA's ownership and registration of the Trademark; and

                  (d) Take such other and additional reasonable actions, as Midland USA may from time to time reasonably request in order to protect the Trademark and the value to the Trademark to Midland USA.

For purposes of this Section 5, "promotional and advertising materials" shall include, without limitation, catalogues, labeling and packaging materials, sales literature and similar items.

         6. CONDITIONS TO APPEARANCE OF TRADEMARK. Prior to any new application to Licensed Products of the Trademark, Midland shall provide Midland USA with an identification or sample of such product for review and approval. Midland will display the Trademark only in such form and manner as shall be specifically approved by Midland USA, which approval shall not be unreasonably withheld.

         7. NOTICE OF INFRINGEMENT. Midland shall, promptly after Midland gains actual knowledge thereof, notify Midland USA of any infringement, suspected or threatened, of Midland USA's (or Midland's license) rights in respect of the Trademark, or of any third party allegation or claim that the Trademark is liable to cause deception or confusion to the public or is liable to dilute or infringe any right.

         8. PROTECTION OF TRADEMARK RIGHTS. Midland U.S.A. shall promptly determine the most appropriate course of action in the Territory against any third party to protect the Trademark, to prevent infringement, suspected or threatened, of Midland USA's rights, Midland's license rights or Midland's sublicensee's rights in respect of the Trademark, and to defend any claim that the Trademark is liable to cause deception or confusion to the public or is liable to dilute or infringe any right. Midland U.S.A. shall commence such course of action within thirty (30) days of discovery of the infringement or the claim and prosecute it diligently. Midland U.S.A. shall act in its own name and/or, unless Midland decides to join with Midland's course of action, in Midland's name, as may be appropriate. Midland shall have the option of joining with Midland U.S.A. in the conduct of any legal action commenced, prosecuted or defended by Midland U.S.A. at any time and, if Midland U.S.A. fails to commence, prosecute and defend any such legal action within sixty (60) days of discovery of the infringement, to commence, prosecute or defend any action in its own name or, with Midland U.S.A.'s approval, which shall not be unreasonably withheld, in the name of Midland U.S.A. Except as set forth in paragraph 10, nothing contained herein shall, however, be deemed to require Midland USA or any of its Affiliates to commence and pursue any such cause of action against any person, nor to prevent Midland USA or any of its Affiliates from commencing and pursuing such course of action. If Midland decides to join with Midland U.S.A. in the conduct of any such legal action, Midland USA and Midland shall each assume their own expenses in connection with any such course of action and any recoveries shall be divided between Midland USA and Midland in proportion to their respective reasonable expenses in connection therewith.

         9. OTHER ACTIONS. Midland shall cooperate with Midland USA in any reasonable manner requested by Midland USA in order to protect the Trademark and shall, among other things, execute such documents and take such actions as may be reasonably required by Midland USA in connection with the protection of the Trademark and the registrations thereof, including, without limitation, cooperating with Midland USA in executing and filing necessary or desirable agreements for registration as a user of the Trademark and in applying to register and renew registrations of the Trademark in the U.S. Midland USA shall keep all registrations for the Trademark that are licensed hereunder valid and shall not allow such registrations to lapse in a manner that would materially impair Midland's rights under this license.

         10.      QUALITY CONTROL STANDARDS AND INSPECTIONS.

                  (a) The quality of the Trademark Products promoted, sold or distributed by Midland shall be at any time at least of a standard similar to that of Licensed Products sold or distributed by Midland prior to the date hereof. Midland shall utilize and abide by standards and specifications commensurate with such quality when servicing or repairing any Trademark Product. Midland USA shall have the right, through its employees or other designated representatives, to enter Midland's premises or any place where the Trademark Products are manufactured or stored, at any reasonable time, during normal business hours and upon thirty (30) days prior written notice, to inspect, examine and test any Trademark Product and review the applicable quality standards and specifications, manufacturing procedures and product complaints and remove, for examination and testing, a reasonable quantity of samples of such Trademark Products selected by Midland USA or its designee from Midland's line or inventory. Midland USA's right of inspection shall be exercised no more frequently than once per year, except at such times that Midland is on notice pursuant to section 9(b) and has not yet cured the deficiency, in which case the right of inspection shall not be limited in number for as long as the deficiency remains uncured, shall be limited to matters related to the deficiency, and may be conducted on twenty-four hours notice. All inspections shall be conducted so as to minimize any disruption to the business. Midland USA will maintain in confidence any proprietary or confidential information to which it is given access in the course of such inspections and shall use such information only for purposes of the quality control provisions of this agreement.

                  (b) In the event that any Trademark Products are reasonably found by Midland USA or its designee not to satisfy the standards set forth in this Section 10, Midland USA shall so notify Midland in writing and shall specify the deficiencies in quality. Upon such notification, Midland shall promptly institute reasonable actions necessary to remedy the deficiencies and give written notice of such actions to Midland USA so that the standards set forth in this Section 10 are promptly met to the reasonable satisfaction of Midland USA.

         11.      INDEMNIFICATION OF MIDLAND USA.

                  (a) Notwithstanding any provision in this Agreement to the contrary, Midland shall indemnify, defend and hold Midland USA harmless from and against any and all liabilities, damages, losses, claims, reasonable costs and expenses (including reasonable attorneys' fees and investigation costs), actually incurred by Midland USA and net of any tax benefits to the indemnified party, arising out of or resulting from: (i) any use of the Trademark by Midland or any of its Affiliates or sublicensees other than as expressly permitted hereunder or licenses granted to the Grandfathered Licensees, or (ii) notwithstanding (i) above, the manufacture, promotion, distribution, sale, servicing, resale or use of, and any warranty issued or contractual obligation undertaken in connection with, any Trademark Products after the date hereof by either Midland, the Grandfathered Licensees, or any Person who manufactures, promotes, sells or distributes Trademark Products in the U.S. as a sublicensee of Midland. If Midland USA desires to make a claim against Midland under this Section 11.(a) which involves a claim by a person other than the parties, Midland USA shall make such claim in the manner and subject to the terms and conditions set forth in Section 11.3(a) through and including Section 11.3(f) of the Sale of Assets Agreement.

                  (b) Notwithstanding any provision in this Agreement to the contrary, Midland USA shall indemnify, defend and hold Midland harmless from and against any and all liabilities, damages, losses, claims, reasonable costs and expenses (including reasonable attorneys' fees and investigation costs), actually incurred by Midland and net of any tax benefits to the indemnified party, arising out of or resulting from: (i) any use of the Trademark by Midland USA or a Midland USA licensee other than Midland or its subsidiaries (including the Grandfathered Licensees) outside the Territory; or (ii) any use of the Trademark by Midland USA or a Midland USA licensee on Licensed Products. If Midland desires to make a claim against Midland USA under this Section which involves a claim by a person other than the parties, Midland shall make such claim in the manner and subject to the terms and conditions set forth in Section 11.3(a) through and including Section 11.3(f) of the Sale of Assets Agreement.

         12. ACTIONS OF GRANDFATHERED LICENSEES. The parties hereto acknowledge that pursuant to the terms and conditions of the agreements granting, directly or indirectly, the Grandfathered Licensees a right to use the Trademarks in whole or in part in the Territory, the Grandfathered Licensees have obligations as licensees which may differ from those required of Midland and its other sublicensees hereunder. Midland and Midland U.S.A. hereby agree that such Grandfathered Licenses shall be considered sublicensees of Midland and that, notwithstanding anything to the contrary contained herein, the actions of commission or omission of a Grandfathered Licensee shall not be a breach of this Agreement by Midland unless such act of commission or omission would constitute a breach of the agreement between Midland and such Grandfathered Licensee.

         13. BREACH OR DEFAULT. Midland USA will have the right to terminate this Agreement if:

                  (a) Midland breaches any material term or condition of this Agreement and (i) fails to take reasonable action to remedy such breach within sixty (60) calendar days after receipt from Midland USA of notice of such breach, or (ii) has already received three notices of breach from Midland USA for breaches of any material term or condition in the 365 day period immediately preceding such breach; or

                  (b) the Trademark is not used by Midland, its assigns, or its sublicensees for a period of eighteen (18) consecutive months.

Midland USA's knowledge of a breach shall not prevent Midland USA from exercising any right under this Section 13 at any time. Upon termination, no payment shall be due by Midland USA, Midland shall immediately cease to promote, sell and distribute the Trademark Products in the Territory or to use the Trademark or any confusingly similar trademark or name in the Territory, provided, however, that Midland shall have a period of three (3) months from the date of such termination to use up its supplies of promotional and advertising materials and Trademark Products on which the Trademark had been applied prior to the date of such termination, unless Midland USA decides at its sole option, to purchase all of Midland's Trademark Products at a value equal to Midland's out-of-pocket costs incurred for such Trademark Products, and provided, further, that such use of the Trademark Products shall otherwise be in accordance with the terms and conditions of this Agreement.

         14. BANKRUPTCY. Subject to Midland's rights to assigns this License to SCL, Inc. or an Affiliate of Simmonds Capital Limited, if a petition in bankruptcy is filed by or against the then holder of this License (a "License Holder"), whether as a permitted assignee of Midland or otherwise, or if such License Holder becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if such License Holder discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of such occurrence, the license hereby granted shall, at Midland USA's option, terminate forthwith. In the event this License is so terminated, such License Holder, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, exploit, or in any way deal with or in any Licensed Product.

         15. ASSIGNMENT AND SUBLICENSE.

                  (a) This Agreement may not be assigned or transferred by Midland (by reason of a corporate merger, insolvency proceedings or otherwise) without the prior written consent of

Midland USA, except that this Agreement shall be freely assignable by Midland or its assigns to SCL, Inc. or Simmonds Capital Limited without the consent of Midland USA, provided, and so long as SCL, Inc. of Simmonds Capital Limited, as the case may be, agrees to be bound by all terms and provisions of this Agreement. Midland shall promptly notify Midland USA of such transfer.

                  (b) Midland shall have the power to appoint one or several distributor(s) or sublicensee(s) to promote, manufacture, sell, service or distribute the Trademark Products solely in the Territory, provided that such distributor(s) or sublicensee(s) agrees to abide and be bound by all terms and provisions of this Agreement and provided, further, that any breach or failure to remedy a breach of any such distributor or sublicensee shall be deemed a breach or failure to remedy a breach by Midland. Any attempted sublicense or assignment not permitted hereunder shall be null and void.

                  (c) Midland USA may assign and license or otherwise transfer the Trademark to any Person without the consent of Midland, provided that such Person agrees to abide and be bound by all terms and provisions of this Agreement. Midland USA shall promptly notify Midland of any such transfer.

                  (d) Subject to the terms of this Section 15, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto. No assignment of this Agreement, nor any sale, assignment or transfer pursuant to this Section 15, shall release the assignor from any of its duties, obligations or liabilities under this Agreement unless the other party shall consent to such release in writing.

                  (e) RESERVATION OF RIGHTS. No rights or licenses, express or implied, other than those granted in Section 2 and Section 15, are granted by this Agreement to Midland under any intellectual property owned or controlled by Midland USA.

         16.  OWNERSHIP OF TRADEMARK.

                  (a) Because Midland USA is the owner of the Trademark, any and all rights, title or interest in, to or under the Trademark or any composite mark formed with the Trademark which may accrue to the benefit of, or be acquired by, Midland in the Territory as a result of its exercise of the rights and license granted pursuant hereto will be assigned to and inure to the sole benefit of Midland USA.

                  (b) Midland will not assert any claim of ownership of, or any claim to the Trademark or any goodwill associated with the Trademark or any future trademark or composite mark formed with the Trademark or good will developed by Midland USA by reason of Midland's licensed use thereof or otherwise. Midland further agrees not to register in the Territory any name or trademark confusingly similar to the Trademark. Midland shall at all times during and after the term of this Agreement recognize the validity of the Trademark and the ownership thereof by Midland USA, and shall not at any time challenge, either directly or indirectly, the validity of the Trademark, whether in or outside the Territory and in or without connection with LMR Products.

         17. SPECIFIC PERFORMANCE. Midland and Midland USA acknowledge and agree that any breach by the other party of the foregoing provisions may cause the injured party irreparable injury for which there is no adequate remedy of law. Therefore, Midland and Midland USA expressly agree that Midland USA or Midland shall be entitled, as the case may be, in addition to any remedy available at law, to injunctive or other equitable relief to require specific performance or prevent a breach of the foregoing provisions.

         18. SEVERABILITY. If any term, covenant, condition or provision of this Agreement, or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to a Person or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         19. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                       [Signatures commence on next page.]

  {Signature page for License Agreement entered into as of September 19, 1996}

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                     MIDLAND USA, INC.



                                     By: /s/ David Neibert
                                        ---------------------------------
                                     Name:   David Neibert
                                     Title:  President

                                     MIDLAND INTERNATIONAL CORPORATION



                                     By:   /s/ David O'Kell
                                        ---------------------------------
                                     Name:  David O'Kell
                                     Title: Secretary

                                                                       EXHIBIT G
                                                                       ---------


                  ASSIGNMENT OF UNITED STATES TRADEMARK RIGHTS
                  --------------------------------------------


                  WHEREAS, Midland International Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("Assignor"), is the sole and exclusive owner of the United States trademarks identified in the registrations listed on Exhibit A attached hereto; and

                  WHEREAS, Midland USA, a corporation duly organized and existing under the laws of the State of Delaware ("Assignee"), wishes to acquire all of Assignor's right, title, and interest to the United States trademarks identified in the registrations listed on Exhibit A and the marks covered thereby;

                  NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, convey, assign, transfer and deliver as sole legal and beneficial owner to Assignee, for its use and the use of its successors, assigns and legal representatives, all of Assignor's right, title and interest in and to the United States trademarks and registrations listed in Exhibit A attached hereto and made a part hereof, together with any and all additions, divisions and/or extensions thereof, and including all common law rights and the goodwill of the business associated therewith, for the full term or terms of all such rights, together with the right to sue and recover all claims for damages for the past infringement thereof, for its own use and for the use of its successors, assigns and legal representatives.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this ASSIGNMENT OF UNITED STATES TRADEMARK RIGHTS to be executed on its behalf as of the 20th day of September, 1996.

                                     MIDLAND INTERNATIONAL CORPORATION
                                     (Assignor)

                                     /s/ David O'Kell
                                     ------------------------------------
                                     NAME:  David O'Kell
                                     TITLE: Secretary


                                     MIDLAND USA, INC.
                                     (Assignee)

                                     /s/ David Neibert
                                     ------------------------------------
                                     NAME:  David Neibert
                                     TITLE: President

                                    EXHIBIT A
                                    ---------

                            UNITED STATES TRADEMARKS
                            ------------------------


TRADEMARK             REGISTRATION NO.                   REGISTERED
---------             ----------------                   ----------

Midland               927193                    January 18, 1972,
                                                renewed January 18, 1992

Midland               895483                    July 28, 1970,
                                                renewed November 8, 1990